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                           SECOND AMENDED AND RESTATED

                          SALE AND SERVICING AGREEMENT

                           Dated as of January 1, 2000

                                      among

                     FFCA FRANCHISE LOAN OWNER TRUST 1998-1
                                    (Issuer)

                         FFCA LOAN WAREHOUSE CORPORATION

                                   (Depositor)

                          FFCA ACQUISITION CORPORATION

                                (Loan Originator)

                    FRANCHISE FINANCE CORPORATION OF AMERICA

                                   (Servicer)

                                       and

                     LASALLE BANK NATIONAL ASSOCIATION f/k/a

                              LASALLE NATIONAL BANK

                               (Indenture Trustee)

                     FFCA FRANCHISE LOAN OWNER TRUST 1998-1
                 FRANCHISE LOAN BACKED NOTES ISSUABLE IN SERIES

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions..................................................   1
Section 1.02   Other Definitional Provisions................................  35

                                   ARTICLE II

                 CONVEYANCE OF THE TRUST ESTATE; ADDITIONAL NOTE
                               PRINCIPAL BALANCES

Section 2.01   Conveyance of the Trust Estate; Additional Note Principal
                 Balances...................................................  36
Section 2.02   Ownership and Possession of Loan Files.......................  37
Section 2.03   Books and Records; Intention of the Parties..................  38
Section 2.04   Delivery of Loan Documents...................................  38
Section 2.05   Acceptance by the Indenture Trustee of the Loans; Certain
                 Substitutions and Repurchases; Certification by the
                 Custodian..................................................  41
Section 2.06   Conditions Precedent to Transfer Dates and Collateral Value
                 Excess Dates...............................................  43
Section 2.07   Termination of Revolving Period..............................  45

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.01   Representations and Warranties of the Depositor..............  45
Section 3.02   Representations and Warranties of the Loan Originator........  47
Section 3.03   Representations, Warranties and Covenants of the Servicer....  50
Section 3.04   Representations and Warranties Regarding Loans...............  52
Section 3.05   Purchase and Substitution....................................  61
Section 3.06   Securitizations..............................................  63
Section 3.07   Loan Originator Put; Servicer Call...........................  64
Section 3.08   Modification of Underwriting Guidelines......................  64
Section 3.09   Environmental Policy and Business Interruption Insurance.....  65
Section 3.10   Whole Loan Sales.............................................  65

                                   ARTICLE IV

                    ADMINISTRATION AND SERVICING OF THE LOANS

Section 4.01   Duties of the Servicer.......................................  66
Section 4.02   Vacancies and Inspections....................................  68
Section 4.03   Fidelity Bond; Errors and Omissions Insurance................  69
Section 4.04   Filing of Continuation Statements............................  69
Section 4.05   Establishment and Administration of Escrow Account...........  70
Section 4.06   Subservicing.................................................  70
Section 4.07   Successor Servicers..........................................  72
Section 4.08   Maintenance of Insurance.....................................  72
Section 4.09   Periodic Advances............................................  73
Section 4.10   Foreclosure; Repossession and Alternatives...................  74
Section 4.11   Title, Management and Disposition of Foreclosure Property....  75
Section 4.12   Compliance With Request for Information......................  77
Section 4.13   Lockbox Trigger Event; Lockbox Account.......................  77
Section 4.14   Valuation of Loans, Hedge Value and Retained Securities
                 Value; Market Value Agent..................................  78

                                    ARTICLE V

                         ESTABLISHMENT OF TRUST ACCOUNTS

Section 5.01   Collection Account and Distribution Account .................  78
Section 5.02   Payments to Securityholders..................................  82
Section 5.03   Trust Accounts; Trust Account Property.......................  83
Section 5.04   Advance Account..............................................  86
Section 5.05   Transfer Obligation; Transfer Obligation Account.............  86

                                   ARTICLE VI

              STATEMENTS AND REPORTS; SPECIFICATION OF TAX MATTERS

Section 6.01   Statements...................................................  87
Section 6.02   Specification of Certain Tax Matters.........................  91

                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

Section 7.01   Due-On-Sale; Due-on-Encumbrance..............................  91
Section 7.02   Release of Loan Files........................................  92
Section 7.03   Servicing Compensation.......................................  93
Section 7.04   Statement as to Compliance and Financial Statements..........  94
Section 7.05   Independent Public Accountants' Servicing Report.............  94

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Section 7.06   Right to Examine Servicer Records............................  95
Section 7.07   Reports to the Indenture Trustee; Collection Account
                 Statements.................................................  95
Section 7.08   Access to Information........................................  95

                                  ARTICLE VIII

                                     HEDGING

Section 8.01   Hedging Instruments..........................................  96

                                   ARTICLE IX

                                  THE SERVICER

Section 9.01   Indemnification; Third Party Claims..........................  97
Section 9.02   Merger or Consolidation of the Servicer......................  99
Section 9.03   Limitation on Liability of the Servicer and Others........... 100
Section 9.04   Servicer Not to Resign; Assignment........................... 100
Section 9.05   Relationship of Servicer to Issuer and the Indenture Trustee. 100
Section 9.06   Servicer May Own Securities.................................. 101

                                    ARTICLE X

                                     DEFAULT

Section 10.01  Events of Default............................................ 101
Section 10.02  Appointment of Successor..................................... 103
Section 10.03  Waiver of Defaults........................................... 104
Section 10.04  Accounting Upon Termination of Servicer...................... 104

                                   ARTICLE XI

                                   TERMINATION

Section 11.01  Termination.................................................. 105
Section 11.02  Optional Termination......................................... 105
Section 11.03  Notice of Termination........................................ 105

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01  Acts of Noteholders.......................................... 106
Section 12.02  Amendment.................................................... 106
Section 12.03  Recordation of Agreement..................................... 107
Section 12.04  Duration of Agreement........................................ 107

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Section 12.05  Governing Law................................................ 107
Section 12.06  Notices...................................................... 107
Section 12.07  Severability of Provisions................................... 108
Section 12.08  No Partnership............................................... 108
Section 12.09  Counterparts................................................. 108
Section 12.10  Successors and Assigns....................................... 108
Section 12.11  Headings..................................................... 108
Section 12.12  Actions of Securityholders................................... 108
Section 12.13  Non-Petition Agreement....................................... 109
Section 12.14  Holders of the Trust Certificates............................ 109
Section 12.15  FFCA to Guarantee Certain Loan Originator Obligations........ 109
Section 12.16  Reports in Electronic Form................................... 110
Section 12.17  Limitation of Owner Trustee Liability........................ 110

EXHIBIT A - Form of Notice of Additional Note Principal Balance

EXHIBIT B - Form of Servicer's Remittance Report to Trustee

EXHIBIT C - Form of S&SA Assignment

EXHIBIT D - Referenced Documents

EXHIBIT E - Form of Bailee Agreement

EXHIBIT F - Form of Escrow Instructions

EXHIBIT G - Form of Loan Originator Put Notice

EXHIBIT H - Form of Servicer Call Notice

          THIS SECOND AMENDED AND RESTATED SALE AND SERVICING AGREEMENT (the "SALE AND SERVICING Agreement") is entered into effective as of January 1, 2000, by and among FFCA Franchise Loan Owner Trust 1998-1, a Delaware business trust (the "ISSUER" or the "TRUST"), FFCA Loan Warehouse Corporation, a Delaware corporation, as depositor (the "DEPOSITOR"), FFCA Acquisition Corporation, a Delaware corporation, as loan originator (the "LOAN ORIGINATOR"), Franchise Finance Corporation of America, a Delaware corporation ("FFCA"), as servicer (the "SERVICER"), and LaSalle Bank National Association f/k/a LaSalle National Bank, a national banking association, as indenture trustee on behalf of the Noteholders (in such capacity, the "INDENTURE TRUSTEE"), which amends and restates the Amended and Restated Sale and Servicing Agreement, dated as of March 18, 1999 (the "AMENDED AND RESTATED SALE AND SERVICING AGREEMENT"), by and among the parties hereto, as amended by Amendment No. 1 to the Amended and Restated Sale and Servicing Agreement, dated as of August 27, 1999 ("AMENDMENT NO. 1 TO THE AMENDED AND RESTATED SALE AND SERVICING AGREEMENT"), by and among the parties hereto, which amends and restates the Sale and Servicing Agreement, dated as of August 14, 1998 (the "ORIGINAL SALE AND SERVICING AGREEMENT"), by and among the parties hereto, as amended by the Amendment No. 1 to the Sale and Servicing Agreement, dated as of October 30, 1998 ("AMENDMENT NO. 1 TO THE ORIGINAL SALE AND SERVICING AGREEMENT"), by and among the parties hereto.

          WHEREAS, the parties hereto desire to amend and restate the Amended and Restated Sale and Servicing Agreement, as amended by Amendment No. 1 to the Amended and Restated Sale and Servicing Agreement, which amends and restates the Original Sale and Servicing Agreement, as amended by the Amendment No. 1 to the Original Sale and Servicing Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Issuer, the Depositor, the Loan Originator, the Servicer and the Indenture Trustee hereby agree for the benefit of each of them and the holders of the Notes and the Trust Certificates issued hereunder to amend and restate the Amended and Restated Sale and Servicing Agreement, as amended by Amendment No. 1 to the Amended and Restated Sale and Servicing Agreement, which amends and restates the Original Sale and Servicing Agreement, as amended by the Amendment No. 1 to the Original Sale and Servicing Agreement, in its entirety to read as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 DEFINITIONS.

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations of interest described herein shall be made on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

          ACCRUAL PERIOD: With respect to the Notes, the period commencing on and including the preceding Payment Date (or, in the case of the first Payment Date, the period commencing on and including the first Transfer Date) and ending on the day preceding the related Payment Date.

          ACT OR SECURITIES ACT: The Securities Act of 1933, as amended.

          ADDITIONAL NOTE PRINCIPAL BALANCE:

          (a) With respect to each Transfer Date, the lesser of (i) the product of (x) an amount equal to the average of the Advance Factors with respect to the Loans conveyed on such date, weighted by Transfer Cut-off Date Principal
Balances multiplied by (y) the sum of the Transfer Cut-off Date Principal Balances of the Loans conveyed as of such Transfer Date, and (ii) the product of
(x) the average Maximum Advance Factors of the Loans conveyed on such date weighted by Transfer Cut-off Date Principal Balances multiplied by (y) the sum of the Market Value of all Loans conveyed on such date, in either case subtracting from the product any Overcollateralization Shortfall as of such date.

          (b) With respect to each Collateral Value Excess Date, an amount equal to the Additional Note Principal Balance that the Issuer sells to the Initial Noteholder pursuant to the Note Purchase Agreement on such Collateral Value Excess Date.

          ADJUSTABLE RATE LOAN: Any Loan, the Loan Interest Rate with respect to which is subject to adjustment; provided that under the terms of such Loan, such adjustments may not modify the Loan Interest Rate to a rate that is more than six percent above or two percent below the Loan Interest Rate at the origination of such Loan.

          ADMINISTRATION AGREEMENT: The Administration Agreement, dated as of August 14, 1998, among the Issuer and FFCA, as Administrator and as Servicer.

          ADVANCE ACCOUNT:  The account  established and maintained  pursuant to
Section 5.04.

          ADVANCE FACTOR: With respect to each Loan (a) as of the related Transfer Date, the lesser of (x) 85% or, to the extent that the Note Principal Balance as of such day (after giving effect to the sale of such Loan to the Trust) is greater than $300,000,000, 80% for each Loan (as selected by the Initial Noteholder), the inclusion of which as an asset of the Trust results in the Note Principal Balance as of such day exceeding $300,000,000 (or such other lesser percentage as agreed in writing by the Issuer and Initial Noteholder as the Advance Factor with respect to such Loan) and (y) the Maximum Advance Factor with respect to such Loan and (b) thereafter, the lesser of (x) the Maximum Advance Factor with respect to such Loan and (y) to the extent that the Note Principal Balance as of such day is greater than $300,000,000, 80% for each Loan (as selected by the Initial Noteholder), the inclusion of which as an asset of the Trust results in the Note Principal Balance as of such day exceeding $300,000,000. Notwithstanding the foregoing, with respect to any date of determination, if the Corporate FCCR Percentage is greater than or equal to 25% as of such date, the Advance Factor for any Loan having a Corporate Fixed Charge Coverage Ratio less than or equal to 1.15 will be determined by the Initial Noteholder in its sole discretion, provided that such Advance Factor shall not be less than 50%.

          AFFILIATE: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, the term "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have corresponding meanings.

          AGREEMENT: This Sale and Servicing Agreement and all amendments hereof and supplements hereto.

          ALTA: The American Land Title Association and its successors in interest.

          APPROVED BRAND CD FACILITY MORTGAGE LOANS: CD Facility Mortgage Loans for which the Brand has been approved in writing by the Majority Noteholders in their sole discretion.

          ASSIGNMENT: An LPA Assignment or S&SA Assignment.

          ASSIGNMENT OF LOAN DOCUMENTS: With respect to each Loan, a blanket assignment of the related Loan File (other than those Loan Documents in the Loan File specifically assigned by another Loan Document) with the assignee in blank, assigning all of the Loan Originator's right, title and interest in the related Loan File, including but not limited to, the Promissory Note, the Mortgage and Security Agreement.

          ASSIGNMENT OF MORTGAGE: With respect to any Mortgage Loan, an assignment in blank of the related Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of such Mortgage.

          AUTOMOTIVE SERVICE FACILITY MORTGAGE LOANS: Mortgage Loans secured by establishments engaged in the service, repair, maintenance and sale of products for motor vehicles after their initial sale to the public.

          BAILEE: With respect to any Table-Funded Loan, the entity approved by the Initial Noteholder, in its sole discretion and pursuant to Section 25 of the Custodial Agreement, (i) to act pursuant to the Bailee Agreement, (ii) to receive the documents comprising the Indenture Trustee's Loan File and (iii) to issue the Bailee Trust Receipt.

          BAILEE AGREEMENT: A Bailee Agreement, among the Loan Originator, the Initial Noteholder and a Bailee, substantially in the form of Exhibit E attached hereto as the same may be amended, supplemented or otherwise modified from time to time.

          BAILEE TRUST RECEIPT: A trust receipt, in the form of Attachment B to Exhibit E hereto, issued by the Bailee pursuant to the Bailee Agreement.

          BASIC DOCUMENTS: This Agreement, the Administration Agreement, the Custodial Agreement, the Indenture, the Loan Purchase Agreement, the Note
Purchase Agreement, the Trust Agreement, the Collection Account Letter Agreement, each Hedging Instrument and, as and when required to be executed and delivered, the Assignments and the Lockbox Agreement.

          BORROWER: The obligor or obligors on a Promissory Note; including any person who has assumed or guaranteed the obligations of the obligor or obligors under such Promissory Note. With respect to each Borrower that is a special purpose entity, "Borrower" shall be deemed to include the lessee (including all Affiliates of such lessee and any guarantor of the lessee's obligations under the lease) of the related Loan Collateral.

          BRAND: With respect to each Loan, the franchise concept, if any, used by the Borrower in operating the related Loan Collateral.

          BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee is located or the city in which the Servicer's servicing operations are located are authorized or obligated by law or executive order to be closed.

          C&G STORE MORTGAGE LOANS: Mortgage Loans secured by convenience and gasoline stores.

          CAPITALIZED LEASE: Any lease of property by FFCA or any of its Subsidiaries as lessee that is reflected on FFCA's consolidated balance sheet as a capitalized lease in accordance with GAAP.

          CD FACILITY MORTGAGE LOANS: Mortgage Loans secured by casual dining or family dining establishments.

          CERTIFICATEHOLDER: A holder of a Trust Certificate.

          CERTIFICATE REGISTER: The register established pursuant to Section 3.4 of the Trust Agreement.

          CLEAN-UP CALL DATE: The first Payment Date occurring on or after the end of the final Revolving Period on which the Note Principal Balance declines to 10% or less of the aggregate Note Principal Balance as of the end of such final Revolving Period.

          CLOSING DATE: August 14, 1998, or with respect to a Series of Notes subsequent to the Series issued on the date hereof, as set forth in the related Indenture Supplement.

          CODE: The Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated by the United States Treasury thereunder.

          COLLATERAL VALUE: With respect to each Loan and each Business Day, an amount equal to (i) the product of the lesser of (x) the Principal Balance of such Loan after giving effect to all payments received in respect of principal thereon prior to such Business Day and (y) the Market Value of such Loan, multiplied by the Advance Factor applicable to such Loan LESS (ii) the aggregate unreimbursed Servicing Advances and Periodic Advances attributable to such Loan; provided, however, that the Collateral Value shall be zero with respect to each Loan (v) where the Unit-Level Fixed Charge Coverage Ratio is less than 1.20 or, with respect to the Sonic franchise finance program, 1.15, unless otherwise specified in writing by the Majority Noteholders in their sole discretion, (w) that is 30 or more days Delinquent, (x) that the Loan Originator is required to repurchase pursuant to Section 2.05 or Section 3.05 hereof, (y) that is a Table-Funded Loan and for which the Custodian has failed to receive the related Loan Documents by the third Business Day following the applicable Transfer Date or (z) that is a Table-Funded Loan for which the Custodian has failed to receive a copy of the related Promissory Note and such other documents as are prescribed in SECTION 2.04(B) on or prior to the related Transfer Date. The Collateral Value of a Loan shall be determined taking into consideration any Hedge Value (or any net negative value) of each Hedging Instrument (as determined by the Market Value Agent in accordance with Section 4.14(c)) attributable to such Loan as of such Business Day. With the written consent of the Majority Noteholders in their sole discretion, as of such Business Day, the Collateral Value shall be increased (but in no event to an amount greater than par) or decreased, as the case may be, by all or any portion of the Hedge Value or net negative value of any Hedging Instrument attributable to such Loan, as of such Business Day, as the Majority Noteholders may, in their sole discretion, designate in writing. If as of such Business Day, no Rapid Amortization Trigger or Event of Default shall be in effect, the aggregate Collateral Value of the Loans shall be reduced or increased, as the case may be, by the aggregate net Hedge Value as of such Business Day.

          COLLATERAL VALUE EXCESS: With respect to any Business Day, an amount equal to the positive difference, if any, between (a) (i) the aggregate Collateral Value of all Loans in the Loan Pool on such Business Day, or (ii) in the event that a Performance Trigger shall have occurred and not been Deemed Cured, the aggregate Collateral Value of all Loans in the Loan Pool on such Business Day multiplied by 0.98 and (b) the Note Principal Balance on such Business Day.

          COLLATERAL VALUE EXCESS DATE: Any Business Day on which a Collateral Value Excess exists and on which the Initial Noteholder purchases Additional Note Principal Balance in respect thereof pursuant to SECTION 2.01 hereof.

          COLLECTION ACCOUNT: The account designated as such, established and maintained by the Servicer in accordance with SECTION 5.01(A)(1) hereof.

          COLLECTION ACCOUNT LETTER AGREEMENT: the Letter Agreement dated August 14, 1998, between FFCA and the Issuer and acknowledged and agreed to by Norwest Bank Arizona, N.A., Norwest Investment Services, Inc. and the Indenture Trustee.

          CONDEMNATION PROCEEDS: With respect to a Mortgage Loan, all awards or settlements in respect of the related Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

          CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE: For any period, the Consolidated Net Income of FFCA and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for (a) interest on Debt of FFCA and its Subsidiaries, (b) provision for taxes of FFCA and its Subsidiaries based on income, (c) amortization of debt discount, (d) provisions for gains and losses on properties, (e) depreciation, (f) the effect of any non-cash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period and (g) amortization of deferred charges.

          CONSOLIDATED NET INCOME: For any period, the amount of consolidated net income (or loss) of FFCA and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          CORPORATE FIXED CHARGE COVERAGE RATIO: The consolidated operations of all entities related to the Borrower, calculated as (x) earnings before depreciation, amortization, interest, rent and taxes, inclusive of overhead, divided by (y) rent, interest and the current maturity of long-term debt, as computed by the Loan Originator based on the information most recently provided by the Borrower prior to the Transfer Date prior to any discretionary "add-back" adjustments. In computing the Corporate Fixed Charge Coverage Ratio, the Loan Originator, with the consent of the Initial Noteholder, in its sole discretion, may take into consideration any guarantee of the obligations of the related Borrower. For any given Loan, the Corporate Charge Coverage Ratio shall remain constant from the date the Loan is transferred to the Trust until it is removed from the Trust.

          CORPORATE FCCR PERCENTAGE: As of any date of determination, (x) the Principal Balance of all Loans which have a Corporate Fixed Charge Coverage Ratio less than or equal to 1.15, divided by (y) the Principal Balance of all Loans as of the same date of determination.

          CUSTODIAL AGREEMENT: The Amended and Restated Custodial Agreement, dated as of March 18, 1999, among the Issuer, the Loan Originator, the Servicer, the Indenture Trustee and the Custodian, providing for the retention of the Indenture Trustee's Loan Files by the Custodian on behalf of the Indenture Trustee and all amendments and supplements thereto.

          CUSTODIAN: Any custodian appointed by the Indenture Trustee pursuant to the Custodial Agreement, which custodian shall not be affiliated with the Servicer, the Loan Originator, any Subservicer or the Depositor. LaSalle National Bank shall be the initial Custodian pursuant to the terms of the Custodial Agreement.

          CUSTODIAN FEE: If applicable, the annual fee payable to the Custodian, calculated and payable monthly on each Payment Date pursuant to SECTION 5.01(C)(3)(I) hereof equal to the fee, if any, set forth in the Custodial Agreement.

          DAILY INTEREST ACCRUAL AMOUNT: With respect to each day, interest accrued at the Note Interest Rate with respect to such day on the Note Principal Balance as of the preceding Business Day after giving effect to all changes to the Note Principal Balance on or prior to such preceding day.

          DCR: Duff & Phelps Credit Rating Co.

          DEBT: Any indebtedness of FFCA or any of its Subsidiaries, whether or not contingent, in respect of (a) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (b) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by FFCA or any of its Subsidiaries, (c) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (d) Capitalized Leases, in the case of items of indebtedness under
(a) through (c) above to the extent that any such items (other than letters of credit) would appear as liabilities on FFCA's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by FFCA or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than FFCA or any of its Subsidiaries) (it being understood that Debt shall be deemed to be incurred by FFCA or any of its Subsidiaries whenever FFCA or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

          DEEMED CURED: A Performance Trigger or Rapid Amortization Trigger shall be Deemed Cured on the 25th consecutive Business Day on which the condition that originally gave rise to such event has not continued.

          DEFAULT: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

          DEFAULTED LOAN: With respect to any date of determination, any Loan, including, without limitation, any Liquidated Loan with respect to which any of the following has occurred as of the end of the preceding Due Period: (a) foreclosure or similar proceedings have been commenced; (b) any portion of a Monthly Payment becomes 59 days past due by the related Borrower; or (c) the Servicer or any Subservicer has determined in good faith and in accordance with the Servicing Standard that such Loan is in default or imminent default.

          DEFECTIVE LOAN: As defined in SECTION 3.05(A) hereof.

          DELETED LOAN: A Loan replaced or to be replaced by one or more than one Qualified Substitute Loan.

          DELINQUENT: A Loan is "Delinquent" if any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is required to be paid. A Loan is "30 days Delinquent" if any Monthly Payment due thereon has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was required to be paid or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was required to be paid on the 31st day of such month), then on the last day of such immediately succeeding month. The determination of whether a Loan is "60 days Delinquent," "90 days Delinquent", etc. shall be done in like manner.

          DELIVERY: When used with respect to Trust Account Property means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery (except with respect to Trust Account Property consisting of certificated securities (as defined in Section 8-102(a)(4) of the UCC)), physical delivery to the Indenture Trustee or its custodian endorsed to the Indenture Trustee or its custodian or endorsed in blank;

          (b) with respect to a certificated security (i) delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of appropriate entries in its records identifying such certificated securities as credited to the securities account (as defined in Section 8-501(a) of the UCC) of the Indenture Trustee, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(5) of the UCC) and the making by such clearing corporation of appropriate entries in its records crediting the securities account of a securities intermediary by the amount of such certificated security and the making by such securities intermediary of appropriate entries in its records identifying such certificated securities as credited to the securities account of the Indenture Trustee (all of the Trust Account Property described in subsections (a) and (b), "PHYSICAL PROPERTY");

          and, in any event, any such Physical Property in registered form shall be registered in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with then applicable law or regulations or the interpretation thereof;

          (c) with respect to any security issued by the U.S. Treasury, FNMA or FHLMC that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: the making by a Federal Reserve Bank of an appropriate entry crediting such Trust Account property to an account of a securities intermediary that is also a "participant" pursuant to applicable federal regulations; the making by such securities intermediary of appropriate entries in its records crediting such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations and Articles 8 and 9 of the UCC to the securities account of the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with then applicable law or regulations or the interpretation thereof; and

          (d) with respect to any item of Trust Account Property that is an uncertificated security (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (c) above, registration in the records of the Issuer thereof in the name of the securities intermediary, and the making by such securities intermediary of appropriate entries in its records crediting such uncertificated certificates to the Indenture Trustee.

          DENOMINATION: With respect to a Note, the portion of the Note Principal Balance represented by such Note as specified on the face thereof.

          DEPOSITOR: FFCA Loan Warehouse Corporation, a Delaware corporation, and any successor thereto.

          DETERMINATION DATE: With respect to any Payment Date, the tenth calendar day of the month in which such Payment Date occurs or if such day is not a Business Day, the immediately preceding Business Day.

          DISPOSITION TRIGGER EVENT: Either (i) FFCA or any Subsidiary of FFCA shall incur any Debt such that the ratio of Consolidated Income Available for Debt Service to Quarterly Service Charge for the most recent fiscal quarter for which consolidated financial statements of FFCA are available is less than 2.0 to 1.0 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom or (ii) the rating of the long-term, senior, unsecured debt obligations of the Servicer is withdrawn by Moody's or S&P or is downgraded below Ba2, by Moody's, or BB, by S&P.

          DISTRIBUTION ACCOUNT: The account established and maintained pursuant to SECTION 5.01(A)(2) hereof.

          DUE DATE: The day of the month on which the Monthly Payment is due from the Borrower with respect to a Loan.

          DUE DILIGENCE  PACKAGE:  With respect to a Loan,  collectively,  (i) a complete and accurate internal credit write-up with respect to the related Borrower, (ii) a site inspection and valuation report with respect to the Mortgaged Property consistent with the Underwriting Guidelines, (iii) (x) if such Loan is a C&G Store Mortgage Loan, a copy of the schedule to the insured properties declaration of the Environmental Policy or letter from an Environmental Insurer evidencing that such Mortgage Loan is covered by the Environmental Policy and (y) in the case of each other Mortgage Loan, (I) (x) a copy of a Phase I environmental assessment conducted with respect to the related Mortgaged Property, that concluded that no further investigation of the related Mortgaged Property was necessary or (y) in those cases where the Phase I environmental assessment concluded that further investigation of such Mortgaged Property was necessary, copies of the Phase II environmental assessments conducted with respect to the related Mortgaged Property, evidencing that no remediation or other further action was required with respect to such Mortgaged Property or (II) a copy of the schedule to the insured properties declaration of the Environmental Policy or letter from an Environmental Insurer evidencing that such Mortgage Loan is covered by the Environmental Policy, (iv) a complete description of any modifications made to such Loan since the completion of funding contemplated under the applicable Loan Documents, without limitation, any information concerning any prior borrower with respect to any of the related Loan Collateral, (v) the Corporate Fixed Charge Coverage Ratio and the Unit-Level Fixed Charge Coverage Ratio, (vi) information concerning all pending or overtly threatened lawsuits and legal actions related to the Borrower and actually known by the Loan Originator which are reasonably expected to result in cumulative liabilities of $100,000 or more net of expected recoveries from insurance or other third party sources, together with an estimate by the Loan Originator as to the potential financial and operational magnitude of the related lawsuit and (vii) such other information as may be reasonably requested by the Majority Noteholders from time to time.

          DUE PERIOD: With respect to any Determination Date or Payment Date, the calendar month immediately preceding such Determination Date or Payment Date, as the case may be.

          ELIGIBLE ACCOUNT: At any time, an account which is: (i) maintained with a depository institution or trust company (A) the long-term debt obligations of which are at such time rated by each Rating Agency in one of their three highest long-term rating categories or (B) the short-term debt obligations of which are then rated by each Rating Agency in their highest short-term rating category; (ii) fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee and the Issuer, which depository institution or trust company shall have capital and surplus of not less than $50,000,000; or (iv) with the prior written consent of the Majority Noteholders, any other account. (Each reference in this definition of "Eligible Account" to the Rating Agency shall be construed as a reference to Moody's and DCR).

          ELIGIBLE SERVICER: A Person that (a) (i) has demonstrated the ability professionally and competently to service a portfolio of commercial mortgage loans similar to the Loans and (ii) has a net worth calculated in accordance with GAAP of at least $5,000,000 or (b) any other Person to which the Majority Noteholders may consent in writing.

          ENVIRONMENTAL INSURER: American International Specialty Lines Insurance Company, a member company of American International Group, Inc., or such other environmental insurer as the Majority Noteholders in their sole discretion may consent to in writing.

          ENVIRONMENTAL POLICY: Any one of the secured creditor impaired property policies issued by an Environmental Insurer, together with any endorsements thereto, insuring the Loan Originator and the Indenture Trustee, as their interests appear, for losses with respect to certain Mortgage Loans caused by the presence of hazardous substances on or the migration of hazardous substances from the related Mortgage Properties, acceptable to the Majority Noteholders in their reasonable discretion, provided that the Environmental Policy issued by American International Specialty Lines Insurance Company shall be deemed acceptable to the Majority Noteholders.

          EQUIPMENT:  All  personalty,   furniture,  securities  and  any  other
property or assets of any kind securing an Equipment Loan.

          EQUIPMENT LOAN: A Loan secured by a valid and enforceable security interest in Equipment of the related Borrower, evidenced by a Security Agreement and, if applicable, Loan Agreement with respect to such Equipment.

          ESCROW ACCOUNT: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to SECTION 4.05 hereof.

          ESCROW INSTRUCTIONS: Escrow Instructions to the Settlement Agent, substantially in the form of EXHIBIT F attached hereto as the same may be amended, supplemented or otherwise modified from time to time.

          ESCROW PAYMENTS: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire, hazard, liability and other insurance premiums, condominium charges, and any other payments required to be escrowed by the related Borrower with the lender pursuant to the Mortgage or any other document.

          EVENT OF DEFAULT: As described in SECTION 10.01 hereof.

          EXTENSION DATE: Any day on which there occurs a Securitization of Loans with an aggregate Principal Balance at least equal to 66.67% (or such lesser amount as may be agreed to in writing by the Majority Noteholders) of the Pool Principal Balance as of the closing date with respect to such Securitization, and with respect to which Securitization (i) the sum of (x) the cash Securitization Proceeds and (y) the Retained Securities Value of any
Retained Securities issued in connection therewith was at least equal to the aggregate Principal Balance of the Loans included in such Securitization as of the closing date with respect to such Securitization and (ii) immediately after giving effect to the sale of Loans pursuant to such Securitization, no Borrower has an Individual Borrower Concentration greater than $30,000,000.

          FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

          FFCA:   Franchise   Finance   Corporation   of  America,   a  Delaware
corporation.

          FFCA ACQUISITION CORP.: FFCA Acquisition Corporation, a Delaware corporation.

          FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

          FIDELITY BOND: As described in SECTION 4.03 hereof.

          FNMA: The Federal National Mortgage Association and any successor thereto.

          FORECLOSED LOAN: As of any date of determination, (a) any Mortgage Loan that has been discharged as a result of (i) the completion of foreclosure or comparable proceedings; (ii) the Owner Trustee's acceptance of the deed or other evidence of title to the related Mortgaged Property in lieu of foreclosure or other comparable proceeding; or (iii) the acquisition by the Owner Trustee of title to the related Mortgaged Property by operation of law and (b) any Equipment Loan that has been discharged as a result of a repossession or comparable conversion of the ownership of the related Equipment.

          FORECLOSURE PROPERTY: Any real property securing a Foreclosed Loan that has been acquired by the Servicer through foreclosure, deed in lieu of foreclosure or similar proceedings in respect of the related Loan if such Foreclosed Loan is a Mortgage Loan or personalty securing a Foreclosed Loan acquired by the Servicer pursuant to a foreclosure or other appropriate procedure in accordance with applicable law if such Foreclosed Loan is an Equipment Loan.

          GAAP: Generally accepted accounting principles as in effect in the United States.

          GROUND LEASE: A lease for which the related Borrower has a leasehold interest as a lessee of either the land, or the land and the improvements, located at the related Mortgaged Property.

          HAZARDOUS MATERIAL: Each of (a) those substances included within the definitions of any one or more of the terms "contaminants," "pollutants," "hazardous substances," "hazardous materials" and "toxic substances" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.ss. 1801 et seq., and in the regulations promulgated pursuant thereto; (b) those substances listed in the United States Department of Transportation Table (49 CFR ss. 172. 101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 CFR ss. 302 and amendments thereto) as hazardous substances; (c) such other substances, materials and wastes that are or become regulated under applicable local, state or federal laws or regulations, or that are classified as hazardous or toxic under federal, state or local laws or regulations; and (d) any materials, wastes or substances that are (i) petroleum, (ii) polychlorinated biphenyl, (iii) within the definition of "hazardous substance" set forth in Section 311 of the Clean Water Act, (33 U.S.C. ss. 1321) or designated as "toxic pollutants" subject to Chapter 26 of the Clean Water Act pursuant to SECTION 307 to the Clean Water Act (33 U.S.C. ss. 1317), (iv) flammable substances or explosives, or (v) radioactive materials.

          HEDGE FUNDING REQUIREMENT: With respect to any day, all amounts required to be paid or delivered by the Issuer under any Hedging Instrument, whether in respect of payments thereunder or in order to meet margin, collateral or other requirements thereof.

          HEDGE VALUE: With respect to any Business Day and a specific Hedging Instrument, the amount, if any, that is equal to the amount that would be paid to the Issuer (expressed as a positive number) or paid by the Issuer (expressed as a negative number) in consideration of an agreement between the Issuer and an unaffiliated third party, that would have the effect of preserving for the Issuer the net economic equivalent, as of such Business Day, of all payment and delivery requirements payable to and by the Issuer under such Hedging Instrument until the termination thereof, as determined by the Market Value Agent in accordance with SECTION 4.14 hereof.

          HEDGING COUNTERPARTY: A Person (i) (A) the long-term and commercial paper or short-term deposit ratings of which are acceptable to the Majority Noteholders and (B) which shall agree in writing that, in the event that any of its long-term or commercial paper or short-term deposit ratings cease to be at or above the levels deemed acceptable by the Majority Noteholders, it shall secure its obligations in accordance with the reasonable request of the Majority Noteholders, (ii) that has entered into a Hedging Instrument and (iii) that is acceptable to the Majority Noteholders; provided, that as of the date hereof, NationsBank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Bank of Montreal shall be deemed to be acceptable to the Majority Noteholders.

          HEDGING INSTRUMENT: Any interest rate cap agreement, interest rate floor agreement, interest rate swap agreement or other interest rate hedging agreement entered into by the Issuer with a Hedging Counterparty, and which requires the Hedging Counterparty to deposit all amounts payable thereby directly to the Collection Account. Each Hedging Instrument shall meet the requirements set forth in ARTICLE VIII hereof with respect thereto.

          IDENTIFICATION CERTIFICATE: A certificate originated by the Loan Originator, substantially in the form of Attachment A to the Bailee Agreement, attached hereto as Exhibit E.

          INDENTURE: The Indenture dated as of August 14, 1998, together with the Indenture Supplement, between the Issuer and the Indenture Trustee.

          INDENTURE SUPPLEMENT: With respect to a Series of Notes, the Indenture Supplement pursuant to which such Series of Notes was issued.

          INDENTURE TRUSTEE: LaSalle National Bank, a national banking association, as Indenture Trustee under the Indenture and this Agreement acting on behalf of the Noteholders, or any successor indenture trustee under the Indenture or this Agreement.

          INDENTURE TRUSTEE FEE: As to any Payment Date, $750.

          INDENTURE TRUSTEE'S LOAN FILE: As defined in SECTION 2.04(A) hereof.

          INDEPENDENT: When used with respect to any specified Person, such Person (i) is in fact independent of the Loan Originator, the Servicer, the Depositor or any of their respective Affiliates, (ii) does not have any direct financial interest in, or any material indirect financial interest in, any of the Loan Originator, the Servicer, the Depositor or any of their respective Affiliates and (iii) is not connected with any of the Loan Originator, the Servicer, the Depositor or any of their respective Affiliates, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Loan Originator, the Servicer, the Depositor or any of their respective Affiliates merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Loan Originator, the Servicer, the Depositor or any of their respective Affiliates, as the case may be.

          INDEPENDENT ACCOUNTANTS: A firm of nationally recognized certified public accountants which is Independent.

          INDIVIDUAL BORROWER CONCENTRATION: With respect to each Borrower and as of any date of determination, the aggregate Principal Balance of Loans in the Loan Pool with respect to which such Borrower (including all Affiliates thereof) is an obligor or guarantor under the related Promissory Note.

          INITIAL  CERTIFICATION:   The  meaning  set  forth  in  the  Custodial
Agreement.

          INITIAL NOTEHOLDER: MSSFI.

          INSURANCE POLICIES: With respect to any Loan Collateral, any related insurance policy.

          INSURANCE PROCEEDS: With respect to any Loan Collateral, all amounts collected in respect of Insurance Policies and not required either pursuant to applicable law or the related Loan Documents to be applied to the restoration of the related Loan Collateral or paid to the related Borrower.

          INSURED CLOSING LETTER: A letter addressed to the Initial Noteholder and the Indenture Trustee from the title insurance underwriter for which the Settlement Agent is serving as an agent for each Table-Funded Loan, which letter shall be in form and substance reasonably acceptable to the Initial Noteholder.

          INTEREST CARRY-FORWARD AMOUNT: With respect to any Payment Date, the excess, if any, of (A) the Interest Payment Amount for such Payment Date plus the Interest Carry-Forward Amount for the prior Payment Date over (B) the amount in respect of interest that is actually paid from the Distribution Account on such Payment Date in respect of the interest for such Payment Date.

          INTEREST PAYMENT AMOUNT: With respect to any Payment Date, the sum of the Daily Interest Accrual Amounts for all days in the related Accrual Period.

          LASALLE NATIONAL BANK: LaSalle Bank National Association f/k/a LaSalle National Bank, a national banking association.

          LIBOR: With respect to each day, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Initial Noteholder), LIBOR for the applicable day will be the Reference Bank Rate. If no such quotations can be obtained by the Initial Noteholder and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the first preceding day on which LIBOR has been determined in accordance with this definition.

          LIBOR BUSINESS DAY: Any day on which banks are open for dealing in foreign currency and exchange in London and New York City.

          LIBOR DETERMINATION DATE: With respect to each day that is a LIBOR Business Day, such LIBOR Business Day, and with respect to any day that is not a LIBOR Business Day, the LIBOR Business Day preceding such day, as determined by the Initial Noteholder.

          LIBOR MARGIN: With respect to each day, a percentage equal to the sum of:

          (a) in the case of Other Mortgage Loans: (I) the sum for all Other Mortgage Loans of the product for each Other Mortgage Loan of (A) the applicable Loan Margin and (B) the applicable Other Margin Balance as of such day, divided by (II) the Note Principal Balance as of such day,

          (b) in the case of Mortgage Loans (exclusive of Other Mortgage Loans) up to $300,000,000 of related Note Principal Balance: 0.70% multiplied by a fraction, (I) the numerator of which is the positive difference, if any, of (A) the lesser of (i) $300,000,000 and (ii) the Note Principal Balance as of such day minus (B) the sum of all Other Margin Balances as of such day and (II) the denominator of which is the Note Principal Balance as of such day, and

          (c) in the case of Mortgage Loans (exclusive of Other Mortgage Loans) in excess of $300,000,000 of related Note Principal Balance: 1.00% multiplied by a fraction, (I) the numerator of which is the positive difference, if any, of
(A) the Note Principal Balance as of such day minus (B) the sum of (i) the sum of all Other Margin Balances as of such day and (ii) the amount stated in clause
(b)(I) above, as of such day, and (II) the denominator of which is the Note Principal Balance as of such day.

          The intent of the foregoing LIBOR Margin formula is to calculate the LIBOR Margin attributable to Other Mortgage Loans solely in clause (a) and to calculate the LIBOR Margin attributable to Mortgage Loans in clauses (b) and (c) based on the relative portion of Note Principal Balance attributable to such Mortgage Loans under and in excess of $300,000,000, calculated, in the case of
(b) and (c), without counting Other Mortgage Loans.

          LIQUIDATED LOAN: With respect to any date of determination, any Foreclosure Property or any Loan in respect of which a Monthly Payment is in excess of 30 days past due and as to which the Servicer has determined, in accordance with the Servicing Standard, that all amounts which it reasonably and in good faith expects to collect have been recovered from or on account of such Loan or the related Foreclosure Property; provided, however, that in any event such Loan or the related Foreclosure Property shall be deemed uncollectible and therefore be a Liquidated Loan upon the earliest to occur of: (a) the liquidation of the related Foreclosure Property, (b) the determination by the Servicer, in accordance with the Servicing Standard, that no further amounts are collectible from the Loan and any related Loan Collateral, or (c) the date on which any portion of a Monthly Payment on any Loan is in excess of 59 days past due (without regard to any applicable grace periods).

          LIQUIDATED LOAN LOSSES: With respect to any date of determination, the difference between (i) the aggregate Principal Balances as of such date of all Loans that became Liquidated Loans and (ii) all Liquidation Proceeds allocable to principal received prior to such date.

          LIQUIDATION PROCEEDS: With respect to a Liquidated Loan, any cash amounts received in connection with the liquidation of such Liquidated Loan, whether through trustee's sale, foreclosure sale or other disposition, any cash amounts received in connection with the management of the Loan Collateral from Defaulted Loans and any other amounts required to be deposited in the Collection Account pursuant to SECTION 5.01(B)(1) hereof, in each case other than Insurance Proceeds, Released Loan Collateral Proceeds and any proceeds of Retained Interests, provided, however, that no Liquidation Proceeds shall be allocated to Retained Interest until all other amounts owing under the Promissory Note shall have been paid.

          LOAN: Any Equipment Loan or Mortgage Loan.

          LOAN AGREEMENT: With respect to each Loan, the related loan agreement between the Borrower and the Loan Originator.

          LOAN COLLATERAL: With respect to an Equipment Loan, all of the Equipment securing such Equipment Loan, with respect to a Mortgage Loan, all of the Mortgaged Property securing such Mortgage Loan and with respect to a Senior Loan, all of the Equipment and/or Mortgaged Property securing such Senior Loan.

          LOAN DOCUMENTS: With respect to a Loan, the documents comprising the Indenture Trustee's Loan File for such Loan.

          LOAN FILE: With respect to each Loan, the Indenture Trustee's Loan File and the Servicer's Loan File.

          LOAN INTEREST RATE: With respect to each Loan, the annual rate of interest borne by the related Promissory Note, as shown on the Loan Schedule, as the same may be modified by the Servicer in accordance with SECTION 4.01(A) hereof and, in the case of an Adjustable Rate Loan, as the same may be periodically adjusted in accordance with the terms of such Loan.

          LOAN MARGIN: With respect to each Other Mortgage Loan, the applicable margin over LIBOR for the Note Principal Balance relating to each such Other Mortgage Loan. The Loan Margin for each Other Mortgage Loan is 0.70% unless otherwise agreed in writing between the Servicer and the Majority Noteholders.

          LOAN ORIGINATOR: FFCA Acquisition Corporation, in its capacity as the Loan Originator hereunder.

          LOAN ORIGINATOR PUT: The mandatory repurchase by the Loan Originator, at the option of the Majority Noteholders, of a Loan pursuant to SECTION 3.07(A) hereof.

          LOAN POOL: As of any date of determination, the pool of all Loans conveyed to the Issuer pursuant to this Agreement on all Transfer Dates up to and including such date of determination, which Loans have not been released from the Lien of the Indenture pursuant to the terms thereof, together with the rights and obligations of a holder thereof, and the payments thereon and proceeds therefrom received after the applicable Transfer Cutoff Date, as identified from time to time on the Loan Schedule.

          LOAN PURCHASE AGREEMENT: The Loan Purchase Agreement between the Loan Originator and the Depositor, dated as of August 14, 1998, and all amendments and supplements thereto.

          LOAN SCHEDULE: The schedule of Loans conveyed to the Issuer and delivered to the Initial Noteholder in the form of a computer-readable transmission specifying the following information with respect to each Loan conveyed on such date: (i) the Loan Originator's internal loan identifying number; (ii) the Borrower's name as it appears on the related Promissory Note;
(iii) the name of the Borrower group (to be input consistently for purposes of computing the Individual Borrower Concentration); (iv) in the case of a Mortgage Loan, the street address, city, state and zip code of the Mortgaged Property;
(v) the original Principal Balance; (vi) the Transfer Cutoff Date Principal Balance; (vii) the Loan Interest Rate at origination; (viii) the date of origination; (ix) the industry segment (e.g., CD Facility, C&G Store, QSR Store); (x) the type of Loan (e.g., Mortgage, Equipment); (xi) the Monthly Payment as of such Transfer Cutoff Date; (xii) the scheduled maturity date under the Promissory Note; (xiii) the Corporate Fixed Charge Coverage Ratio; (xiv) with respect to the Unit-Level Fixed Charge Coverage Ratio, a flag indicating whether such figure is a calculation of the Unit-Level Fixed Charge Coverage Ratio with respect to the single unit or in the aggregate; (xv) the Brand; (xvi) a Prepayment Code; (xvii) a Product Code with respect to such Loan; (xviii) if such Loan is an Adjustable Rate Loan, the interest rate spread over LIBOR; (xix) in the case of a Mortgage Loan, the loan to replacement cost ratio for the related Mortgaged Property (if obtained); (xx) the Maximum Advance Factor, to the extent changed by written agreement between the Servicer and the Majority Noteholders in their sole discretion; (xxi) a code indicating whether the Loan is a Table-Funded Loan; and (xxii) such other information as may be reasonably requested by the Majority Noteholders.

          LOAN SCHEDULE AND EXCEPTIONS REPORT: The meaning set forth in the Custodial Agreement.

          LOCKBOX ACCOUNT: A demand deposit account or an Eligible Account held by the Lockbox Bank acceptable to the Majority Noteholders.

          LOCKBOX AGREEMENT: An agreement acceptable to the Indenture Trustee and the Majority Noteholders among the Lockbox Bank, the Servicer, the Depositor, the Issuer and the Indenture Trustee.

          LOCKBOX BANK: A depository institution named by the Servicer and agreed to by the Majority Noteholders.

          LOCKBOX TRIGGER EVENT: The Majority Noteholders, in their sole discretion may declare the occurrence of a Lockbox Trigger Event at any time after the Closing Date if the long-term unsecured debt obligations of FFCA (i) fail to be rated at least BBB- by DCR and Baa3 by Moody's or are not rated by either of DCR or Moody's and (ii) such condition continues for 30 days after the occurrence thereof.

          LONDON BUSINESS DAY: A day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          LPA ASSIGNMENT: An Assignment of Loans from the Loan Originator to the Depositor under the Loan Purchase Agreement.

          MAJORITY NOTEHOLDERS: The holder or holders of in excess of 50% of the Note Principal Balance. In the event of the release of the Lien of the Indenture in accordance with the terms thereof, the Majority Noteholders shall mean the Majority Certificateholders.

          MAJORITY CERTIFICATEHOLDERS: The meaning set forth in the Trust Agreement.

          MARKET VALUE: With respect to each Loan and each Business Day, the Market Value of such Loan as of such Business Day as determined by the Market Value Agent in accordance with SECTION 4.14 hereof.

          MARKET VALUE AGENT: Morgan Stanley & Co. Incorporated and its successors and assigns.

          MATURITY DATE: With respect to the Notes of a given Series, as set forth in the related Indenture Supplement or such later date as may be agreed in writing by the Majority Noteholders.

          MAXIMUM ADVANCE FACTOR: With respect to each Loan and any date of determination, a percentage determined as follows:

               (i) with respect to QSR Store Mortgage Loans with the related Borrower's Individual Borrower Concentration of (a) less than $20,000,000, 92.5%, (b) equal to or greater than $20,000,000 and less than $40,000,000,  90.0% and (c) equal to or greater than $40,000,000,
          85.0%;

               (ii) with respect to C&G Store Mortgage Loans with the related Borrower's Individual Borrower Concentration of (a) less than $20,000,000, 92.5%, (b) equal to or greater than $20,000,000 and less than $40,000,000,  90.0% and (c) equal to or greater than $40,000,000,
          85.0%;

               (iii) with respect to Approved Brand CD Facility Mortgage Loans with the related Borrower's Individual Borrower Concentration of (a) less than $20,000,000, 85.0%, (b) equal to or greater than $20,000,000 and less than $40,000,000, 80.0% and (c) equal to or greater than $40,000,000, 75.0%;

               (iv) with respect to Other CD Facility Mortgage Loans with the related Borrower's Individual Borrower Concentration of (a) less than $20,000,000, 85.0%, (b) equal to or greater than $20,000,000 and less than $40,000,000,  80.0% and (c) equal to or greater than $40,000,000,
          0.0%;

               (v) with respect to Automotive Service Facility Mortgage Loans with the related Borrower's Individual Borrower Concentration of (a) less than $20,000,000, 85.0%, (b) equal to or greater than $20,000,000 and less than $40,000,000, 80.0% and (c) equal to or greater than $40,000,000, 75.0%;

               (vi) with respect to Other Mortgage Loans, the percentage or percentages to which the Majority Noteholders and the Issuer have agreed in writing prior to the Transfer Date relating thereto;

               (vii) with respect to each Equipment Loan, the Maximum Advance Factor applicable to the related Mortgage Loan; and

               (viii) in the event the Corporate FCCR Percentage is greater than or equal to 25% with respect to each Loan having a Corporate Fixed Charge Coverage Ratio less than or equal to 1.15, such amount (not to be less than 50%) as the Initial Noteholder may designate in its sole discretion;

               provided that, with respect to Loans (a) having Retained Interests, to the extent the aggregate Principal Balance of such Loans equals or exceeds 5% of the Pool Principal Balance as of such date, each such Loan in excess thereof shall have a Maximum Advance Factor of 0.0%, (b) that have been included in the Trust Estate (i) for a period in excess of one year from the Transfer Date thereof or (ii) after completion of two Securitizations since the applicable Transfer Date for such Loan, each such Loan shall have a Maximum Advance Factor of 0.0% and (c) which are Senior Loans (ignoring the proviso to the definition thereof), to the extent that the aggregate Principal Balance of such Senior Loans equals or exceeds 20% of the Pool Principal Balance as of such date, each such Senior Loan in excess thereof shall have a Maximum Advance Factor of 0.0%. The Maximum
          Advance Factor with respect to each Loan may also be reduced as provided in SECTION 3.09(C) hereof.

               The definition of Maximum  Advance Factor may be changed upon the
          written  agreement  of  the  Majority   Noteholders,   in  their  sole
          discretion, and the Servicer.

          MAXIMUM NOTE PRINCIPAL BALANCE: For any Series of Notes, as set forth in the related Indenture Supplement.

          MONTHLY PAYMENT: The scheduled monthly payment of principal and/or interest required to be made by an Borrower on the related Loan, as set forth in the related Promissory Note.

          MOODY'S: Moody's Investors Service, Inc., or any successor thereto.

          MORTGAGE: With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing the related Promissory Note, which creates a first lien on the fee in real property and/or a first lien on the leasehold estate in real property securing the Promissory Note and the assignment of rents and leases related thereto.

          MORTGAGE LOAN: Any C&G Store Mortgage Loan, CD Facility Mortgage Loan, QSR Store Mortgage Loan, Automotive Service Facility Mortgage Loan or Other Mortgage Loan pledged to the Indenture Trustee pursuant to the Indenture, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Loan Originator in and to the Mortgaged Property covered by such Mortgage. The term Mortgage Loan shall be deemed to include the related Mortgage Note, related Mortgage and related Foreclosure Property, if any. The term Mortgage Loan shall exclude any Retained Interest.

          MORTGAGED PROPERTY: With respect to a Mortgage Loan, the related mortgagor's fee and/or leasehold interest in the real property (and/or all improvements, buildings, fixtures, building equipment and personal property thereon (to the extent applicable) and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by the related Promissory Note.

          MSSFI: Morgan Stanley Securitization Funding Inc.

          NEGATIVE AMORTIZATION: With respect to each Adjustable Rate Loan, any amounts in respect of interest accrued thereon for any Payment Period in excess of the amount of the Monthly Payment thereon for the related Due Date, which amounts are capitalized and added to the Principal Balance of such Adjustable Rate Loan.

          NEGATIVE AMORTIZATION CAP: With respect to any Adjustable Rate Loan, the fixed percentage specified in the related Promissory Note as the percentage of the original principal balance of such Loan for purposes of determining whether any Negative Amortization Payment is payable as a part of the Monthly Payment on such Loan for any Due Date.

          NEGATIVE AMORTIZATION PAYMENT: With respect to any Adjustable Rate Loan and any Due Date immediately succeeding a Due Date on which the addition of Negative Amortization to the Principal Balance of such Loan caused such Principal Balance to be more than the product of the Negative Amortization Cap for such Loan and the original principal balance of such Loan, a prepayment of principal that is payable (without penalty) by the related Borrower on such immediately succeeding Due Date in an amount equal to the difference between the Principal Balance of such Loan and the original principal balance of such Loan.

          NET LIQUIDATION PROCEEDS: With respect to any Payment Date, Liquidation Proceeds received during the period commencing on the preceding Payment Date and ending on the Business Day immediately prior to such Payment Date, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Compensation, Servicing Advances and Periodic Advances (including Nonrecoverable Servicing Advances and Nonrecoverable Periodic
Advances) made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Loans or Foreclosure Properties pursuant to SECTION 4.11 hereof.

          NET LOAN INTEREST RATE: With respect to each Loan, the related Loan Interest Rate, less the rate at which the Servicing Fee is calculated.

          NET LOAN LOSSES: With respect to any Defaulted Loan that is subject to a modification pursuant to SECTION 4.01(E) hereof, an amount equal to the portion of the Principal Balance, if any, released in connection with such modification.

          NONRECOVERABLE PERIODIC ADVANCE: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Loan which has not been previously reimbursed to the Servicer and which, in the good faith judgment of the Servicer, will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Loan. The determination by the Servicer that (i) it has made a Nonrecoverable Periodic Advance or (ii) that any proposed advance, if made, would constitute a Nonrecoverable Periodic Advance, shall be evidenced by a certificate of a Servicing Officer promptly delivered to the Initial Noteholder detailing the reasons for such determination.

          NONRECOVERABLE SERVICING ADVANCE: With respect to any Foreclosure Property, (a) any Servicing Advance previously made and not reimbursed from late collections, Liquidation Proceeds, Insurance Proceeds or the Released Property Proceeds or (b) a Servicing Advance proposed to be made in respect of a Loan or Foreclosure Property either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Initial Noteholder, would not be ultimately recoverable.

          NOTE: The meaning assigned thereto in the Indenture.

          NOTE INTEREST RATE: Interest will accrue on the Notes on each day at a per annum interest rate equal to LIBOR for the related LIBOR Determination Date plus the LIBOR Margin for such day.

          NOTE PRINCIPAL BALANCE: With respect to the Notes, as of any date of determination (a) the sum of the Additional Note Principal Balances of all Notes purchased on or prior to such date pursuant to the Note Purchase Agreement less
(b) all amounts previously distributed in respect of principal of the Notes prior to such day.

          NOTE PURCHASE AGREEMENT: The Note Purchase Agreement among MSSFI, the Issuer, the Depositor and the Loan Originator, dated as of August 14, 1998 and all amendments and supplements thereto.

          NOTE REDEMPTION AMOUNT: As of any date of determination, an amount without duplication equal to the sum of (i) then outstanding Note Principal Balance plus all accrued and unpaid interest thereon (ii) any Trust Fees and Expenses due and unpaid on such date, (iii) any Servicing Advance Reimbursement Amount and (iv) any Nonrecoverable Periodic Advances.

          NOTEHOLDER: The meaning assigned thereto in the Indenture.

          OFFICER'S CERTIFICATE: A certificate delivered to the Indenture Trustee or the Issuer signed by the President or a Vice President or an Assistant Vice President of the Depositor, the Servicer or the Loan Originator, in each case, as required by this Agreement.

          OPINION OF COUNSEL: A written opinion of counsel who may be employed by the Loan Originator, the Servicer, the Depositor or any of their respective Affiliates.

          OPTIMAL PRINCIPAL PAYMENT AMOUNT: On each Payment Date, an amount equal to the sum of (a) the positive difference, if any, between (i) aggregate Collateral Value of all Loans in the Loan Pool for the prior Payment Date and
(ii) the aggregate Collateral Value of all Loans in the Loan Pool for such Payment Date, (b) the Overcollateralization Shortfall for such Payment Date, and
(c) on each Payment Date on which a Securitization shall occur, an amount equal to the cash Securitization Proceeds, provided, however, that on (A) the Maturity Date, or (B) the Payment Date on which the Trust is to be terminated pursuant to
SECTION 11.02 hereof, the Optimal Principal Payment Amount shall be equal to the Note Principal Balance. Notwithstanding anything to the contrary herein, in no event shall the Optimal Principal Payment Amount with respect to any Payment Date exceed the Note Principal Balance as of such date.

          OTHER CD FACILITY MORTGAGE LOANS: CD Facility Mortgage Loans other than Approved Brand CD Facility Mortgage Loans.

          OTHER MARGIN BALANCES: With respect to each date and each Other Mortgage Loan, (i) the product of (a) the Principal Balance of such Other Mortgage Loan as of such date, (b) the Maximum Advance Factor for such Other
Mortgage Loan as of such date and (c) the Note Principal Balance as of such date, divided by (ii) the sum for all Loans of the product of (a) the Principal Balance of each such Loan as of such date and (b) the Maximum Advance Factor for each such Loan as of such date.

          OTHER MORTGAGE LOANS: Senior Loans and Mortgage Loans other than QSR Store Mortgage Loans, C&G Store Mortgage Loans, CD Facility Mortgage Loans, Equipment Loans or Automotive Service Facility Mortgage Loans and as to which the Majority Noteholders, in their sole discretion, have consented in writing delivered pursuant to the terms hereof and which may include, without limitation, truck stops, automotive parts and/or service facilities and car washes.

          OUTSTANDING: As defined in the Indenture.

          OVERCOLLATERALIZATION SHORTFALL: With respect to any Business Day, an amount equal to the positive difference, if any, between (a) the Note Principal Balance on such Business Day and (b) (i) the aggregate Collateral Value of all Loans in the Loan Pool on such Business Day, or (ii) in the event that a Performance Trigger shall have occurred and not been Deemed Cured, the aggregate Collateral Value of all Loans in the Loan Pool on such Business Day multiplied by 0.98.

          OWNER TRUSTEE: Wilmington Trust Company, as owner trustee under the Trust Agreement, and any successor owner trustee under the Trust Agreement.

          OWNER TRUSTEE FEE: The annual fee of $2,500 pursuant to the agreement mentioned in Section 8.1 of the Trust Agreement, payable in equal monthly installments to the Servicer which shall in turn pay, in one lump sum, such $2,500 to the Owner Trustee on the Payment Date occurring in August each year during the term of this Agreement, commencing in August 1999.

          PAYMENT DATE: The second Business Day following each Determination Date. From time to time, the Majority Noteholders and the Issuer may agree, upon written notice to the Indenture Trustee, to additional Payment Dates in accordance with SECTION 5.01(C)(3).

          PAYMENT PERIOD: With respect to each Adjustable Rate Loan, the period commencing on the first day of each calendar year and ending on the last day of such calendar year.

          PAYMENT RESET DATE: With respect to each Adjustable Rate Loan, the first day of the calendar year or, if such day is not a Business Day, the next succeeding Business Day.

          PAYMENT STATEMENT: As defined in SECTION 6.01(B) hereof.

          PERCENTAGE INTEREST: As defined in the Trust Agreement.

          PERFORMANCE TRIGGER: With respect to any Business Day, a Performance Trigger shall mean the existence of one or more of the following conditions as of such Business Day:

          (i) (x) the aggregate Principal Balance of all Loans that are 30 days or more Delinquent as of such Business Day divided by (y) the Pool Principal Balance as of such Business Day is greater than 1.0%; and

          (ii) the aggregate Liquidated Loan Losses from the later of (A) the Closing Date or (B) the most recent Securitization, through such Business Day are greater than $25,000.

          A Performance Trigger shall continue to exist until Deemed Cured.

          PERIODIC ADVANCE: The aggregate of the advances made by the Servicer on any Payment Date pursuant to SECTION 4.09, the amount of any such advances being equal to the total of all Monthly Payments (net of the related Servicing
Fee) on the Loans, that (x) were Delinquent as of the close of business on the Business Day preceding the related Payment Date and (y) have not been determined by the Servicer to be Nonrecoverable Periodic Advances.

          PERMITTED INVESTMENTS: Each of the following:

          (1) obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof if backed by the full faith and credit of the United States;

          (2) direct U.S. government obligations or obligations of a federal agency that are backed by the full faith and credit of the U.S. government or by FNMA or FHLMC, which are subject to a repurchase agreement that satisfies the following criteria: (A) it must be between the Indenture Trustee and either (x) primary dealers on the Federal Reserve reporting dealer list which are rated in one of the three highest categories for long-term unsecured debt obligations by each Rating Agency or (y) banks or bank holding companies rated in one of the three highest categories for long-term unsecured debt obligations by each Rating Agency; and (B) it must be in writing and include the following terms: (a) a term no greater than 60 days for any repurchase transaction; (b) except as may be otherwise provided in the Collection Account Letter Agreement with respect to the investment of funds on deposit in the Collection Account, the collateral must be delivered to the Indenture Trustee or a third party custodian acting as agent for the Indenture Trustee by appropriate book entries and confirmation statements, and must have been delivered before or simultaneously with payment (i.e., perfection by possession of certificated securities); and (c) the securities sold thereunder must be valued weekly, marked-to-market at current market price plus accrued interest and the value of the collateral must be equal to at least 104% of the amount of cash transferred by or on behalf of the Indenture Trustee under the repurchase agreement and, if the value of the securities held as collateral declines to an amount below 104% of the cash transferred by or on behalf of the Indenture Trustee plus accrued interest (i.e., a margin call), then additional cash and/or acceptable securities must be transferred to the Indenture Trustee (except as may be otherwise provided in the Collection Account Letter Agreement with respect to the investment of funds on deposit in the Collection Account) to satisfy such margin call; provided, however, that if the securities used as collateral are obligations of FNMA or FHLMC, then the value of the securities held as collateral must equal at least 105% of the cash transferred by or on behalf of the Indenture Trustee under such repurchase agreement;

          (3) certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state thereof, including the Indenture Trustee; provided, however, that the debt obligations of such depository institution or trust company at the date of the acquisition thereof have been rated by each Rating Agency in one of its three highest long-term rating categories;

          (4) deposits, including deposits with the Indenture Trustee, that are fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

          (5) commercial paper of any corporation incorporated under the laws of the United States or any state thereof, including corporate Affiliates of the Indenture Trustee, which at the time the investment is made is rated by each Rating Agency in its highest short-term rating category and which has an original maturity of not more than 365 days;

          (6) debt obligations rated by each Rating Agency at the time the investment is made in one of its three highest long-term rating categories (or those investments specified in paragraph (3) above with depository institutions which have debt obligations rated by each Rating Agency in one of its three highest long-term rating categories);

          (7) money market funds that are rated by each Rating Agency at the time the investment is made in one of its three highest long-term rating categories; provided, that money market funds that allow for withdrawals on demand shall be deemed to satisfy any maturity requirements for Permitted Investments set forth in this Agreement; or

          (8) any other investments that the Majority Noteholders may consent to in writing prior to the time at which such investment is made;

PROVIDED, HOWEVER, that no instrument described in foregoing subparagraphs (1) through (7) shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described in the foregoing subparagraphs may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

          Each reference in this definition of "Permitted Investments" to the Rating Agency shall be construed, in the case of each subparagraph above referring to each Rating Agency, as a reference to each of DCR and Moody's.

          PERSON: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

          PHYSICAL PROPERTY: As defined in clause (b) of the definition of "Delivery" above.

          POOL PRINCIPAL BALANCE: With respect to any date of determination, the aggregate Principal Balances of the Loans as of the end of the preceding day; provided, however, that the Pool Principal Balance on any Distribution Date on which the Termination Price is to be paid to Noteholders will be deemed to have been equal to zero as of such date.

          POSTSECURITIZATION UNFUNDED TRANSFER OBLIGATION: With respect to any Series of Notes and any date of determination after an Extension Date, an amount equal to (x) the sum of (A) the Transfer Obligation Carry-Forward Amount, plus
(B) 10% of the aggregate Collateral Value of all Loans sold hereunder since such Extension Date plus (C) any amounts withdrawn from the Transfer Obligation Account for return to the Loan Originator pursuant to SECTION 5.05(J) hereof since such Extension Date less (y) the sum of the aggregate amount of payments actually made by the Loan Originator in respect of the Transfer Obligation pursuant to Section 2.3(b) of the Loan Purchase Agreement since such Extension Date and the aggregate amount of the Purchase Prices paid by Servicer in respect of any Loan Originator Puts since such Extension Date. With respect to any Series of Notes subsequent to the first Series of Notes, the Postsecuritization Unfunded Transfer Obligation may be modified as set forth in the Indenture Supplement.

          PREPAYMENT CODE: With respect to each Loan, a code agreed to in writing by the Loan Originator and the Initial Noteholder, which code shall identify certain prepayment terms with respect to such Loan as may be agreed in writing from time to time between the Loan Originator and the Initial Noteholder.

          PRINCIPAL BALANCE: With respect to any Loan or related Foreclosure Property, (i) at the Transfer Cutoff Date, the outstanding unpaid principal balance of the Mortgage Loan as of the Transfer Cutoff Date and (ii) with respect to any other date of determination, the outstanding unpaid principal balance of the Loan as of the prior Business Day (after giving effect to all payments received thereon and the allocation of any Net Loan Losses with respect thereto for a Defaulted Loan on such Business Day); provided, however, that any Liquidated Loan shall be deemed to have a Principal Balance of zero.

          PRINCIPAL CARRY-FORWARD AMOUNT: With respect to any Payment Date, the excess, if any, of (A) the Optimal Principal Payment Amount for such Payment Date plus the Principal Carry-Forward Amount for the prior Payment Date over (B) the amount in respect of principal that is actually distributed from the Distribution Account on such Payment Date.

          PRINCIPAL PREPAYMENT: With respect to any Loan and any day, any principal amount received on a Loan in excess of the principal of the Monthly Payment due on such day.

          PRODUCT CODE: With respect to each Loan, a code agreed to in writing by the Loan Originator and the Initial Noteholder, which code shall identify whether such Loan is an Adjustable Rate Loan or a fixed rate Loan, whether such Loan has a Retained Interest and such other attributes of such Loan as may be agreed in writing from time to time between the Loan Originator and the Initial Noteholder.

          PROMISSORY NOTE: With respect to a Loan, the original executed promissory note or other evidence of the indebtedness of the related Borrower or Borrowers.

          PURCHASE PRICE: With respect to a Loan, the Principal Balance thereof as of the date of purchase or repurchase, plus all accrued and unpaid interest on such Loan to and including the date of purchase or repurchase computed at the applicable Loan Interest Rate, plus the amount of any unreimbursed Servicing Advances and any unreimbursed Periodic Advances made by the Servicer with respect to such Loan (after deducting therefrom any amounts received in respect of such purchased or repurchased Loan and being held in the Collection Account for future distribution to the extent such amounts represent recoveries of principal not yet applied to reduce the related Principal Balance or interest (net of the Servicing Fee) for the period from and after the date of repurchase). To the extent the Servicer does not reimburse itself for amounts, if any, in respect of the Servicing Advance Reimbursement Amount or Nonrecoverable Periodic Advances pursuant to SECTION 5.01(C)(1) hereof, with respect to such Loan, the Purchase Price shall be reduced by such amounts.

          QSR STORE MORTGAGE LOANS: Mortgage Loans secured by quick service restaurants.

          QUALIFIED INSURER: An insurance company duly qualified as such under the laws of the states in which any applicable Loan Collateral is located, duly authorized and licensed or otherwise qualified in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer in accordance with the Servicing Standard, and whose claims-paying ability is rated "A" or better (or the equivalent in any successor rating system) by Best's Key Rating Guide or rated "A" or better by Standard & Poor's Ratings Services or the equivalent by any Rating Agency as to claims-paying ability with respect to hazard and flood insurance.

          QUALIFIED SUBSTITUTE LOAN: A Loan or Loans substituted for a Deleted Loan pursuant to SECTION 3.05 hereof, which (i) has or have been approved in writing by the Majority Noteholders and (ii) complies or comply as of the date of substitution with each representation and warranty set forth in SECTION 3.04 hereof and is or are not more than 29 days Delinquent as of the date of substitution for such Deleted Loan or Loans.

          QUARTERLY SERVICE CHARGE: The interest expense of FFCA and its Subsidiaries for the quarter most recently ended, including, without limitation, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, net costs pursuant to hedging obligations, the interest component of all payments associated with Capitalized Leases, amortization of debt issuance costs, amortization of original issue discount, non-cash interest payments and the interest component of any deferred payment obligations.

          RAPID AMORTIZATION TRIGGER: With respect to any Business Day, a Rapid Amortization Trigger shall mean the existence of one or more of the following conditions as of such Business Day:

          (i) the aggregate Principal Balance of all Loans that are 30 to 59 days Delinquent as of such Business Day divided by the Pool Principal Balance as of such Business Day is greater than 2.0%;

          (ii) the aggregate Principal Balance of all Loans that are 60 to 89 days Delinquent as of such Business Day divided by the Pool Principal Balance as of such Business Day is greater than 1.0%;

          (iii) the aggregate Principal Balance of all Loans that are 90 days or more Delinquent as of such Business Day divided by the Pool Principal Balance as of such Business Day is greater than 0.50%;

          (iv) the aggregate Liquidated Loan Losses since the Reset Date are greater than $100,000; and

          (v) (x) the aggregate Liquidated Loan Losses for the three calendar month period preceding such Business Day divided by (y) the average Transfer Cutoff Date Principal Balance of all Loans conveyed to the Issuer hereunder during such three calendar month period is greater than 0.10%.

          A Rapid Amortization Trigger shall continue to exist until it is Deemed Cured.

          RATING AGENCIES: DCR and Moody's or such other nationally recognized credit rating agencies as may from time to time be designated in writing by the Majority Noteholders in their sole discretion.

          RECORD DATE: With respect to each Payment Date, the close of business on the prior Business Day.

          REFERENCE BANK RATE: With respect to any day, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month that are offered by the Reference Banks as of 11:00 a.m., New York City time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Note Principal Balance, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Initial Noteholder, as of 11:00 a.m., New York City time, on such day for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Note Principal Balance. If no such quotation can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding day.

          REFERENCE BANKS: Three money center banks selected by the Initial Noteholder.

          RELEASED LOAN COLLATERAL PROCEEDS: With respect to any Loan, proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Loan Collateral from the lien of the related Mortgage or Security Agreement, as the case may be, whether by partial condemnation, sale or otherwise; which proceeds in either case are not released to the Borrower in accordance with applicable law, the Servicing Standard or this Agreement.

          RESET DATE: The later of the latest Closing Date and the latest Extension Date.

          RESPONSIBLE OFFICER: When used with respect to (i) the initial Indenture Trustee or the initial Custodian, any officer in its Asset Backed Securities Trust Services Group with particular responsibility for the transactions contemplated by this Agreement and (ii) any successor Indenture Trustee or Custodian, any officer within the corporate trust office of such successor Indenture Trustee or Custodian, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of such successor Indenture Trustee or Custodian customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Issuer, any officer in the corporate trust administration department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and this Agreement on behalf of the Issuer. When used with respect to the Depositor, the Loan Originator or the Servicer, the President or any Executive Vice President, Senior Vice President or the Treasurer.

          RETAINED INTEREST: With respect to any Loan, any interest payable under the related Promissory Note other than default interest and interest at the related Loan Interest Rate (and excluding any prepayment charges and yield maintenance premiums). Without limiting the generality of the foregoing, Retained Interest shall include interest designated or defined as "Shared Appreciation," "Contingent Interest," "Participating Interest," "Additional Interest," "Fixed Bumps" or "Payment Escalations" under the terms of any Loan.

          RETAINED SECURITIES: With respect to a Securitization, any subordinated securities issued or expected to be issued, or excess collateral value retained or expected to be retained, in connection therewith to the extent the Loan Originator or an Affiliate thereof decides in its sole discretion to retain, instead of sell, such securities.

          RETAINED SECURITIES VALUE: With respect to any Business Day and a Retained Security, the market value thereof as determined by the Market Value Agent in accordance with SECTION 4.14(D) hereof.

          REVOLVING PERIOD: The period commencing on the Closing Date and ending on the earlier of (i) the date on which the Revolving Period is terminated pursuant to SECTION 2.07 and (ii) with respect to a Note of a given Series, the date set forth in the related Indenture Supplement.

          S&SA ASSIGNMENT: An Assignment, in the form of Exhibit C hereto, of Loans and other property from the Depositor to the Issuer pursuant to this Agreement.

          SECURITIES: The Notes or Trust Certificates.

          SECURITIZATION: A sale or transfer of loans, including Loans, to an Affiliate of the Depositor in order to effect one or a series of structured-finance securitization transactions involving the issuance of securities treated for federal income tax purposes as indebtedness of FFCA or one or more of its wholly-owned subsidiaries.

          SECURITIZATION PARTICIPANT: With respect to a Securitization, any "depositor" with respect to such Securitization, the Majority Noteholders, the Issuer, the Servicer, the trustee and the custodian thereunder, any nationally recognized credit rating agency, the related underwriters, the related placement agent, the related credit enhancer, the related purchaser of securities and/or any other party necessary or, in the good faith belief of any of the foregoing, desirable to effect a Securitization.

          SECURITIZATION PROCEEDS: With respect to a Securitization, (x) the proceeds of the Securitization remitted to the Issuer in respect of the Loans transferred on the date of and with respect to such Securitization, including without limitation, any cash and Retained Securities created in such Securitization less all costs, fees and expenses incurred in connection with such Securitization, including, without limitation, all amounts deposited into any reserve funds upon the closing thereof plus or minus (y) the net positive or net negative value of all Hedging Instruments terminated in connection with such Securitization minus (z) all other amounts agreed upon in writing by the Initial Noteholder, the Issuer and the Servicer.

          SECURITY AGREEMENT: (a) With respect to any Equipment Loan, the pledge agreement, security agreement or similar instrument that secures the related Promissory Note and creates a lien on the related Equipment and (b) with respect to any Mortgage Loan, any security agreement, contract, instrument or other document related to security for repayment thereof (other than the related Mortgage and Promissory Note), executed by the Borrower and/or others in connection with such Mortgage Loan, and in either case including without limitation, any guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit or certificate of deposit, other pledged accounts, pledge of stock or other equity interest in the related Borrower, and any other documents and records relating to any of the foregoing.

          SECURITYHOLDER: Any Noteholder or Certificateholder.

          SENIOR LOAN: A Loan secured by Loan Collateral with respect to which a Unit-Level Fixed Charge Coverage Ratio is not provided on the related Loan Schedule, provided, however, that (i) a Senior Loan which is secured only by Equipment shall be deemed an Equipment Loan for purposes of this Agreement, (ii) a Senior Loan which is secured by Mortgaged Property shall be deemed a Mortgage Loan for purposes of this Agreement, and (iii) a Senior Loan which is secured only by both Equipment and Mortgaged Property shall be deemed a Mortgage Loan for purposes of this Agreement.

          SERIES: With respect to a Note, the related series of which such Note is a part, as specified in the Indenture Supplement.

          SERVICER: FFCA, in its capacity as the servicer hereunder, or any successor appointed as herein provided.

          SERVICER CALL: The optional repurchase by the Servicer of a Loan pursuant to SECTION 3.07(B) hereof.

          SERVICER'S FISCAL YEAR: January 1st through December 31st of each year.

          SERVICER'S LOAN FILE: With respect to each Loan, the file held by the Servicer, consisting of originals of all documents relating to such Loan that are not delivered to the Custodian, copies of all of the Loan Documents included in the related Indenture Trustee's Loan File and (i) a closing instruction letter (if any) with respect to the Loan, (ii) a copy of the Borrower's opinion of counsel (if any), (iii) a copy of the franchise agreement with all amendments thereto (if any), (iv) a copy of the site inspection and valuation report and
(v) if such Loan is a Mortgage Loan, a survey (if any) of the related Mortgaged Property and a Title Matters Indemnity Agreement (if any).

          SERVICER'S REMITTANCE REPORT: A report prepared and computed by the Servicer in substantially the form of Exhibit B attached hereto.

          SERVICER TERMINATION EVENT: The termination of the Servicer pursuant to SECTION 10.01(B) hereof.

          SERVICING ADVANCE REIMBURSEMENT AMOUNT: With respect to any date of determination, the amount of any Servicing Advances that have not been reimbursed as of such date, including Nonrecoverable Servicing Advances.

          SERVICING ADVANCES: Subject to SECTION 4.01(B) hereof, all reasonable, customary and necessary "out of pocket" costs and expenses advanced or paid by the Servicer with respect to the Loans in accordance with the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the costs and expenses for (i) the preservation, restoration and protection of Loan Collateral, including without limitation, advances in respect of real estate taxes and assessments, (ii) any collection, enforcement or judicial proceedings, including, without limitation, foreclosures, collections, reports and liquidations pursuant to SECTION 4.10 hereof and (iii) the conservation, management and sale or other disposition of a Foreclosure Property pursuant to
SECTION 4.11 hereof.

          SERVICING COMPENSATION: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to SECTION 7.01 and SECTION 7.03 hereof.

          SERVICING FEE: As to each Loan (including any Loan that has been foreclosed and has become a Foreclosure Property, but excluding any Liquidated
Loan), the fee payable monthly to the Servicer on each Payment Date, which (i) in the case of fixed rate Loans shall be the product of 0.25% (25 basis points) and the Principal Balance of such Loan as of the beginning of the immediately preceding Due Period, divided by 12 and (ii) in the case of Adjustable Rate Loans shall be the product of 0.375% (37.5 basis points) and the Principal Balance of such Loan as of the beginning of the immediately preceding Due Period, divided by 12. The Servicing Fee includes any servicing fees owed or payable to any Subservicer, which fees shall be paid from the Servicing Fee.

          SERVICING OFFICER: Any officer of the Servicer or Subservicer involved in, or responsible for, the administration and servicing of the Loans whose name and specimen signature appears on a list of servicing officers annexed to an Officer's Certificate furnished by the Servicer or the Subservicer, respectively, on the Closing Date to the Issuer and the Indenture Trustee, on behalf of the Noteholders, as such list may from time to time be amended.

          SERVICING STANDARD: With respect to the servicing of the Loans, the servicing and administration of the Loans with the same care, skill, prudence and diligence with which prudent institutional commercial lenders and loan servicers service comparable loans which are owned, for federal income tax purposes, by entities which qualify as real estate investment trusts under
Section 856 of the Code (and at least with the same care, skill, prudence and diligence with which the Servicer generally services loans owned by it), with a view to the timely collection of all scheduled payments of principal and interest under the Loans or, if a Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Loan to the Noteholders on a present value basis (the relevant discounting of anticipated collections to be performed at the related Loan Interest Rate), but without regard to:

          (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Borrower;

          (ii) the ownership of any Notes or the Trust Certificates by the Servicer or any Affiliate of the Servicer;

          (iii) the Servicer's obligation to make Servicing Advances or Periodic Advances; or

          (iv)  the   Servicer's   or  any   Subservicer's   right  to   receive
                compensation for its services or reimbursement of its costs hereunder or with respect to any particular transaction.

          SETTLEMENT AGENT: With respect to any Table-Funded Loan, the entity approved by the Initial Noteholder, in its sole discretion and pursuant to
Section 25 of the Custodial Agreement (which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Table-Funded Loan is being originated), (i) to act pursuant to the Escrow Instructions, (ii) to which the proceeds of such Table-Funded Loan are to be wired by the Initial Noteholder and (iii) to disburse such proceeds pursuant to a written authorization from the Initial Noteholder.

          SUBSERVICER:  Any Person with which the  Servicer  has entered  into a
Subservicing Agreement and which is an Eligible Servicer and satisfies any requirements set forth in SECTION 4.06(A) hereof in respect of the qualifications of a Subservicer.

          SUBSERVICING ACCOUNT: An account established by a Subservicer pursuant to a Subservicing Agreement, which account must be an Eligible Account.

          SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of any or all Loans as provided in SECTION 4.06(A) hereof, copies of which shall be made available, along with any modifications thereto, to the Issuer and the Indenture Trustee.

          SUBSIDIARY: With respect to FFCA, (a) any corporation, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled to vote in the election of the directors, managers, trustees or other persons having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by FFCA or one or more of the other Subsidiaries of FFCA, and (b) any partnership or limited liability company in which FFCA or one or more of the other Subsidiaries of FFCA, directly or indirectly, possesses more than a 50% interest in the total capital or total income of such partnership or limited liability company.

          SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to SECTION 2.05 or SECTION 3.05 hereof, the amount, if any, by which
(a) the sum of the aggregate principal balance (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Loans as of the date of substitution, plus any accrued and unpaid interest thereon to the date of substitution, is less than (b) the sum of the aggregate of the Principal Balances, together with accrued and unpaid interest thereon to the date of substitution, of the related Deleted Loans.

          TABLE-FUNDED LOAN: A Loan which is pledged to the Indenture Trustee simultaneously with the origination thereof by the Loan Originator, which origination is funded in part or in whole with proceeds advanced directly to a Settlement Agent. A Loan shall cease to be a Table-Funded Loan upon the later to occur of (i) the delivery of the Loan Schedule and Exceptions Report by the Custodian to the Initial Noteholder for such Table-Funded Loan on the Business Day of receipt of the related Indenture Trustee's Loan File by the Custodian and
(ii) the disbursement of funds by the Settlement Agent to the Borrower.

          TEN YEAR TREASURY YIELD: As of any date of determination, the yield on United States treasury securities with maturities of ten years, as most recently reported in the Wall Street Journal, or in the event that the Wall Street Journal ceases publication, in such source as shall be designated in writing by the Indenture Trustee.

          TERMINATION PRICE: As of any date of determination, an amount without duplication equal to the greater of (A) the Note Redemption Amount and (B) the sum of (i) the Principal Balance of each Loan included in the Trust as of the Payment Date of the termination of the Trust; (ii) all unpaid interest accrued on the Principal Balance of each such Loan at the related Net Loan Interest Rate to such Payment Date; and (iii) the aggregate fair market value of each Foreclosure Property included in the Trust on such Payment Date, as determined by an Independent appraiser acceptable to the Majority Noteholders as of a date not more than 30 days prior to such Payment Date.

          TITLE MATTERS INDEMNITY AGREEMENT: With respect to each Mortgage Loan, an agreement (if any) between the Borrower and the Loan Originator, indemnifying the Loan Originator for any losses arising from title matters, including without limitation, zoning, use, covenants, conditions and restrictions and encroachments.

          TITLE POLICY: With respect to any Mortgaged Property, an ALTA (extended coverage) loan title insurance policy or such other form as is customarily acceptable to prudent lending institutions in the jurisdiction in which the Mortgaged Property is located (or other satisfactory title insurance as confirmed in writing by the Majority Noteholders) consistent with the Underwriting Guidelines.

          TRANSFER CUTOFF DATE: With respect to each Loan, the first day of the month in which the Transfer Date with respect to such Loan occurs.

          TRANSFER CUTOFF DATE PRINCIPAL BALANCE: As to each Loan for which its Transfer Date occurs (i) from and including the first of a calendar month to and including the Business Day preceding the Payment Date in such calendar month, its Principal Balance as of the opening of business on the Transfer Cutoff Date (after giving effect to any payments received on the Loan before the Transfer Cutoff Date) and (ii) from and including the Payment Date to and including the last day of a calendar month, its Principal Balance as of the close of business on the Transfer Cutoff Date (after giving effect to any payments due on the Loan on or before the Transfer Cutoff Date).

          TRANSFER DATE: With respect to each Loan, the day such Loan is sold to the Depositor pursuant to the Loan Purchase Agreement and to the Issuer pursuant to SECTION 2.01 hereof.

          TRANSFER  OBLIGATION:  The  obligation  of the Loan  Originator  under
Section 2.3(b) of the Loan Purchase Agreement to make certain payments in connection with Securitizations and other related matters.

          TRANSFER   OBLIGATION   ACCOUNT:   The  account  designated  as  such,
established and maintained pursuant to SECTION 5.05 hereof.

          TRANSFER OBLIGATION CARRY-FORWARD AMOUNT: With respect to any Extension Date, the lesser of (x) the Unfunded Transfer Obligation as of such date (immediately after giving effect to any Securitization occurring on such date) and (y) 10% of the aggregate Collateral Value of all Loans remaining in the Loan Pool as of such date.

          TRANSFER OBLIGATION TARGET AMOUNT: With respect to any date of determination, the cumulative total of all withdrawals pursuant to SECTION
5.05(E), 5.05(F), 5.05(G) and 5.05(H) hereof from the Transfer Obligation Account since the Closing Date, after deducting from such total all amounts returned to the Loan Originator pursuant to SECTION 5.05(J) hereof.

          TRUST: The Issuer.

          TRUST  ACCOUNT   PROPERTY:   The  Trust  Accounts,   all  amounts  and
investments held from time to time in the Trust Accounts and all proceeds of the foregoing.

          TRUST ACCOUNTS: The Distribution Account, the Collection Account, the Transfer Obligation Account, the Lockbox Account, if any, and each Escrow Account, if any.

          TRUST AGREEMENT: The Trust Agreement dated as of March 13, 1998, as amended, among the Depositor, the Loan Originator and the Owner Trustee.

          TRUST   CERTIFICATE:   The  meaning  assigned  thereto  in  the  Trust
Agreement.

          TRUST ESTATE: The assets subject to this Agreement, the Trust Agreement and the Indenture and assigned to the Trust, which assets consist of:
(i) such Loans as from time to time are subject to this Agreement as listed in the Loan Schedule, as the same may be amended or supplemented on each Transfer Date, by the removal of Deleted Loans and by the addition of Qualified Substitute Loans, together with the Servicer's Loan Files and the Indenture Trustee's Loan Files relating thereto and all proceeds thereof, (ii) the

Mortgages, Security Agreements and security interests in Loan Collateral, (iii) all payments in respect of interest due with respect to each Loan on or after the related Transfer Cutoff Date and all payments in respect of principal received after such Transfer Cutoff Date net of any Retained Interest (iv) such assets as from time to time are identified as Foreclosure Property, (v) such assets and funds as are from time to time deposited in the Distribution Account, Collection Account, the Transfer Obligation Account, the Lockbox Account, if any, and each Escrow Account, if any, including, without limitation, amounts on deposit in such accounts that are invested in Permitted Investments, (vi) lenders' rights under all Insurance Policies and to any Insurance Proceeds,
(vii) lenders' rights to any Condemnation Proceeds, (viii) Net Liquidation Proceeds and Released Loan Collateral Proceeds, (ix) all right, title and interest of the Issuer (but none of the obligations) in and to the obligations of Hedging Counterparties under Hedging Instruments, (x) all right, title and interest of the Depositor in and to the obligations of the Loan Originator under the Loan Purchase Agreement pursuant to which the Depositor acquired the Loans from the Loan Originator, and all proceeds of any of the foregoing and (xi) all of the Loan Originator's right, title and interest in, to and under (but none of its obligations) any Environmental Policy to the extent relating to Mortgage Loans.

          TRUST FEES AND EXPENSES: As of each Payment Date, an amount equal to the Servicing Compensation, the Indenture Trustee Fee, the Owner Trustee Fee and the Custodian Fee, if any.

          UCC:  The  Uniform  Commercial  Code as in  effect in the State of New
York.

          UCC-1  FINANCING   STATEMENT:   A  financing   statement  meeting  the
requirements of the Uniform Commercial Code of the relevant jurisdiction.

          UCC ASSIGNMENT: A form "UCC-2" or "UCC-3" statement meeting the requirements of the Uniform Commercial Code of the relevant jurisdiction to reflect an assignment of a secured party's interest in collateral.

          UNDERWRITING GUIDELINES: The underwriting guidelines (including the loan origination guidelines) provided to the Initial Noteholder on or prior to the Closing Date by the Loan Originator or an Affiliate thereof.

          UNFUNDED TRANSFER OBLIGATION: With respect to any Series of Notes and any date of determination on or prior to an Extension Date, an amount equal to
(x) the sum of (A) 10% of the aggregate Collateral Value of all Loans sold hereunder since the related Closing Date, plus (B) any amounts withdrawn from the Transfer Obligation Account for return to the Loan Originator pursuant to
SECTION 5.05(J) hereof since the related Closing Date less (y) the sum of the aggregate amount of payments actually made by the Loan Originator in respect of the Transfer Obligation pursuant to Section 2.3(b) of the Loan Purchase
Agreement since the related Closing Date and the aggregate amount of the Purchase Prices paid by Servicer in respect of any Loan Originator Puts since the related Closing Date. With respect to any Series of Notes subsequent to the first Series of Notes, the Unfunded Transfer Obligation may be modified as set forth in the Indenture Supplement.

          UNIT-LEVEL FIXED CHARGE COVERAGE RATIO: With respect to a Loan, as of any date of determination and for any period, the applicable "Fixed Charge Coverage Ratio" determined in accordance with, and defined in, the Underwriting Guidelines and any applicable Loan Documents, as computed by the Loan Originator based on the information most recently provided by the Borrower prior to any discretionary "add-back" adjustments.

          WHOLE LOAN SALE: A sale of Loans as whole loans.

          WILMINGTON TRUST COMPANY: Wilmington Trust Company, a Delaware banking corporation.

          WIRE INSTRUCTIONS: Instructions, originated by the Loan Originator, substantially in the form of Attachment A to the Escrow Instructions, attached hereto as Exhibit F.

          SECTION 1.02 OTHER DEFINITIONAL PROVISIONS.

          (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture and the Trust Agreement.

          (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

            CONVEYANCE OF THE TRUST ESTATE; ADDITIONAL NOTE PRINCIPAL
                                    BALANCES

          SECTION 2.01 CONVEYANCE OF THE TRUST ESTATE; ADDITIONAL NOTE PRINCIPAL BALANCES.

          (a) (i) On the terms and conditions of this Agreement, on each Transfer Date, the Depositor agrees to offer for sale and to sell Loans and deliver related Loan Documents to or at the direction of the Issuer. To the extent the Issuer has or is able to obtain sufficient funds for the purchase thereof, the Issuer agrees to purchase such Loans offered for sale by the Depositor.

               (ii) In consideration of the payment of the Additional Note Principal Balance pursuant to SECTION 2.06 hereof, the Depositor, as of the Closing Date and concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Estate.

               (iii) During the Revolving Period, on each Transfer Date, subject to the conditions precedent set forth in SECTION 2.06(A) and in accordance with the procedures set forth in SECTION 2.01(C), the Depositor, pursuant to an S&SA Assignment, will assign to the Issuer without recourse all the right, title and interest of the Depositor in and to the Loans and all proceeds thereof listed on the Loan Schedule attached to such S&SA Assignment, including all interest and principal (i) for each Loan having a Transfer Date from and including the first day of a calendar month to and including the Business Day preceding a Payment Date, received on or after the opening of business of the Transfer Cutoff Date and (ii) for each Loan having a Transfer Date from and including a Payment Date to and including the last day of a calendar month, due on the Loan after the Transfer Cutoff Date, in each case whether received by the Loan Originator, the Depositor or the Servicer, together with all right, title and interest in and to the proceeds of any related Insurance Policies and all of the Depositor's right, title and interest in and to (but none of its obligations under) the Loan Purchase Agreement and all proceeds of the foregoing.

               (iv) The foregoing sales, transfers, assignments, set overs and conveyances do not, and are not intended to, result in a creation or an assumption by the Issuer of any obligation of the Depositor, the Loan Originator or any other Person in connection with the Trust Estate or under any agreement or instrument relating thereto except as specifically set forth herein.

          (b) As of the Closing Date and as of each Transfer Date, the Issuer acknowledges (or will acknowledge pursuant to the S&SA Assignment) the conveyance to it of the Trust Estate, including all right, title and interest of the Depositor in and to the Trust Estate, receipt of which is hereby acknowledged by the Issuer. Concurrently with such delivery, as of the Closing Date and as of each Transfer Date, the Issuer pledges (or will pledge pursuant to the S&SA Assignment) the Trust Estate to the Indenture Trustee. In addition, concurrently with such delivery and in exchange therefor, the Owner Trustee, pursuant to the instructions of the Depositor, has executed (not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer) and caused the Trust Certificates to be authenticated and delivered to the Depositor.

          (c) (i) Pursuant to and subject to the Note Purchase Agreement, the Issuer may, at its sole option, from time to time request that the Initial Noteholder advance on any Transfer Date and on any Collateral Value Excess Date, Additional Note Principal Balances and the Initial Noteholder shall remit on such Transfer Date or Collateral Value Excess Date, as the case may be, to the Advance Account an amount equal to the Additional Note Principal Balance.

               (ii) Notwithstanding anything to the contrary herein, in no event shall the Initial Noteholder be required to advance Additional Note Principal Balances on a Transfer Date if the conditions precedent to a transfer of the Loans under SECTION 2.06(A) and the conditions precedent to the purchase of Additional Note Principal Balances set forth in Section 3.01 of the Note Purchase Agreement have not been fulfilled.

               (iii) Notwithstanding anything to the contrary herein, in no event shall the Initial Noteholder be required to advance Additional Note Principal Balance on a Collateral Value Excess Date if the conditions precedent thereto set forth in SECTION 2.06(B) and the conditions precedent to the purchase of Additional Note Principal Balances set forth in Section 3.01 of the Note Purchase Agreement have not been fulfilled.

               (iv) The Servicer shall appropriately note such Additional Note Principal Balance (and the increased Note Principal Balance) in the next succeeding Payment Statement; provided, however, that failure to make any such notation in such Payment Statement or any error in such notation shall not adversely affect any Noteholder's rights with respect to its Note Principal Balance and its right to receive interest and principal payments in respect of the Note Principal Balance held by such Noteholder. The Initial Noteholder shall record on the schedule attached to such Noteholder's Note, the date and amount of any Additional Note Principal Balance advanced by it; provided, that failure to make such recordation on such schedule or any error in such schedule shall not adversely affect any Noteholder's rights with respect to its Note Principal Balance and its right to receive interest payments in respect of the Note Principal Balance held by such Noteholder.

               (v) Absent manifest error, the Note Principal Balance of each Note as set forth in the Initial Noteholder's records shall be binding upon the Noteholders and the Issuer, notwithstanding any notation made by the Servicer in its Payment Statement pursuant to the preceding paragraph.

          SECTION 2.02 OWNERSHIP AND POSSESSION OF LOAN FILES.

          With respect to each Loan, as of the related Transfer Date the ownership of the related Promissory Note, the related Mortgage or Security Agreement and the contents of the related Servicer's Loan File and Indenture
Trustee's Loan File shall be vested in the Issuer and pledged to the Indenture Trustee for the benefit of the Securityholders, although possession of the Servicer's Loan File (other than items required to be maintained in the Indenture Trustee's Loan Files) on behalf of and for the benefit of the Securityholders shall remain with the Servicer, and the Custodian shall take possession of the Indenture Trustee's Loan Files as contemplated in SECTION 2.05 hereof.

          SECTION 2.03 BOOKS AND RECORDS; INTENTION OF THE PARTIES.

          (a) As of each Transfer Date, the sale of each of the Loans conveyed on such Transfer Date shall be reflected on the balance sheets and other financial statements of the Depositor or the Loan Originator, as the case may be, as a sale of assets by the Depositor or the Loan Originator, as the case may be, under GAAP. Each of the Servicer and the Custodian shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Loan which shall be clearly marked to reflect the ownership of each Loan, as of the related Transfer Date, by the Owner Trustee and pledged, as of such Transfer Date, to the Indenture Trustee for the benefit of the Securityholders.

          (b) It is the intention of the parties hereto that, other than for federal, state and local income or franchise tax purposes, the transfers and assignments of the Trust Estate on the Closing Date, on each Transfer Date and as otherwise contemplated by the Basic Documents and the Assignments shall constitute a sale of the Trust Estate including, without limitation, the Loans and all other property comprising the Trust Estate specified in SECTION 2.01(A) hereof, from the Depositor to the Issuer and such property shall not be property of the Depositor. The parties hereto shall treat the Notes as indebtedness for federal, state and local income and franchise tax purposes.

          (c) If any of the assignments and transfers of the Loans and the other property of the Trust Estate specified in SECTION 2.01(A) hereof to the Owner Trustee pursuant to this Agreement or the conveyance of the Loans or any of such other property of the Trust Estate to the Owner Trustee, other than for federal, state and local income or franchise tax purposes, is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, with respect to such property, (i) consisting of Loans and related property, the Depositor shall be deemed to have granted, as of the related Transfer Date, to the Owner Trustee a first priority security interest in the entire right, title and interest of the Depositor in and to such Loans and proceeds and all other property conveyed to the Owner Trustee as of such Transfer Date, (ii) consisting of any other property specified in SECTION 2.01(A), the Depositor shall be deemed to have granted, as of the Closing Date, to the Owner Trustee a first priority security interest in the entire right, title and interest of the Depositor in and to such property and the proceeds thereof. In such event, with respect to such property, this Agreement shall constitute a security agreement under applicable law.

          (d) Within ten (10) days of the date first above written, the Depositor shall, at Depositor's sole expense, cause to be filed UCC-1 financing statements naming the Owner Trustee as "secured party" and describing the Trust Estate being sold by the Depositor to the Issuer with the office of the Secretary of State of the state in which the Depositor is located.

          SECTION 2.04 DELIVERY OF LOAN DOCUMENTS.

          (a) With respect to each Loan that is not a Table-Funded Loan, the Loan Originator and/or the Depositor, as the case may be, shall, on or before the related Transfer Date, deliver or cause to be delivered to the Custodian, as the designated agent of the Indenture Trustee, each of the following documents (collectively, the "INDENTURE TRUSTEE'S LOAN FILE"):

          (i) With respect to each Mortgage Loan:

          (1) The original Promissory Note, endorsed by the Loan Originator in blank in the following form: "Pay to the order of ______________________, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from origination of the Mortgage Loan to the Loan Originator;

          (2) The original Mortgage with evidence of recording thereon (or, if the original Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of the original
     Mortgage submitted for recording) and, if the Mortgage was executed pursuant to a power of attorney, the original power of attorney with evidence of recording thereon (or, if the original power of attorney has not been returned from the applicable public recording office or is not otherwise available, a copy of the original power of attorney submitted for recording);

          (3) The original executed Assignment of Mortgage, in recordable form. The Assignment of Mortgage may be a blanket assignment, to the extent such assignment is effective under applicable law, for Mortgages covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, an Assignment of Mortgage need not be included in the individual Indenture Trustee's Loan File;

          (4) All original intervening assignments of mortgage, with evidence of recording thereon, showing a complete chain of assignment from origination of the Mortgage Loan to the Loan Originator (or, if any such assignment of mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of such assignment of mortgage submitted for recording);

          (5) The original of the guaranty (if any) executed in connection with the Promissory Note or related lease;

          (6) The originals of all assumption, modification, consolidation or extension agreements relating to the Mortgage with evidence of recording thereon, (or, if the originals have not been returned from the applicable public recording office or are not otherwise available, a copy of such originals submitted for recording);

          (7) The original attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same;

          (8) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan;

          (9) The original assignment of leases and rents, if separate from the related Mortgage, with evidence of recording thereon, or a copy of the original that has been or will, on or prior to the related Transfer Date be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

          (10) The original assignment of assignment of leases and rents, if the assignment of leases and rents is separate from the related Mortgage, from the Loan Originator in blank, in form and substance acceptable for recording;

          (11) A copy of the UCC-1 Financing Statements and all necessary UCC continuation statements with evidence of filing and/or recording thereon or copies thereof that have been sent for filing and/or recording on or promptly after closing, and UCC Assignments executed by the Loan Originator in blank, which UCC Assignments shall be in form and substance acceptable for filing and/or recording;

          (12) An environmental indemnity agreement (if any);

          (13) An Assignment of Loan Documents; and

          (14) the original Loan Agreement.

          (ii) With respect to each Equipment Loan:

          (1) The original Promissory Note, endorsed by the Loan Originator in blank in the following form: "Pay to the order of ______________________, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from origination of the Loan to the Loan Originator;

          (2) The original Security Agreement and, if the Security Agreement was executed pursuant to a power of attorney, the original power of attorney;

          (3) The original Loan Agreement, to the extent not encompassed in the Loan Agreement with respect to the related Mortgage Loan;

          (4) The original of the guaranty (if any) executed in connection with the Promissory Note or related lease;

          (5) The originals of all assumption, modification, consolidation or extension agreements relating to the Security Agreement, or true and correct copies thereof;

          (6) A true and correct copy of the UCC-1 Financing Statements and all necessary UCC continuation statements with evidence of filing and/or recording thereon or true copies thereof that have been sent for filing and/or recording on or promptly after closing, and UCC Assignments executed by the Loan Originator in blank, which UCC Assignments shall be in form and substance acceptable for filing and/or recording; and

          (7) An Assignment of Loan Documents.

          (b) With respect to each Table-Funded Loan:

          (i) By no later than 2:00 p.m., New York City time, on the Transfer Date, the Loan Originator shall cause the Bailee to deliver, by facsimile, copies of:

          (1) a fully executed Bailee Agreement (to the extent that the Bailee Agreement has not been previously delivered to the Custodian and Initial Noteholder) and Bailee Trust Receipt issued thereunder (as required in the Bailee Agreement) to the Custodian and Initial Noteholder; and

          (2) the fully executed Promissory Note to the Custodian (to the extent that the original Promissory Note has not been previously delivered to the Custodian).

          (ii) Within three Business Days following the Transfer Date, the Loan Originator shall have delivered or caused to be delivered to the Custodian, by overnight courier, the Indenture Trustee's Loan File documents not previously delivered pursuant hereto.

          (iii) By no later than 2:00 p.m., New York City time, on the Transfer Date, the Loan Originator shall cause the Settlement Agent to deliver, by facsimile, copies of fully executed Escrow Instructions and any Insured Closing Letter, if any, to the Custodian and Initial Noteholder;

          (c) With respect to each Loan, the Loan Originator and the Depositor shall, on the related Transfer Date, deliver or caused to be delivered to the Servicer for the benefit of the Indenture Trustee, as secured party on behalf of the Noteholders, the related Servicer's Loan File.

          (d) The Indenture Trustee shall cause the Custodian to take and maintain continuous physical possession of the Indenture Trustee's Loan Files in the State of Illinois and, in connection therewith, shall act solely as agent for the Securityholders in accordance with the terms hereof and not as agent for the Loan Originator, the Servicer or any other party.

          (e) Upon the delivery by the Loan Originator to the Custodian of any copies of Loan Documents, the Loan Originator shall be deemed to certify and hereby certifies that each such copy is a true, correct and complete copy of the related original.

          SECTION 2.05 ACCEPTANCE BY THE INDENTURE TRUSTEE OF THE LOANS; CERTAIN SUBSTITUTIONS AND REPURCHASES; CERTIFICATION BY THE CUSTODIAN.

          (a) The Indenture Trustee declares that it will cause the Custodian to hold the Indenture Trustee's Loan Files and any additions, amendments, replacements or supplements to the documents contained therein, as well as any other assets included in the Trust Estate and delivered to the Custodian, in trust, upon and subject to the conditions set forth herein. The Indenture Trustee further agrees to cause the Custodian to execute and deliver such certifications as are required under the Custodial Agreement and to otherwise direct the Custodian to perform all of its obligations with respect to the Indenture Trustee's Loan Files in strict accordance with the terms of the Custodial Agreement.

          (b) (i) With respect to any Loans which are set forth as exceptions in the Initial Certification or the Loan Schedule and Exceptions Report, the Loan Originator shall cure such exception by delivering such missing documents to the Custodian or otherwise curing the defect no later than (A) 5 Business Days after the receipt of the Initial Certification or the first Loan Schedule and Exceptions Report with respect to such Mortgage Loan (or in the case of a Table-Funded Loan, 5 Business Days after the related Transfer Date with respect thereto) or (B) in the case of Loan Documents which have been delivered to recording or filing offices and have not been returned to the Loan Originator to permit their delivery to the Custodian at the time required, 90 days after the related Transfer Date.

               (ii) In the event that, with respect to any Loan, the Loan Originator does not comply with the document delivery requirements of this
SECTION 2.05, the Loan Originator shall purchase such Loan at the Purchase Price with respect to such Loan by depositing such Purchase Price in the Collection Account. The Loan Originator shall provide the Servicer, the Indenture Trustee, the Issuer and the Initial Noteholder with a certification of a Responsible Officer prior to such repurchase indicating that the Loan Originator intends to repurchase such Loan. In lieu of such a repurchase, the Depositor and Loan Originator may comply with the substitution provisions of SECTION 3.05 hereof.

               (iii) It is understood and agreed that the obligation of the Loan Originator to repurchase any such Loan pursuant to this SECTION 2.04(B) shall constitute the sole remedy against it with respect to such failure to comply with the foregoing delivery requirements.

          (c) In performing its reviews of the Indenture Trustee's Loan Files pursuant to the Custodial Agreement, the Custodian shall have no responsibility to determine the genuineness of any document contained therein and any signature thereon. The Custodian shall not have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction.

          (d) The Servicer's Loan File shall be held in the custody of the Servicer (i) for the benefit of, and as agent for, the Noteholders and (ii) for the benefit of the Indenture Trustee, as secured party on behalf of the Noteholders, for so long as the Indenture continues in full force and effect; after the Indenture is terminated in accordance with the terms thereof, the Servicer's Loan File shall be held in the custody of the Servicer for the benefit of, and as agent for, the Certificateholders. It is intended that, by the Servicer's agreement pursuant to this SECTION 2.05(D), the Indenture Trustee shall be deemed to have possession of the Servicer's Loan Files for purposes of
Section 9-305 of the UCC of the state in which such documents or instruments are located. The Servicer shall promptly report to the Indenture Trustee any failure by it to hold the Servicer's Loan File as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of such documents and instruments, the Servicer agrees not to assert any legal or beneficial ownership interest in the Loans or such documents or instruments. The Servicer agrees to indemnify the Securityholders and the Indenture Trustee, its officers, directors, employees, agents and "control persons" as such term is used under the Act and under the Securities Exchange Act of 1934, as amended for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred by or asserted against the Securityholders or the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of such documents or instruments which have been delivered to the Servicer; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any Securityholders or the Indenture Trustee; and provided, further, that the Servicer will not be liable for any portion of any such amount resulting from the Servicer's compliance with any instructions or directions consistent with this Agreement issued to the Servicer by the Indenture Trustee. The Indenture Trustee shall have no duty to monitor or otherwise oversee the Servicer's performance as custodian hereunder.

          SECTION 2.06 CONDITIONS PRECEDENT TO TRANSFER DATES AND COLLATERAL VALUE EXCESS DATES.

          (a) On each Transfer Date, the Depositor shall convey to the Issuer, the Loans and the other property and rights related thereto described in the related S&SA Assignment, the Issuer, only upon the satisfaction of each of the conditions set forth below on or prior to such Transfer Date, shall deposit or cause to be deposited cash in the amount of the Additional Note Principal Balance in the Advance Account in respect thereof, and the Servicer shall, promptly after such deposit, withdraw the amount deposited in respect of applicable Additional Note Principal Balance from the Advance Account, and distribute such amount to or at the direction of the Depositor. In the case of Table-Funded Loans, the Initial Noteholder (acting pursuant to the instructions of the Issuer and Depositor, which are hereby given) shall disburse the related amount in respect of Additional Note Principal Balances to the Settlement Agent for distribution in accordance with the related Escrow Instructions, as applicable.

               (i) the Depositor shall have delivered to the Issuer and the Initial Noteholder duly executed Assignments, which shall have attached thereto a Loan Schedule setting forth the appropriate information with respect to all Loans conveyed on such Transfer Date and shall have delivered to the Initial Noteholder a computer readable transmission of such Loan Schedule;

               (ii) the Depositor shall have deposited in the Collection Account all collections received with respect to each of the Loans after but not including the applicable Transfer Cutoff Date;

               (iii) as of such date, neither the Loan Originator, the Issuer nor the Depositor shall (A) be insolvent, (B) be made insolvent by its respective sale of Loans or (C) have reason to believe that its insolvency is imminent;

               (iv)   the Revolving Period shall not have terminated;

               (v) the Initial Noteholder shall have received the Due Diligence Packages for such Loans as are to be transferred on such Transfer Date at least five Business Days prior to the related Transfer Date, shall have such completed its due diligence investigation of such Loans and shall have approved, in its sole discretion, each such Loan;

               (vi) the Issuer shall have either (x) delivered the Indenture Trustee's Loan File to the Custodian in accordance with the Custodial Agreement and the Initial Noteholder shall have received a copy of the Loan Schedule and Exceptions Report reflecting such delivery and for any Loans having Exceptions (as defined in the Custodial Agreement) thereon, the Initial Noteholder shall have approved in its sole discretion each such Loan or (y) in the case of a Table-Funded Loan, delivered the documentation specified in SECTION 2.04(B)(I) to the Custodian and shall have received consent from the Initial Noteholder (in its sole discretion) to the sale of the Table-Funded Loan;

               (vii) each of the representations and warranties made by the Depositor pursuant to SECTION 3.04 with respect to the Loans shall be true and correct as of the related Transfer Date with the same effect as if then made, and the Depositor shall have performed all obligations to be performed by it under the Basic Documents on or prior to such Transfer Date;

               (viii) the Depositor  shall,  at its own expense,  on or prior to the Transfer Date, indicate in its computer files that the Loans identified in the LPA Assignment and S&SA Assignment have been sold to the Issuer pursuant to this Agreement and the S&SA Assignment;

               (ix) the Depositor shall have taken any action required to maintain the ownership interest of the Issuer in the Trust Estate and the first perfected security interest therein of the Indenture Trustee;

               (x) no selection procedures believed by the Depositor to be adverse to the interests of the Noteholders shall have been utilized in selecting the Loans to be conveyed on such Transfer Date;

               (xi) the Depositor shall have provided the Issuer, the Indenture Trustee and the Initial Noteholder no later than two Business Days prior to such date a Notice of Additional Note Principal Balance in the form of Exhibit A hereto;

               (xii) after giving effect to the Additional Note Principal Balance associated therewith, the Note Principal Balance will not exceed the Maximum Note Principal Balance;

               (xiii) all conditions  precedent to the  Depositor's  purchase of
                      Loans pursuant to the Loan Purchase Agreement shall have been fulfilled as of such Transfer Date;

               (xiv) all conditions precedent to the Noteholders' purchase of Additional Note Principal Balance pursuant to the Note Purchase Agreement shall have been fulfilled as of such date; and

               (xv) if any Loan sold on the Transfer Date is a Table-Funded Loan, the Loan Originator shall have provided the Initial Noteholder, Depositor, Issuer, Settlement Agent and Custodian with a copy of any related Bailee Agreement, Bailee Trust Receipt and Escrow Instructions on or prior to such Transfer Date.

          (b) On each Collateral Value Excess Date, the Issuer shall deposit or cause to be deposited into the Advance Account cash in the amount equal to the Additional Note Principal Balance with respect to such Collateral Value Excess Date, only upon the satisfaction of conditions set forth in subclauses (iii),
(iv), (ix), (xi), (xii) and (xiv) of Section 2.06(a) on such Collateral Value Excess Date. The Servicer shall withdraw the amount deposited in respect of Additional Note Principal Balance from the Advance Account in respect of such deposit and distribute such amount to or at the direction of the Depositor.

          SECTION 2.07 TERMINATION OF REVOLVING PERIOD.

          Upon the occurrence of (i) an Event of Default or Default under this Agreement or the Indenture or (ii) a Rapid Amortization Trigger, the Initial Noteholder (if still a Noteholder) may, in its sole discretion, terminate the Revolving Period.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

          The Depositor hereby represents and warrants to the Loan Originator, the Servicer, the Indenture Trustee, the Owner Trustee and the Noteholders that as of the Closing Date, as of each Transfer Date and as of each Collateral Value Excess Date:

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has, and had at all relevant times, full power to own its property, to carry on its business as currently conducted, to enter into and perform its obligations under each Basic Document to which it is a party;

          (b) The execution and delivery of each Basic Document to which it is a party by the Depositor and its performance of and compliance with all of the terms thereof will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

          (c) The Depositor has the full power and authority to enter into and consummate the transactions contemplated by each Basic Document to which it is a party, has duly authorized the execution, delivery and performance of each Basic Document to which it is a party and has duly executed and delivered each Basic Document to which it is a party. Each Basic Document to which it is a party, assuming due authorization, execution and delivery by the other party or parties thereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (d) The Depositor is not in violation of, and the execution and delivery of each Basic Document to which it is a party by the Depositor and its performance and compliance with the terms of each Basic Document to which it is a party will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or materially and adversely affect the performance of its duties hereunder;

          (e) There are no actions or proceedings against, or investigations of, the Depositor currently pending with regard to which the Depositor has received service of process and no action or proceeding against, or investigation of, the Depositor is, to the knowledge of the Depositor, threatened or otherwise pending before any court, administrative agency or other tribunal that (A) if determined adversely to the Depositor, would prohibit its entering into any of the Basic Documents to which it is a party or render the Notes invalid, (B) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Basic Documents to which it is a party or (C) if determined adversely to the Depositor, would prohibit or materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Basic Documents to which it is a party or the Notes;

          (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, any of the Basic Documents to which it is a party or the Notes, or for the consummation of the transactions contemplated by any of the Basic Documents to which it is a party, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

          (g) The Depositor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of any of the Basic Documents to which it is a party or the assumption of any of its obligations thereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Depositor;

          (h) As of the Transfer Date related thereto, the Depositor did not sell the Mortgage Loans sold thereon to the Trust with any intent to hinder, delay or defraud any of its creditors; nor will the Depositor be rendered insolvent as a result of such sale;

          (i) As of the Transfer Date related thereto, the Depositor had good title to, and was the sole owner of, each Loan sold thereon free and clear of any lien other than any such lien released simultaneously with the sale contemplated herein, and, immediately upon each transfer and assignment herein contemplated, the Depositor will have delivered to the Trust good title to, and the Trust will be the sole owner of, each Mortgage Loan transferred thereon free and clear of any lien;

          (j) As of the Transfer Date related thereto, the Depositor acquired title to each of the Loans sold thereon in good faith, without notice of any adverse claim;

          (k) The Basic Documents and other information identified in Exhibit D hereto (collectively, the "REFERENCED DOCUMENTS"), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Depositor to the Initial Noteholder or any Affiliate thereof in connection with the Referenced Documents and the transactions contemplated thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. Except as disclosed in writing to the Initial Noteholder, there is no fact known to a Responsible Officer of the Depositor, after due inquiry, that could reasonably be expected to have a material adverse effect on
(a) the property, business, operations, financial condition or prospects of the Depositor, (b) the ability of the Depositor to perform its obligations under any Basic Document to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Noteholders and the Indenture Trustee under any of the Basic Documents, (e) the timely payment of the principal of or interest on the Notes or other amounts payable in connection therewith or (f) the Loans;

          (l) The Depositor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended; and

          (m) As of the Transfer Date related thereto, the transfer, assignment and conveyance of the Loans by the Depositor thereon pursuant to this Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

          (n) The Depositor's principal place of business and chief executive offices are located at The Perimeter Center, 17207 North Perimeter Drive, Scottsdale, Arizona 85255.

          SECTION 3.02 REPRESENTATIONS AND WARRANTIES OF THE LOAN ORIGINATOR.

          The Loan Originator hereby represents and warrants to the Servicer, the Indenture Trustee, the Owner Trustee, the Noteholders and the Depositor that as of the Closing Date, as of each Transfer Date and as of each Collateral Value Excess Date:

          (a) The Loan Originator is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (i) is duly qualified, in good standing and licensed to carry on its business in each state where any Loan Collateral is located and (ii) is in compliance with the laws of any such state, in both cases, to the extent necessary to ensure the enforceability of the Loans in accordance with the terms thereof and had at all relevant times, full corporate power to originate the Loans, to own its property, to carry on its business as currently conducted and to enter into and perform its obligations under each Basic Document to which it is a party;

          (b) The execution and delivery by the Loan Originator of each Basic Document to which it is a party and its performance of and compliance with the terms thereof will not violate the Loan Originator's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any contract, agreement or other instrument to which the Loan Originator is a party or which may be applicable to the Loan Originator or any of its assets;

          (c) The Loan Originator has the full power and authority to enter into and consummate all transactions contemplated by the Basic Documents to be consummated by it, has duly authorized the execution, delivery and performance of each Basic Document to which it is a party and has duly executed and delivered each Basic Document to which it is a party. Each Basic Document to which it is a party, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a valid, legal and binding obligation of the Loan Originator, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (d) The Loan Originator is not in violation of, and the execution and delivery of each Basic Document to which it is a party by the Loan Originator and its performance and compliance with the terms of each Basic Document to which it is a party will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Loan Originator or its properties or materially and adversely affect the performance of its duties under any Basic Document to which it is a party;

          (e) There are no actions or proceedings against, or investigations of, the Loan Originator currently pending with regard to which the Loan Originator has received service of process and no action or proceeding against, or investigation of, the Loan Originator is, to the knowledge of the Loan Originator, threatened or otherwise pending before any court, administrative agency or other tribunal that (A) if determined adversely to the Loan Originator, would prohibit its entering into any Basic Document to which it is a party or render the Notes invalid, (B) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any Basic Document to which it is a party or (C) if determined adversely to the Loan Originator, would prohibit or materially and adversely affect the sale of the

Loans to the Depositor, the performance by the Loan Originator of its obligations under, or the validity or enforceability of, any Basic Document to which it is a party or the Notes;

          (f) No consent, approval, authorization or order of any court or governmental agency or body is required for: (1) the execution, delivery and performance by the Loan Originator of, or compliance by the Loan Originator with, any Basic Document to which it is a party, (2) the issuance of the Notes,
(3) the sale of the Loans under the Loan Purchase Agreement or (4) the consummation of the transactions required of it by any Basic Document to which it is a party, except such as shall have been obtained before such date;

          (g) Immediately prior to the Transfer Date related thereto, the Loan Originator had good title to the Loans sold on such Transfer Date without notice of any adverse claim;

          (h) The information, reports and schedules furnished in writing by or on behalf of the Loan Originator to the Initial Noteholder or any Affiliate thereof with regard to the Loans, the Due Diligence Packages, the Basic Documents and other information identified in Exhibit D hereto (collectively, the "REFERENCED DOCUMENTS"), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Loan Originator to the Initial Noteholder or any Affiliate thereof in connection with the Referenced Documents and the transactions contemplated thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. Except as disclosed in writing to the Initial Noteholder, there is no fact known to a Responsible Officer of the Loan Originator, after due inquiry, that could reasonably be expected to have a material adverse effect on (a) the property, business, operations, financial condition or prospects of the Loan Originator,
(b) the ability of the Loan Originator to perform its obligations under any Basic Document to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Noteholders and the Indenture Trustee under any of the Basic Documents, (e) the timely payment of the principal of or interest on the Notes or other amounts payable in connection therewith or (f) the Loans;

          (i) The Loan Originator is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations under each Basic Document to which it is a party; it will not be rendered insolvent by the execution and delivery of this Agreement or by the performance of its obligations under each Basic Document to which it is a party; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Loan Originator prior to the date hereof;

          (j) As of the Transfer Date related thereto, the Loan Originator has transferred the Loans transferred on or prior to such Transfer Date without any intent to hinder, delay or defraud any of its creditors; and

          (k) As of the Transfer Date related thereto, the Loan Originator has received fair consideration and reasonably equivalent value in exchange for the Loans sold on such Transfer Date to the Depositor.

          It is understood and agreed that the representations and warranties set forth in this SECTION 3.02 shall survive delivery of the respective Indenture Trustee's Loan Files to the Custodian (as the agent of the Indenture Trustee) and shall inure to the benefit of the Securityholders, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee and the Trust. Upon discovery by any of the Loan Originator, the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of any Loan or the interests of the Securityholders therein, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties. The obligations of the Loan Originator set forth in SECTIONS 2.05 and 3.05 hereof to cure any breach or to substitute for or repurchase an affected Loan shall constitute the sole remedies available hereunder to the Securityholders, the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee respecting a breach of the representations and warranties contained in this SECTION 3.02. The fact that the Initial Noteholder has conducted or has failed to conduct any partial or complete due diligence investigation of the Loan Files shall not affect the Noteholders' rights to demand repurchase or substitution as provided under this Agreement.

          SECTION  3.03   REPRESENTATIONS,   WARRANTIES  AND  COVENANTS  OF  THE
SERVICER.

          The Servicer hereby represents and warrants to and covenants with the Owner Trustee, the Indenture Trustee, the Noteholders, the Depositor and the Loan Originator that as of the Closing Date, as of each Transfer Date and as of each Collateral Value Excess Date:

          (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (i) is duly qualified, in good standing and licensed to carry on its business in each state where any Loan Collateral is located, and (ii) is in compliance with the laws of any such state, in both cases, to the extent necessary to ensure the enforceability of the Loans in accordance with the terms thereof and to perform its duties under each Basic Document to which it is a party and had at all relevant times, full corporate power to own its property, to carry on its business as currently conducted, to service the Loans and to enter into and perform its obligations under each Basic Document to which it is a party;

          (b) The execution and delivery by the Servicer of each Basic Document to which it is a party and its performance of and compliance with the terms thereof will not violate the Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

          (c) The Servicer has the full power and authority to enter into and consummate all transactions contemplated by each Basic Document to which it is a party, has duly authorized the execution, delivery and performance of each Basic Document to which it is a party and has duly executed and delivered each Basic Document to which it is a party. Each Basic Document to which it is a party, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (d) The Servicer is not in violation of, and the execution and delivery of each Basic Document to which it is a party by the Servicer and its performance and compliance with the terms of each Basic Document to which it is a party will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or materially and adversely affect the performance of its duties under any Basic Document to which it is a party;

          (e) There are no actions or proceedings against, or investigations of, the Servicer currently pending with regard to which the Servicer has received service of process and no action or proceeding against, or investigation of, the Servicer is, to the knowledge of the Servicer, threatened or otherwise pending before any court, administrative agency or other tribunal that (A) if determined adversely to the Servicer, would prohibit its entering into any Basic Document to which it is a party, (B) seek to prevent the consummation of any of the transactions contemplated by any Basic Document to which it is a party or (C) if determined adversely to the Servicer, would prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, any Basic Document to which it is a party or the Notes;

          (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, any Basic Document to which it is a party or the Notes, or for the consummation of the transactions contemplated by any Basic Document to which it is a party, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to such date;

          (g) The Basic Documents and other information identified in Exhibit D hereto (collectively, the "REFERENCED DOCUMENTS"), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Servicer to the Initial Noteholder or any Affiliate thereof in connection with the Referenced Documents and the transactions contemplated thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. Except as disclosed in writing to the Initial Noteholder, there is no fact known to a Responsible Officer of the Servicer, after due inquiry, that could reasonably be expected to have a material adverse effect on
(a) the property, business, operations, financial condition or prospects of the Servicer, (b) the ability of the Servicer to perform its obligations under any Basic Document to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Noteholders and the Indenture Trustee under any of the Basic Documents, (e) the timely payment of the principal of or interest on the Notes or other amounts payable in connection therewith or (f) the Loans;

          (h) The Servicer is solvent and will not be rendered insolvent as a result of the performance of its obligations pursuant to under the Basic Documents to which it is a party; and

          (i) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for the performance of its services hereunder and that the entire Servicing Fee shall be treated by the Servicer, for accounting purposes, as compensation for the servicing and administration of the Loans pursuant to this Agreement.

          It is understood and agreed that the representations, warranties and covenants set forth in this SECTION 3.03 shall survive delivery of the respective Indenture Trustee's Loan Files to the Indenture Trustee and shall inure to the benefit of the Depositor, the Noteholders and the Indenture Trustee. Upon discovery by any of the Loan Originator, the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the value of any Loans or the interests of the Noteholders therein, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties. The fact that the Initial Noteholder has conducted or has failed to conduct any partial or complete due diligence investigation shall not affect the Noteholders' rights to exercise their remedies as provided under this Agreement.

          SECTION 3.04 REPRESENTATIONS AND WARRANTIES REGARDING LOANS.

          The Loan Originator hereby represents and warrants to the Depositor, the Issuer, the Indenture Trustee and the Noteholders, with respect to each Loan as of the related Transfer Date (except as otherwise expressly agreed in writing by the Majority Noteholders):

          (a) Immediately prior to sale to the Depositor, the Loan Originator is the sole owner and holder of the Loan.

          (b) Immediately prior to sale to the Depositor, the Loan Originator has full right and authority to sell, assign, transfer and pledge the Loan.

          (c) The Loan Originator is transferring the Loan free and clear of any and all liens, pledges, equities, charges, claims or security interests of any nature encumbering the Loan, except those removed immediately prior to sale to the Depositor and except any security interest created pursuant to the terms of this Agreement.

          (d) With respect to each Mortgage Loan, the related Servicer's Loan File includes a survey, certified to the Loan Originator and the title insurance company, which is prepared in accordance with minimum standards for surveys as determined by ALTA or equivalent at the time of origination of such Mortgage Loan and contains the signature and seal of a licensed engineer or surveyor affixed thereto.

          (e) With respect to each Mortgage Loan, the related Assignment of Mortgage and assignment of assignment of leases and rents (if any), except for the name of the assignee, which is left blank, constitutes the legal, valid and binding assignment of the Mortgage and the related assignment of leases and rents from the Loan Originator. The endorsement of each Promissory Note, except for the name of the assignee, which is left blank, constitutes the legal, valid and binding assignment of the Promissory Note, and together with the Assignment of Mortgage and Assignment of Loan Documents, legally and validly conveys all right, title and interest in the subject Loan to the Indenture Trustee.

          (f) With respect to each Equipment Loan, the endorsement of the related Promissory Note, except for the name of the assignee, which is left blank, constitutes the legal, valid and binding assignment of the Promissory Note, and together with the Assignment of Loan Documents, legally and validly conveys all right, title and interest in the subject Equipment Loan to the Indenture Trustee.

          (g) With respect to each Mortgage Loan, the lien of the related Mortgage is insured by an ALTA lender's title insurance policy (or a policy on an equivalent form), issued (or to be issued pursuant to a binding irrevocable commitment therefor) by a Qualified Insurer, insuring (subject to the exceptions referred to in subsection (ac) below) the Loan Originator, its successors and assigns, that the related Mortgage is a valid first lien on the Mortgaged Property. Such title insurance policy is in full force and effect and will inure to the benefit of the owner of such Mortgage Loan. Such title insurance policy insures the Mortgaged Property for not less than the original principal amount of the Mortgage Loan after all advances of principal. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning or uses to the extent that such exceptions would, in the aggregate, materially and adversely affect the value of the related Mortgaged Property or the intended use thereof and, where available, has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. No Person claiming through the Loan Originator has done, by act or omission, anything, or has knowledge of any fact, which would materially impair the coverage of any such title insurance policy. The title policy has been marked to delete the intervening lien exception. All premiums for such policy, including any premiums for endorsements and special endorsements, have been paid. With respect to each Adjustable Rate Loan, the related title policy contains an ALTA 6.02 endorsement, or its equivalent, to the extent available.

          (h) With respect to the Indenture Trustee's Loan File for such Loan, all copies contained therein are true, correct and complete copies of the related originals.

          (i) The Unit-Level Fixed Charge Coverage Ratio for such Loan is not less than 1.20 or, with respect to the Sonic franchise finance program, 1.15.

          (j) (i) With respect to each Mortgage Loan that is secured by the related Borrower's fee simple ownership interest in the related Mortgaged Property, such Borrower is the owner and holder of the landlord's interest under any lease for use and occupancy of all or any portion of the related Mortgaged Property. Each Mortgage provides for the appointment of a receiver for rents in the event of default or allows the mortgagee to enter into possession to collect the rents. Neither the Loan Originator nor the Borrower has made any assignments of the landlord's interest in any such lease or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable under any such lease, which assignments are presently outstanding and have priority over the related Mortgage or any related assignment of leases, rents and profits given in connection with the origination of the related Mortgage, other than as may be disclosed in the related lender's title insurance policy referred to in subsection (g) above. An assignment of leases and/or rents and any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable first lien and first priority security interest on the property described therein except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (C) applicable state laws, which state laws will not materially interfere with the practical realization of the principal benefits or security provided thereby.

               (ii) With respect to each Equipment Loan, all Equipment subject to the related Security Agreement is either subject to a UCC-1 Financing Statement filed and/or recorded (or sent for filing and/or recording on or prior to the Transfer Cutoff Date) in all places necessary to perfect a valid first priority lien thereon or, to the extent the related Equipment is securities or other instruments, the Loan Originator or its agent has a valid first priority lien thereon perfected by possession.

          (k) In reliance on the Borrower's counsel's opinion contained in the Servicer's Loan File, if any, and the Title Policy contained in the Indenture Trustee's Loan File, with respect to each Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with a trustee's sale or as otherwise required by applicable law, after default by the Borrower, no fees or expenses are payable to such trustee.

          (l) The Servicer's Loan File contains a site inspection and valuation report of the related Mortgaged Property which site inspection and valuation report conforms to the requirements contained in the Underwriting Guidelines and such site inspection and valuation report was conducted by a Person whose compensation was and is not affected by the approval or disapproval of such Loan.

          (m) The information set forth in the Loan Schedule for such Loan is true, correct and complete in all material respects.

          (n) The Loan has been originated in accordance with applicable law and the Underwriting Guidelines.

          (o) The Borrower and/or its lessees and/or operator are in possession of all material licenses, permits, and authorizations required for use and/or possession of the Loan Collateral.

          (p) The Loan has been serviced in accordance with applicable law and the terms of the related Loan Documents.

          (q) Since the completion of funding contemplated under the applicable Loan Documents of the Loan, the terms of the related Promissory Note, Mortgage, if applicable, and Security Agreements, if applicable, have not been impaired, waived, modified, altered, satisfied, canceled or subordinated by the Loan
Originator in any respect, except, in each of the foregoing instances, by written instruments that are a part of the related Indenture Trustee's Loan File, recorded in the applicable public recording office if necessary to maintain the priority of the lien of the related Mortgage, if applicable, and Security Agreements, if applicable, delivered to the Indenture Trustee or its designee.

          (r) No fraud, error, omission, misrepresentation or negligence with respect to the origination of a Loan has taken place on the part of any Person, including, without limitation, the Borrower, any appraiser or any other party involved in the origination of the Loan. The Loan Originator has reviewed all of the documents constituting the Indenture Trustee's Loan File, the Servicer's Loan File and internal credit write-up and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

          (s) The Loan is not a participation interest in a loan, but is a whole loan, and the Loan Originator does not own and is not entitled to own any equity interest in the Borrower. Except as disclosed in the Due Diligence Package related thereto, such Loan does not provide for any Retained Interest.

          (t) The Loan does not contain a shared appreciation feature or any terms providing for a contingent interest.

          (u) No taxes, ground rents, water charges, sewer rents, insurance premiums, governmental assessments (including the current portion of assessments payable in future installments) or other charges affecting the related Loan Collateral that, prior to the related Transfer Cutoff Date became due and owing in respect of such Loan Collateral, are delinquent.

          (v) Any escrow deposits and payments relating to the Loan are under the control of the Loan Originator or Servicer and any amounts required to be deposited by the Borrower have been deposited.

          (w) There is no material default, breach, violation or event of acceleration on the part of the related Borrower existing under the related Mortgage or Security Agreement or the related Promissory Note, and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration occurred during the preceding twelve months. The Loan Originator has not waived any material default, breach, violation or event of acceleration of any of the foregoing, and, pursuant to the terms of the related Mortgage or Security Agreement or the related Promissory Note, no person or party other than the holder of such Promissory Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Promissory Note.

          (x) There is no pending total or partial condemnation of the related Mortgaged Property, and the Loan Collateral is free and clear of any damage or waste that would materially and adversely affect its value or marketability as security for the Loan and the related Loan Collateral is in good repair and has not been materially damaged by fire, wind or other cause, which damage has not been fully repaired or for which insurance proceeds have not been received or are not expected to be received.

          (y) With respect to each Mortgage Loan, none of the improvements that are or are intended to be, security for the Mortgage Loan lie outside of the boundaries and building restriction lines of the Mortgaged Property except for certain immaterial encroachments therefrom, and no improvements on adjoining properties materially encroach upon the Mortgaged Property, except for those material encroachments insured over by title insurance or the subject of a Title Matters Indemnity Agreement contained in the Servicer's Loan File with respect to such Mortgage Loan.

          (z) The Loan Collateral is covered by acceptable insurance meeting the minimum requirements set forth in the Mortgage or Security Agreement. The Loan Collateral is insured by a fire and extended perils insurance policy that provides coverage in an amount not less than the lesser of the Principal Balance of the related Promissory Note and full replacement value of the Loan Collateral.

          (aa) With respect to each Mortgage Loan, the related Loan Documents require that the related Mortgaged Property be insured by a fire and extended perils insurance policy, issued by a Qualified Insurer that has a claims-paying ability rated at least "A:VI" by A.M. Best's Key Rating Guide, providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required under such Loan Documents, against earthquake and other risks insured against by Persons operating like properties in the locality of such Mortgaged Property, in an amount that is not less than 100% of the full insurable replacement cost of such Mortgaged Property (exclusive of land, footings and foundations). If such Mortgaged Property is located in a Special Flood Hazard Area (as defined by the Federal Emergency Management Agency) and flood insurance is available, such Loan Documents require that a flood insurance policy be in effect. The related Loan Documents also require the related Mortgaged Property to be covered by comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties. The related Loan Documents require that each such Insurance Policy (i) contain a standard mortgagee clause naming the Loan Originator, its successors and assigns as mortgagee and (ii) provide for prior notice to the mortgagee, as additional insured, of termination or cancellation (and no such notice has been received). In addition, each such Insurance Policy will be required to be subject to deductibles not greater than those customarily carried for similar Mortgaged Property, considering the creditworthiness of the Borrower. The Loan Documents for such Mortgage Loan obligate the related Borrower to maintain all such insurance, and if such Borrower fails to do so, authorize the mortgagee to obtain and maintain such insurance at such Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

          (ab) The Loan is not thirty (30) or more days delinquent in payment of principal or interest and has not been delinquent by thirty (30) or more days more than once during the preceding twelve (12) months.

          (ac) With respect to each Mortgage Loan, the related Mortgage is a valid and enforceable first lien on the fee or leasehold estate of the Borrower in the related Mortgaged Property (as applicable), which Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage, except (i) for liens for real estate taxes and special assessments either not yet delinquent or not yet due and payable, (ii) for covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, which exceptions do not, in the aggregate, materially and adversely affect the value of the related Mortgaged Property or the intended use thereof, (iii) to the extent such Loan Collateral consists of patents, trademarks or copyrights, or property as to which perfection of a security interest is effected through possession, notation on a document of title or recording or filing under any law other than the UCC, such security interest is perfected as a first priority security interest under the UCC and (iv) for other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage.

          (ad) With respect to each Mortgage Loan, no claims have been made by the Loan Originator under the related Title Policy. No prior holder of the related Mortgage has done, by act or omission, anything which would materially impair the coverage of any such Title Policy and such Title Policy is in full force and effect, is freely assignable and will inure to the benefit of the Indenture Trustee or its designee as mortgagee of record. All applicable premiums for the Title Policy, endorsements and all special endorsements, if any, have been paid.

          (ae) The Loan Originator has, and all parties to the related Promissory Note, Mortgage or Security Agreement, and any related agreements or guaranties had, the power, authority and legal capacity to enter into, execute and deliver the same and such Promissory Note, Mortgage or Security Agreement, related agreements and guaranties, if any, have been duly and properly executed and delivered by the Loan Originator and all other parties.

          (af) In connection with each Loan, the related Promissory Note, Mortgage or Security Agreement and other agreements executed in connection therewith:

               (i) have been completed in compliance with, or are exempt from, applicable state, federal and local laws and rules and regulations relating to the origination of and performance under the Loan, including, without limitation, usury, land sales, the offer and sale of securities and equal credit opportunity or disclosure, the Federal Truth-in-Lending Act, the Real Estate Settlement Procedure Act and other consumer protection laws and neither origination of such Loan nor consummation of the transactions contemplated hereby involved or will involve the violation of any such laws; and

               (ii) are genuine and are the legal, valid and binding obligation of the Borrower or Borrowers thereof (subject to any non-recourse provisions therein), and enforceable in accordance with their respective terms, without defense, offset, counterclaim or right of rescission, except as enforcement may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (C) applicable state laws, which state laws will not materially interfere with the practical realization of the principal benefits or security provided thereby.

          (ag) The related Promissory Note, Mortgage or Security Agreement, as applicable, and other agreements executed in connection therewith contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Loan Collateral of the benefits of the security provided thereby.

          (ah) The Loan Documents have not been modified to (i) provide for any holdbacks, other than any holdbacks previously approved by the parties hereto,
(ii) require future advances thereunder, or (iii) require disbursements of any escrow funds for completion of any on-site or off-site improvements, other than any requirements for disbursement of escrow funds held pursuant to the applicable Loan Documents. All applicable costs, fees and expenses incurred in making, closing or recording such Loan will have been paid on or before the related Transfer Cutoff Date.

          (ai) With respect to each Mortgage Loan, the Loan Originator has a first lien priority perfected security interest in all Condemnation Proceeds and casualty proceeds relating to such Mortgaged Property.

          (aj) The Loan Collateral is not in construction or substantial rehabilitation.

          (ak) The Loan is not cross-collateralized with any obligation other than a Loan. For each Senior Loan, the related Borrower's obligations thereunder are cross-defaulted with such Borrower's obligations under the Mortgage Loans and the Equipment Loans (if any) associated with such Senior Loan.

          (al) The conveyance of the Loan on such Transfer Date shall be deemed a certification by a Responsible Officer of the Loan Originator that no default by a Borrower is threatened or imminent with respect to such Loan.

          (am) With respect to each Mortgage Loan, there is access to the Mortgaged Property and such access is insured by title insurance (to the extent available), and each Mortgaged Property, in every case, is serviced by public or private water and sewer systems. The Loan Originator inspected, or caused to be inspected, the related Mortgaged Property in connection with the origination of such Mortgage Loan and the Loan Originator has inspected, or caused to be inspected, such Mortgaged Property in accordance with the Underwriting Guidelines.

          (an) [Reserved.]

          (ao) The Loan Originator has not, directly or indirectly, advanced funds under the related Promissory Note to a party other than the related Borrower or its designee. The Loan Originator has not received any advance of funds by a party other than the related Borrower, for the payment of any amount required by the related Promissory Note or the related Mortgage or Security Agreement, as the case may be.

          (ap) The related Borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding.

          (aq) The Mortgage or Security Agreement, as the case may be, prohibits any further pledge or lien on the Loan Collateral, whether equal or subordinate to the lien of the Mortgage or Security Agreement, as the case may be, without the prior written consent of the holder.

          (ar) All Loan Collateral is located within one of the 50 United States or the District of Columbia.

          (as) Each Loan that is a Mortgage Loan is secured by the related Borrower's (x) fee simple estate ("FEE INTEREST") or (y) leasehold estate in a Ground Lease. With respect to each Ground Lease:

               (i) Such Ground Lease, or a memorandum thereof, has been recorded, and either any provisions of such Ground Lease that prohibit the related leasehold estate to be mortgaged have been waived or the lessor has consented to the leasehold mortgage;

               (ii) Except as disclosed in the Due Diligence Package related to such Loan, such Ground Lease or the related estoppel certificate provides that the Borrower's interest in such Ground Lease is assignable to successors and assigns of the mortgagee with the consent of, the lessor thereunder which consent shall not be unreasonably withheld;

               (iii) The lessor has delivered an estoppel certificate stating that at the date of delivery of such estoppel certificate, such Ground Lease is in full force and effect and no default has occurred under such Ground Lease nor is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a default thereunder;

               (iv) The mortgagee under such Ground Lease is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable after the receipt of notice of such default before the lessor thereunder may terminate such Ground Lease;

               (v) Such Ground Lease or applicable estoppel certificate does not restrict the use of the related Mortgaged Property by the related Borrower, its successors or assigns in a manner that would materially and adversely affect the security provided by the related Mortgage. The Ground Lease or applicable estoppel certificate contains a covenant or agreement that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property for any reason; and

               (vi) Such Ground Lease has an original term that, together with any term or terms for which such Ground Lease may be renewed or extended by the related Borrower, extends to not earlier than the fifth anniversary of the stated maturity date of the related Mortgage Loan.

          (at) (i) Each Mortgage Loan that is a C&G Store Mortgage Loan is insured under the Environmental Policy; and

               (ii) With respect to each Mortgage Loan that is not a C&G Store Mortgage Loan, either (A) (x) a Phase I environmental assessment was conducted with respect to the related Mortgaged Property, that concluded that no further investigation of the related Mortgaged Property was necessary or (y) if such Phase I environmental assessment concluded that further investigation of such Mortgaged Property was necessary, a Phase II environmental assessment was conducted with respect to the related Mortgaged Property, and such Phase II environmental assessment evidenced that no remediation or further action was required with respect to the related Mortgaged Property or
          (B) such Mortgage Loan is insured under the Environmental Policy.

          (au) With respect to each Mortgage Loan, the related Mortgage provides that the Borrower will defend and hold the Loan Originator and its successors and/or assigns harmless from and against claims of any kind whatsoever (including attorney's fees and costs) paid, incurred, or suffered by, or asserted against, any such other party resulting from a breach of any representation, warranty or covenant given by the Borrower under the related Mortgage.

          (av) As of the related Transfer Date, after giving effect to the transfer of such Loan, the aggregate Principal Balance of all Other CD Facility Mortgage Loans in the Loan Pool will not exceed the greater of (i) 10% of the Pool Principal Balance and (ii) $20,000,000.

          (aw) With respect to each Equipment Loan, the related Security Agreement creates a valid, existing and enforceable first priority security interest in the related Equipment and such security interest is perfected as a first priority security interest under the UCC.

          (ax) The information contained in the Due Diligence Package covering the characteristics of such Loan and the related Borrower and Loan Collateral is true and correct in all material respects.

          (ay) (i) With respect to each Loan that is not identified as an Adjustable Rate Loan on the Loan Schedule, the Loan Interest Rate with respect thereto is fixed throughout the term to maturity of such Loan (without regard to any Retained Interest). The amount of interest accrued on each such Loan will be calculated based on a 360-day year consisting of twelve 30-day months.

               (ii) With respect to each Loan that is an Adjustable Rate Loan, the Loan Interest Rate is subject to adjustment on the first day of each calendar month to equal the sum of LIBOR (as defined in the related Loan Documents) for such date and a fixed percentage, subject to a maximum rate and minimum rate in accordance with the terms thereof. The initial amount of the Monthly Payment related to each Adjustable Rate Loan will fully amortize the original Principal Balance of such Loan over its original term to maturity at the initial Loan Interest Rate thereon. The Monthly Payments on each such Loan will be equal to such amount until the first Payment Reset Date for such Loan, at which time, and on each succeeding Payment Reset Date thereafter, the amount of the Monthly Payments to be paid by the related Borrower will be adjusted for the next succeeding Payment Period to an amount that will fully amortize the Principal Balance of such Loan on such Payment Reset Date at the Loan Interest Rate for such Loan as determined on each December 15th prior to the next Payment Period over its remaining term to maturity. The amount of interest accrued on each of the Adjustable Rate Loans will be calculated based on a 360-day year and the actual number of days elapsed. Any Negative Amortization will be added to the Principal Balance of such Loan on such Due Date. If the Principal Balance of any Adjustable Rate Loan exceeds the product of the related Negative Amortization Cap and the original Principal Balance thereof after adding any Negative Amortization thereto, the related Borrower will be required to prepay such Loan on the immediately succeeding Due Date in an amount equal to the difference between such Principal Balance and such original principal balance. All adjustments to the Loan Interest Rate on any Adjustable Rate Loan have been made in compliance with the terms of applicable law and the related Promissory Note.

          (az) As of the related Transfer Date, after giving effect to the transfer of such Loan, the aggregate Principal Balance of all Automotive Service Facility Mortgage Loans in the Loan Pool will not exceed the greater of (i) 20% of the Pool Principal Balance and (ii) $50,000,000.

          (ba) As of the related Transfer Date, after giving effect to the transfer of such Loan, the aggregate Principal Balance of all Mortgage Loans in the Loan Pool for which the related store, dining establishment or other business operated on the Mortgaged Property has been in continuous operation for less than twelve months will not exceed such amounts as may periodically be specified by the Majority Noteholder to the Servicer in writing.

          SECTION 3.05 PURCHASE AND SUBSTITUTION.

          (a) It is understood and agreed that the representations and warranties set forth in SECTION 3.04 hereof shall survive the conveyance of the Loans to the Issuer, the pledge of the Loans to the Indenture Trustee and the delivery of the Notes to the Noteholders. Upon discovery by the Depositor, the Servicer, the Loan Originator, the Custodian, the Issuer, the Indenture Trustee or any Securityholder of a breach of any of such representations and warranties or the representations and warranties set forth in SECTION 3.02 which materially and adversely affects the value of the Loans or the interests of the Securityholders in the related Loan (notwithstanding that such representation and warranty was made to the Loan Originator's best knowledge), the party discovering such breach shall give prompt written notice to the others. The Loan Originator shall within 5 Business Days of any breach of a representation or warranty, including any breach of the representation set forth in SECTION 3.04(AW) hereof as a result of an attribute of the aggregate Loan Pool which would not otherwise cause a breach of any other representation or warranty, promptly cure such breach in all material respects. If within 5 Business Days after the earlier of the Loan Originator's discovery of such breach or the Loan Originator's receiving notice thereof such breach has not been remedied by the Loan Originator and such breach materially and adversely affects the interests of the Securityholders or in the related Loan (the "DEFECTIVE LOAN"), the Loan Originator shall promptly upon receipt of written instructions from the Majority Noteholders either (i) remove such Defective Loan from the Trust (in which case it shall become a Deleted Loan) and substitute one or more Qualified Substitute Loans in the manner and subject to the conditions set forth in this SECTION 3.05 or (ii) purchase such Defective Loan at a purchase price equal to the Purchase Price with respect to such Defective Loan by depositing such Purchase Price in the Collection Account. The Loan Originator shall provide the Servicer, the Indenture Trustee, the Initial Noteholder and the Issuer with a certification of a Responsible Officer on the Determination Date next succeeding the end of such 5 Business Days period indicating whether the Loan Originator is purchasing the Defective Loan or substituting in lieu of such Defective Loan a Qualified Substitute Loan.

          Any substitution of Loans pursuant to this SECTION 3.05(A) shall be accompanied by payment by the Loan Originator of the Substitution Adjustment, if any, to be deposited in the Collection Account pursuant to SECTION 5.01(B)(1) hereof.

          It is understood and agreed that the obligation of the Loan Originator to repurchase or substitute any such Loan pursuant to this SECTION 3.05 shall constitute the sole remedy against it with respect to such breach of the foregoing representations or warranties or the existence of the foregoing conditions. With respect to representations and warranties made by the Loan Originator pursuant to SECTION 3.04 hereof that are made to the Loan Originator's best knowledge, if it is discovered by any of the Depositor, the Loan Originator, the Indenture Trustee or the Owner Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Loan, notwithstanding the Loan Originator's lack of knowledge, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

          (b) As to any Deleted Loan for which the Loan Originator substitutes a Qualified Substitute Loan or Loans, the Loan Originator shall effect such substitution by delivering to the Issuer (i) a certification executed by a Responsible Officer of the Loan Originator to the effect that the Substitution Adjustment has been credited to the Collection Account and (ii) the documents constituting the Indenture Trustee's Loan File for such Qualified Substitute Loan or Loans.

          The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Loans on or before the date of substitution will be retained by the Loan Originator. The Issuer will be entitled to all payments received on the Deleted Loan on or before the date of substitution and the Loan Originator shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Loan Originator shall give written notice to the Issuer, the Servicer (if the Loan Originator is not then acting as such), the Indenture Trustee and Owner Trustee that such substitution has taken place and the Servicer shall amend the Loan Schedule to reflect (i) the removal of such Deleted Loan from the terms of this Agreement and (ii) the substitution of the Qualified Substitute Loan. The Loan Originator shall promptly deliver to the Issuer, the Servicer (if the Loan Originator is not then acting as such), the Indenture Trustee and Owner Trustee, a copy of the amended Loan Schedule. Upon such substitution, such Qualified Substitute Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Loan Originator shall be deemed to have made with respect to such Qualified Substitute Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in SECTION 3.04 hereof. On the date of such substitution, the Loan Originator will deposit into the Collection Account an amount equal to the related Substitution Adjustment, if any. In addition, on the date of such substitution, the Servicer shall cause the Indenture Trustee to release the Deleted Loan from the lien of the Indenture and the Servicer will cause such Qualified Substitute Loan to be pledged to the Indenture Trustee under the Indenture as part of the Trust Estate.

          (c) With respect to all Defective Loans or other Loans repurchased by the Loan Originator pursuant to this Agreement, upon the deposit of the Purchase Price therefor into the Collection Account, the Indenture Trustee shall assign to the Loan Originator, without recourse, representation or warranty, all the Indenture Trustee's right, title and interest in and to such Defective Loans or Loans, which right, title and interest were conveyed to the Indenture Trustee pursuant to SECTION 2.01 hereof. The Indenture Trustee shall, at the expense of the Loan Originator, take any actions as shall be reasonably requested by the Loan Originator to effect the repurchase of any such Loans.

          (d) It is understood and agreed that the obligations of the Loan Originator set forth in this SECTION 3.05 to cure, purchase or substitute for a Defective Loan (and to indemnify the Trust for certain losses as described herein in connection with a Defective Loan) constitute the sole remedies hereunder of the Depositor, the Issuer, the Indenture Trustee, Owner Trustee and the Securityholders respecting a breach of the representations and warranties contained in SECTION 3.02 and SECTION 3.04 hereof. Any cause of action against the Loan Originator relating to or arising out of a defect in a Indenture Trustee's Loan File as contemplated by SECTION 2.05 hereof or against the Loan Originator relating to or arising out of a breach of any representations and warranties made in SECTION 3.04 hereof shall accrue as to any Loan upon (i) discovery of such defect or breach by any party and notice thereof to the Loan Originator or notice thereof by the Loan Originator to the Indenture Trustee,
(ii) failure by the Loan Originator to cure such defect or breach or purchase or substitute such Loan as specified above, and (iii) demand upon the Loan Originator, as applicable, by the Issuer or the Majority Noteholders for all amounts payable in respect of such Loan.

          (e) Neither the Issuer nor the Indenture Trustee shall have any duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Loan pursuant to this Section or the eligibility of any Loan for purposes of this Agreement.

          SECTION 3.06 SECURITIZATIONS.

          (a) In accordance with the terms of Section 2.3(a) of the Loan Purchase Agreement, the Loan Originator shall effect Securitizations at the direction of the Majority Noteholders. In connection therewith, the Issuer agrees to assist the Loan Originator in such Securitizations and accordingly it shall, at the request and direction of the Majority Noteholders:

               (i) transfer, deliver and sell all or a portion of the Loans, as of the "cutoff dates" of the related Securitizations, to such Securitization Participants as may be necessary to effect the Securitizations; PROVIDED, that any such sale shall be for "fair market value," as determined by the Majority Noteholders in their reasonable discretion;

               (ii)   deposit  the  cash   Securitization   Proceeds   into  the
                      Collection Account pursuant to SECTION 5.01(B)(1) and retain any Retained Securities created in Securitizations in accordance with the terms of the Trust Agreement;

               (iii) to the extent that a Securitization creates any Retained Securities, to accept such Retained Securities as a part of the Securitization Proceeds, PROVIDED, that any such acceptance of such Retained Securities shall be subject to the Issuer's reasonable approval; and

               (iv) take such further actions as may be reasonably necessary to effect such Securitizations.

          (b) The Servicer  hereby  covenants  that it will take such actions as
may  be  reasonably   necessary  to  effect   Securitizations  as  the  Majority
Noteholders may request and direct.

          (c) The right of the Majority Noteholders to require the Issuer and the Loan Originator to effect Securitizations is subject to (i) the conditions set forth in Section 2.3(a) of the Loan Purchase Agreement and (ii) the Issuer's right of approval with respect to the Securitization; provided, however, that no such Issuer right of approval shall be required if a Disposition Trigger Event has occurred.

          (d) The Issuer covenants that no Loan shall remain pledged as Collateral for a single Series of Notes past the date ending on the second Securitization which occurs while such Loan was pledged as Collateral.

          (e) The Loan Originator shall, in connection with a Securitization, cause FFCA to obtain an Opinion of Counsel to the effect that the securities issued shall be treated as the issuance of debt instruments by FFCA or an Affiliate thereof.

          SECTION 3.07 LOAN ORIGINATOR PUT; SERVICER CALL.

          (a) LOAN ORIGINATOR PUT. The Loan Originator shall promptly repurchase, upon the written demand of the Majority Noteholders, in the form of Exhibit G attached hereto, any (i) Loan that has become 30 or more days Delinquent, (ii) Defaulted Loan, (iii) Loan that has been in default for a period of 30 days or more, (iv) Loan that has been determined to be ineligible for a Securitization by mutual agreement of the Majority Noteholders and the Servicer and (v) Mortgage Loan with respect to which the Loan Originator did not enforce a due-on-sale or due-on-encumbrance clause pursuant to SECTION 7.01 hereof (each such Loan, a "Put/Call Loan").

          (b) SERVICER CALL. The Servicer may repurchase any Put/Call Loan (as defined in SECTION 3.07(A) hereof). Such Servicer Calls shall be solely at the option of the Servicer. Prior to exercising a Servicer Call, the Servicer shall deliver written notice to the Majority Noteholders and the Indenture Trustee in the form of Exhibit H attached hereto, which notice shall identify each Loan to be repurchased and the Purchase Price therefor.

          (c) In connection with each Loan Originator Put, the Loan Originator shall remit to the Servicer for deposit into the Collection Account, the Purchase Price for the Loans to be repurchased. In connection with each Servicer Call, the Servicer shall deposit into the Collection Account the Purchase Price for the Loans to be repurchased. The aggregate Purchase Price of all Loans transferred pursuant to Section 3.07(a) shall in no event exceed the Unfunded Transfer Obligation or the Postsecuritization Unfunded Transfer Obligation, as applicable, at the time of such Loan Originator Put.

          SECTION 3.08 MODIFICATION OF UNDERWRITING GUIDELINES.

          The Loan Originator shall give the Initial Noteholder prompt written notification of any material modification or change to the Underwriting Guidelines.

          SECTION 3.09 ENVIRONMENTAL POLICY AND BUSINESS INTERRUPTION INSURANCE.

          (a) The Loan Originator shall perform all actions required under the Environmental Policy to validly assign such policy to the Indenture Trustee with respect to each Mortgage Loan insured thereunder.

          (b) The Loan Originator shall remit to the Collection Account all amounts received by it under the Environmental Policy with respect to each Loan insured thereunder; provided that to the extent the Servicer decides in accordance with the Servicing Standard to apply such proceeds to remediate the related Mortgaged Property, the Servicer shall retain such amounts for such use.

          (c) The Loan Originator hereby covenants that in the event that the Majority Noteholders determine that it is generally required by national statistical rating organizations, in connection with securitization transactions with respect to the Loans (regardless of whether such a Securitization is expected to occur with respect to the Loans), it shall promptly obtain or cause to be obtained for each Mortgaged Property, business interruption or rent insurance, in an amount at least equal to six (6) months of operations of such Mortgaged Property, or if the Loan Originator shall not obtain or cause such insurance to be obtained for any Mortgage Loan, the parties hereto agree that the Majority Noteholders may proportionately reduce the Maximum Advance Factor for such Mortgage Loan in an amount equal to the aggregate reduction in anticipated Securitization Proceeds attributable to such failure to obtain such insurance.

          SECTION 3.10 WHOLE LOAN SALES.

          (a) Each of the Servicer, the Originator and the Issuer covenants to take such action to effect Whole Loan Sales as it would with respect to Securitizations, as applicable.

          (b) The Majority Noteholders may only effect Whole Loan Sales:

               (i) if FFCA ceases to qualify as a REIT, as defined in Section 856 of the Code; and

               (ii) subject to the same conditions that apply to Securitizations, including, without limitation, the Issuer's right of approval set forth in SECTION 3.06(C)(II) unless a Disposition Trigger Event has occurred.

          (c) In connection with Whole Loan Sales, MSSFI shall, in good faith, use commercially reasonable efforts to obtain two bona fide market bids for the Loans subject to any Whole Loan Sale from two bidders with the legal and financial capacity to make such bids that are not Affiliates of MSSFI or FFCA. FFCA may participate as a concurrent bidder for the Loans subject to such Whole Loan Sale, provided that MSSFI obtains at least two such bids from bidders unaffiliated with FFCA and that FFCA does not pay a price higher than the fair market value of such Loans (as reasonably determined by the Market Value Agent). In addition, MSSFI may, in its sole discretion, obtain such additional bids from bidders with the legal and financial capacity to make such bids which may include Affiliates of MSSFI. MSSFI shall take the highest bid among all bids made pursuant to this SECTION 3.10(C).

                                   ARTICLE IV

                    ADMINISTRATION AND SERVICING OF THE LOANS

          SECTION 4.01 DUTIES OF THE SERVICER.

          (a) SERVICING STANDARD. The Servicer, as an independent contractor, shall remain an Eligible Servicer and shall service and administer the Loans in the best interests of and for the benefit of the Noteholders, in accordance with applicable state and Federal Laws, the terms of this Agreement and the Servicing Standard. To the extent consistent with such terms and in accordance with such terms, the Servicer shall have full power and authority, acting alone, to service and administer the Loans with a view toward the maximization of timely recovery of principal and interest thereon. Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Loans, shall employ or cause to be employed procedures (including collection, foreclosure, liquidation and Foreclosure Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Loans for its own account, all in accordance with the Servicing Standard of prudent lending institutions and servicers of commercial loans of the same type as the Loans and giving due consideration to the Noteholders' reliance on the Servicer. In the event of a conflict between this Agreement and the Servicing Standard, this Agreement shall control. The Servicer has and shall maintain the facilities, procedures and experienced personnel necessary to comply with the servicing standard set forth in this subsection (a) and the duties of the Servicer set forth in this Agreement relating to the servicing and administration of the Loans. In performing its obligations hereunder the Servicer shall at all times act in good faith in a commercially reasonable manner in accordance with applicable law and the Promissory Notes and Mortgages or Security Agreements, as the case may be.

          (b) The Servicer shall notify the Initial Noteholder in writing in advance of any action taken by the Servicer to (i) release, or agree to the substitution or exchange of any collateral for, any portion of any Loan Collateral or related collateral, (ii) release from liability any Person liable for any obligation under a Mortgage or Security Agreement, as the case may be,
(iii) consent (to the extent the Servicer is entitled under the Mortgage or other agreement to withhold such consent) to the transfer (direct or indirect) or encumbrance of any Loan Collateral, (iv) with respect to any lease, consent (to the extent the Servicer is entitled under the Mortgage or other agreement to withhold such consent) to the execution, assignment, termination or modification of such lease if, in the case of the termination of such lease or the execution of new lease, such would result in a reduction of the monthly rent most recently payable in respect of the related portion of the Mortgaged Property, or, in the case of an assignment or modification of such lease, such assignment would reduce the term thereof or the rental payable thereunder, (v) grant non-disturbance to any tenant under any lease, (vi) apply Insurance Proceeds or proceeds of a partial condemnation in excess of $50,000 received with respect to a Loan to the restoration or repair of the related Loan Collateral unless otherwise required pursuant to the related Loan Documents or applicable law,
(vii) waive any prepayment premium or otherwise waive, amend or modify any term of any Loan, (viii) accelerate the maturity of any Loan, (ix) take possession of or acquire title to any Loan Collateral, or (x) sell any Loan Collateral or Foreclosure Property.

          (c) SERVICING ADVANCES. In accordance with the preceding general servicing standard, the Servicer, or any Subservicer on behalf of the Servicer, shall make all Servicing Advances in connection with the servicing of each Loan hereunder. Notwithstanding any provision to the contrary herein, neither the Servicer nor any Subservicer on behalf of the Servicer shall have any obligation to satisfy or keep current the indebtedness secured by any on the related Loan Collateral. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of distributions to Securityholders, be added to the amount owing under the related Loan. Notwithstanding any obligation by the Servicer to make a Servicing Advance hereunder with respect to a Loan, before making any Servicing Advance, the Servicer shall assess the reasonable likelihood of (i) recovering such Servicing Advance and any prior Servicing Advances for such Loan and (ii) recovering any amounts attributable to outstanding interest and principal owing on such Loan for the benefit of the Securityholders in excess of the costs, expenses and other deductions to obtain such recovery, including without limitation any Servicing Advances therefor and, if applicable, the outstanding indebtedness of all. The Servicer shall only make a Servicing Advance with respect to a Loan to the extent that the Servicer determines in its reasonable, good faith judgment that such Servicing Advance would likely be recovered as aforesaid; provided, however, that the Servicer will be entitled to be reimbursed for any Nonrecoverable Servicing Advances in accordance with the terms of this Agreement.

          (d) WAIVERS, MODIFICATIONS AND EXTENSIONS; SUBORDINATION. The Servicer shall make reasonably diligent efforts to collect all payments called for under the terms and provisions of the Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow the Servicing Standard. The Servicer may in its discretion waive or permit to be waived any penalty interest or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the Due Date on a Promissory Note for a period (with respect to each payment as to which the Due Date is extended) not greater than 90 days after the initially scheduled due date for such payment. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not permit any additional extension or modification with respect to any Loan other than that permitted by the immediately preceding sentence unless the Loan is a Defaulted Loan. The Servicer may in its discretion enter in subordination agreements with respect to any Loan, provided that the Servicer determines, consistent with this Agreement and the Servicing Standard that the entering into of such subordination agreement is in the best interests of the Trust; provided further, that the Servicer shall not enter into such a subordination agreement with respect to any Mortgage Loan if, after giving effect to such agreement, such Mortgage Loan would fail to constitute a real estate asset, as described in Section 856 of the Code. The Servicer shall provide written notice to the Initial Noteholder prior to entering into any agreement to modify the terms of any Loan after the Transfer Date with respect thereto, including, without limitation, any cross-default or cross-collateralization provisions with respect thereto.

          (e) INSTRUMENTS OF SATISFACTION OR RELEASE. Without limiting the generality of subsection (d) of this Section 4.01, the Servicer, in its own name or in the name of a Subservicer, is hereby authorized and empowered, when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Securityholders and the Trust or any of them, and upon notice to the Indenture Trustee, any and all instruments of satisfaction or cancellation or of partial or full release or discharge, and all other comparable instruments with respect to the Loans and the Loan Collateral and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trust and Securityholders. The Servicer shall service and administer the Loans in accordance with applicable state and federal law and shall provide to the Borrowers any reports required to be provided to them thereby. The Indenture Trustee shall execute, at the written direction of the Servicer, any limited or special powers of attorney and other documents reasonably acceptable to the Indenture Trustee to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, including, without limitation, limited or special powers of attorney with respect to any Foreclosure Property as well as pursuant to Section 4.10(c) hereof, and the Indenture Trustee shall not be accountable for the actions of the Servicer or any Subservicers under such powers of attorney and shall be indemnified by such parties with respect to such actions.

          (f) TERMINATION OF SERVICING. (i) In the event of a Securitization or other removal of a Loan from the Trust Estate, the Servicer shall be terminated with respect to such Loan.

          (ii) The Servicer agrees that in the event that any Notes are Outstanding on the Maturity Date, the Servicer will resign and the Majority Noteholders shall appoint a successor in accordance with provisions of SECTION
10.02. The Majority Noteholders may, by written notice to the Servicer and the Indenture Trustee, elect to have the Servicer continue its duties hereunder.

          SECTION 4.02 VACANCIES AND INSPECTIONS.

          (a) The Servicer shall promptly notify the Issuer, the Indenture Trustee and the Initial Noteholder of any actual knowledge on the part of the Servicer of any material vacancy in any Mortgaged Property, of any abandonment of any Loan Collateral, of any material adverse change in the condition or value of any Loan Collateral, of any waste committed thereon, of any failure on the part of a Borrower to keep the related Loan Collateral in good condition and repair, of any permanent or substantial injury to the Loan Collateral through unreasonable use, abuse or neglect or of any other matter which would materially and adversely affect the value of or the Noteholders' interest in any Loan Collateral. The Servicer shall also promptly notify the Issuer, the Indenture Trustee and the Majority Noteholders upon learning thereof of any state or federal insolvency or bankruptcy proceedings in which any Borrower is seeking relief or is a defendant debtor provided, however, that Servicer shall not be deemed to be in default under this Agreement for failure to give such notice if Servicer has no knowledge of any such proceeding and could not reasonably be expected to have such knowledge in the ordinary course of Servicer's business.

          (b) The Servicer shall inspect or cause to be inspected the Loan Collateral with respect to each Loan at such times and in such manner as are consistent with the Servicing Standard; provided that if any Monthly Payment becomes more than 45 days Delinquent, or if the Unit-Level Fixed Charge Coverage Ratio with respect to any Loan Collateral is less than 105%, the related Loan Collateral shall be inspected as soon as practicable thereafter.

          (c) The Servicer shall make a written report of each inspection required pursuant to paragraph (b) above, on a form reasonably acceptable to the Initial Noteholder and shall submit a copy of each such report to the Initial Noteholder.

          SECTION 4.03 FIDELITY BOND; ERRORS AND OMISSIONS INSURANCE.

          The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy or policies, which policy or policies shall be in such form and amount as would permit it to be a qualified Federal National Mortgage Association seller-servicer of multi-family mortgage loans, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Loans
("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts (including acts relating to the origination and servicing of loans of the same type as the Loans) of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Loan without having obtained payment in full of the indebtedness secured thereby. In the event of any loss of principal or interest on a Loan for which reimbursement is received from the Servicer's fidelity bond or errors and omissions insurance, the process from any such insurance will be deposited in the Collection Account. No provision of this
SECTION 4.03 requiring such fidelity bond and errors and omission insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Issuer or the Indenture Trustee, the Servicer shall cause to be delivered to the requesting party a certified true copy of such fidelity bond and insurance policy.

          SECTION 4.04 FILING OF CONTINUATION STATEMENTS.

          On or before the fifth anniversary of the filing of any financing statements by the Loan Originator and the Depositor, respectively, with respect to the assets conveyed to the Trust, the Loan Originator and the Depositor shall prepare, have executed by the necessary parties and file in the proper jurisdictions all financing and continuation statements necessary to maintain the liens, security interests and priorities of such liens and security interests that have been granted by the Loan Originator and the Depositor, respectively, and the Loan Originator and the Depositor shall continue to file on or before each fifth anniversary of the filing of any financing and continuation statements such additional financing and continuation statements until the Trust has terminated pursuant to Section 9.1 of the Trust Agreement. The Indenture Trustee agrees to reasonably cooperate with the Loan Originator and the Depositor in preparing, executing and filing such statements, at the expense of the Loan Originator or the Depositor, as applicable; provided, however, that the Indenture Trustee shall have no responsibility to prepare or file such statements. The Servicer agrees to notify the Loan Originator and the Depositor on the third Payment Date prior to each such fifth anniversary of the requirement that they file such financing and continuation statements. The filing of any such statement with respect to the Loan Originator and the Depositor shall not be construed as any indication of an intent of any party contrary to the expressed intent set forth in SECTION 2.03 hereof. If the Loan Originator or the Depositor has ceased to do business whenever any such financing and continuation statements must be filed or the Loan Originator or the Depositor fails to file any such financing statements or continuation statements at least one month prior to the expiration thereof, each of the Loan Originator and the Depositor does hereby make, constitute and appoint the Indenture Trustee its attorney-in-fact, with full power and authority, to execute and file in the Depositor's name and on the Depositor's behalf and at the Depositor's expense any such financing statements or continuation statements required under this SECTION 4.04.

          SECTION 4.05 ESTABLISHMENT AND ADMINISTRATION OF ESCROW ACCOUNT.

          (a) The Servicer shall maintain accurate records with respect to all Loan Collateral reflecting the status of taxes, basic carrying costs and other similar items that are or may become a lien thereon and the status of insurance premiums and ground rent, if applicable, payable in respect thereof.

          (b) After the occurrence of a Default or Event of Default under this Agreement or the Indenture, the Majority Noteholders may, in their sole discretion, direct the Servicer to, upon the occurrence and continuation of a default under a Mortgage Loan, direct the Borrower thereunder to remit amounts in respect of Escrow Payments to the Escrow Account, for application by the Servicer in accordance with the Servicing Standard. In such event, the Servicer shall establish the Escrow Account under an arrangement consented to in writing by the Majority Noteholders in their reasonable discretion.

          (c) The Servicer may direct any depository institution or trust company in which the Escrow Accounts (to the extent permitted by law and subject to the related Loan Documents) are maintained to invest the funds held therein in one or more Permitted Investments; provided, however, that such funds must be either (i) immediately available or (ii) available in accordance with a schedule which will permit the Servicer to meet its payment obligations hereunder. The Servicer shall be entitled to all income and gain realized from the investment of funds deposited in the Escrow Accounts (to the extent permitted by law and subject to the related Loan Documents). The Servicer shall deposit amounts from its own funds in such Escrow Accounts to make whole any loss incurred in respect of any such investment of funds therein immediately upon the realization of such loss.

          (d) Notwithstanding anything to the contrary in this Section 4.05, upon the occurrence of a Lockbox Trigger Event, the Servicer shall cause each Borrower required to make Escrow Payments to directly remit to the Lockbox Account, such Escrow Payments for deposit into the Escrow Account.

          SECTION 4.06 SUBSERVICING.

          (a) The Servicer may, with the prior written consent of the Majority Noteholders, which consent shall not be unreasonably withheld, enter into Subservicing Agreements for any servicing and administration of Loans with any institution that is an Eligible Servicer and in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement. The Servicer shall give prior written notice to the Issuer and the Indenture Trustee of the appointment of any Subservicer. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either service the related Loans directly or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder. In the event that the Majority Noteholders fail to respond to a request by the Servicer for consent to enter into a Subservicing Agreement within three Business Days after receipt of such request, the requested consent shall be deemed to have been granted.

          In the event of termination of any Subservicer, and unless a successor Subservicer has otherwise been appointed, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any additional act or deed on the part of such Subservicer or the Servicer, and the Servicer shall service directly the related Loans.

          Each Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Indenture Trustee in the event that the Servicer shall, for any reason, no longer be the Servicer. In no event shall any Subservicing Agreement require the Indenture Trustee, as successor Servicer, for any reason whatsoever to pay compensation to a Subservicer in order to terminate such Subservicer.

          (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Issuer, the Indenture Trustee and the Securityholders for the servicing and administration of the Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans when the Subservicer has actually received such payments and, unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          (c) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default with respect to the Servicer), the successor Servicer, on behalf of the Issuer, the Indenture Trustee and the Securityholders pursuant to Section 4.07 hereof, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the successor Servicer elects to terminate any Subservicing Agreement in accordance with its terms. The successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements which accrued prior to the transfer of servicing to the successor Servicer. The Servicer, at its expense and without right of reimbursement therefor, shall, upon request of the successor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

          (d) As part of its servicing activities hereunder, the Servicer, for the benefit of the Issuer, the Indenture Trustee and the Securityholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Loans. The Servicer shall pay the costs of such enforcement at its own expense and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against which such enforcement is directed.

          (e) Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Loans involving a Subservicer shall be deemed to be between the Subservicer and the Servicer alone and none of the Issuer, the Indenture Trustee or the Securityholders shall be deemed parties thereto or shall have any claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in subsection (c) of this SECTION 4.06.

          (f) In those cases where a Subservicer is servicing a Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account. The Subservicer will be required to deposit into the Subservicing Account, no later than the first Business Day after receipt, all proceeds of Loans received by the Subservicer and remit such proceeds to the Servicer for deposit in the Collection Account not later than the Business Day following receipt thereof by the Subservicer. Notwithstanding anything in this subsection (f) to the contrary, the Subservicer shall only be able to withdraw funds from the Subservicing Account for the purpose of remitting such funds to the Servicer for deposit into the Collection Account. The Servicer shall require the Subservicer to cause any collection agent of the Subservicer to send a copy to the Servicer of each statement of monthly payments collected by or on behalf of the Subservicer within five Business Days after the end of every month, and the Servicer shall compare the information provided in such reports with the deposits made by the Subservicer into the Collection Account for the same period. The Servicer shall be deemed to have received payments on the Loans on the date on which the Subservicer has received such payments.

          SECTION 4.07 SUCCESSOR SERVICERS.

          In the event that the Servicer is terminated pursuant to SECTION 10.01 hereof, or resigns pursuant to SECTION 9.04 hereof or otherwise becomes unable to perform its obligations under this Agreement, the Majority Noteholders will appoint a successor servicer in accordance with the provisions of SECTION 10.02 hereof.

          SECTION 4.08 MAINTENANCE OF INSURANCE.

          (a) The Servicer shall cause to be maintained for each Foreclosure Property acquired by the Trust such types and amounts of insurance coverage as the Servicer shall deem reasonable.

          (b) Any amounts collected by the Servicer under any Insurance Policies shall be paid over or applied by the Servicer as follows:

          (i) In the case of amounts received in respect of any Loan:

               (A) for the restoration or repair of the affected Loan Collateral, in which event such amounts shall be released to the Borrower in accordance with the terms of the related Promissory Note or

               (B) to the extent not so used, in reduction of the Principal Balance of the related Loan, in which event such amounts shall be deposited into the Collection Account,

unless the related instruments require a different application, in which case such amounts shall be applied in the manner provided therein; and

          (ii) Subject to SECTION 4.10 hereof, in the case of amounts received in respect of any Foreclosure Property, for the restoration or repair of such Foreclosure Property, unless the Servicer determines, consistent with the servicing standard set forth in SECTION 4.01 hereof, that such restoration or repair is not in the best economic interest of the Trust, in which event such amounts shall be deposited into the Collection Account as a payment received from the operation of such Foreclosure Property.

          (c) The Servicer will cause to be performed any and all acts required to be performed by the Servicer to preserve the rights and remedies of the Trust and the Indenture Trustee in any Insurance Policies applicable to the Loans including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trust and the Indenture Trustee.

          SECTION 4.09 PERIODIC ADVANCES.

          (a) If, on any Payment Date, the Servicer determines that any Monthly Payments due on the Due Date immediately preceding such Payment Date have not been received as of the close of business on the Business Day preceding such Payment Date, the Servicer shall determine the amount of any Periodic Advance required to be made with respect to the related Payment Date. The Servicer shall, on or prior to such Payment Date, furnish a statement to the Indenture Trustee (the information in such statement to be made available to the Initial Noteholder upon request) setting forth the amount of such Monthly Payments which were not received as of the close of business on the Business Day preceding the related Payment Date, and shall include in the amount to be deposited in the Collection Account on such Payment Date an amount equal to the Periodic Advance, if any, from its own funds.

          (b) The Servicer shall designate on its records the specific Loans and related installments (or portions thereof) as to which such Periodic Advance shall be deemed to have been made for purposes of withdrawals from the Collection Account pursuant to SECTION 5.01(C)(1).

          SECTION 4.10 FORECLOSURE; REPOSSESSION AND ALTERNATIVES.

          (a) If any monthly payment due under any Loan is not paid when the same is due and payable, or if the Borrower fails to perform any other covenant or obligation under such Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Trust, including but not limited to proceeding against the Loan Collateral securing such Loan, pursuing collection litigation or alternative court proceedings to foreclosure or repossession actions. In the event that the Servicer determines not to proceed against the Loan Collateral or Borrower, as applicable, on or before the Determination Date following such determination, the Servicer shall determine in good faith in accordance with the Servicing Standard that all amounts which it expects to receive with respect to such Loan have been received. If the Servicer makes such a determination, it shall give notice to such effect to the Issuer and the Indenture Trustee.

          (b) In accordance with the criteria for proceeding against the Loan Collateral set forth in subsection (a) of this SECTION 4.10, unless otherwise prohibited by applicable law or court or administrative order, the Servicer, on behalf of the Trust and the Indenture Trustee, may, at any time, institute repossession or foreclosure proceedings to the extent permitted by law, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to the related Loan Collateral, by operation of law or otherwise.

          In accordance with the criteria for proceeding against the Loan Collateral set forth in subsection (a) of this SECTION 4.10, the Servicer shall institute foreclosure proceedings, repossess, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure or otherwise acquire possession of or title to any Loan Collateral, by operation of law or otherwise, only in the event that in the Servicer's reasonable judgment such action is likely to result in a positive economic benefit to the Trust by creating net liquidation proceeds (after reimbursement of all amounts owed with respect to such Loan to the Servicer).

          With respect to any Mortgage Loan not covered under the Environmental Policy, prior to acquiring any Foreclosure Property, however, the Servicer shall cause a review to be performed, in accordance with the Servicing Standard, on the related Mortgaged Property by a company such as Equifax, Inc. or Toxicheck, and the scope of such review shall be limited to the review of public records and documents for indications that such Mortgaged Property has on it, has under it, or is near hazardous or toxic material or waste. If such review reveals that the Mortgaged Property has on it, under it or is near hazardous or toxic material or waste or reveals any other environmental problem, the Servicer shall provide a copy to the Indenture Trustee of the related report with an attached certification of a Responsible Officer that based on an analysis of all available information (including potential clean up costs and liability claims) at the time it is the best judgment of such Responsible Officer that such foreclosure shall increase Net Liquidation Proceeds to the Indenture Trustee and the Trust shall take title to such Mortgaged Property. The Indenture Trustee shall promptly forward such report and certification to the Noteholders.

          (c) The Indenture Trustee shall furnish the Servicer, within 5 days after request of the Servicer therefor, any powers of attorney and other documents necessary and appropriate to carry out its duties hereunder, including any documents or powers of attorney necessary to foreclose any Mortgage or Security Agreement, as the case may be. The forms of any such powers or documents shall be appended to such requests.

          SECTION  4.11  TITLE,   MANAGEMENT  AND   DISPOSITION  OF  FORECLOSURE
PROPERTY.

          In the event that any Loan Collateral becomes a Foreclosure Property, the deed or certificate of sale shall be taken in the name of the Indenture Trustee for the benefit of the Securityholders. The Servicer shall manage, conserve, protect and operate each Foreclosure Property for the Indenture Trustee and the Securityholders solely for the purpose of the prudent and prompt disposition and sale of such Foreclosure Property. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosure Property in the same manner that it manages, conserves, protects and operates other foreclosure property for its own account.

          Subject to SECTION 4.10 hereof, the Servicer shall, consistent with the Servicing Standard, foreclose upon or otherwise comparably convert the ownership of Properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with realization upon defaulted Loans, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in accordance with the Servicing Standard and as shall meet the requirements of insurers under any insurance policy required to be maintained hereunder with respect to the related Loan. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated herein.

          The Servicer shall not be required to make any Servicing Advance, to foreclose upon or repossess any Loan Collateral, or otherwise expend its own funds toward the restoration of any Loan Collateral that shall have suffered damage from any cause of damage to Loan Collateral such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to this Agreement unless it shall determine in its reasonable judgment, as evidenced by a certificate of a Servicing Officer, that such foreclosure or restoration, as the case may be, will increase the proceeds of liquidation of the related Loan after reimbursement to itself of Servicing Advances. Any Servicing Advances made with respect to a Loan shall be recoverable by the Servicer only from recoveries on such Loan except to the extent such Servicing Advance is deemed a Nonrecoverable Servicing Advance.

          The Servicer may offer to sell to any Person any Foreclosure Property, if and when the Servicer determines, in a manner consistent with the Servicing Standard, that such a sale would be in the best interests of the Trust. The Servicer shall, consistent with the Servicing Standard, use its best efforts to dispose of any Foreclosure Property acquired under SECTION 4.10 hereof within three years of the date of its acquisition on behalf of the Trust. The Servicer shall give the Indenture Trustee not less than five days' prior notice of its intention to sell any Foreclosure Property and shall accept the highest bid received from any Person for any Foreclosure Property in an amount at least equal to the sum of:

          (1) the Principal Balance of the related foreclosed Loan; and

          (2) all unpaid interest accrued thereon at the related Loan Interest Rate through the date of sale.

          In the absence of any such bid, the Servicer shall accept the highest bid received from any Person that is determined to be a fair price for such Foreclosure Property by the Servicer, if the highest bidder is a Person other than an Interested Person, or by an Independent appraiser retained by the Servicer, if the highest bidder is an Interested Person. In the absence of any bid determined to be fair as aforesaid, the Servicer shall offer the affected Foreclosure Property for sale to any Person, other than an Interested Person, in a commercially reasonable manner for a period of not less than 10 or more than 30 days, and shall accept the highest cash bid received therefor in excess of the highest bid previously submitted. If no such bid is received, any Interested Person may resubmit its original bid and the Servicer shall accept the highest outstanding cash bid, regardless of from whom received. No Interested Person shall be obligated to submit a bid to purchase any Foreclosure Property and, notwithstanding anything to the contrary herein, neither the Indenture Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Foreclosure Property pursuant hereto.

          In determining whether any bid constitutes a fair price for any Foreclosure Property, the Servicer shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the financial standing of any tenant of the Foreclosure Property, the physical condition of the Foreclosure Property and the state of the local and national economies.

          Subject to the provisions of SECTION 4.10 hereof, the Servicer shall act on behalf of the Indenture Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Foreclosure Property, including the collection of all amounts payable in connection therewith. Any sale of a Foreclosure Property shall be without recourse to the Indenture Trustee, the Servicer or the Trust and, if consummated in accordance with the terms of this Agreement, neither the Servicer nor the Indenture Trustee shall have any liability to any Securityholder with respect to the purchase price therefor accepted by the Servicer or the Indenture Trustee.

          The Servicer may contract with any independent contractor for the operation and management of any Foreclosure Property; provided, however, that:

          (i) the terms and conditions of any such contract shall not be inconsistent with this Agreement;

          (ii) any such contract shall require, or shall be administered to require, that the independent contractor pay all costs and expenses incurred in connection with the operation and management of such Foreclosure Property, remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than 30 days following the receipt thereof by such independent contractor;

          (iii) none of the provisions of this SECTION 4.11 relating to any such contract or to actions taken through any such independent contractor shall be deemed to relieve the Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such Foreclosure Property; and

          (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such Foreclosure Property.

     The Servicer shall be entitled to enter into any agreement with any independent contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such independent contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall not be liable for any fees owed by it to any such independent contractor and any amounts so expended shall be deemed Servicing Advances. Each liquidation of a Foreclosure Property shall be carried by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable and as shall be normal and usual in its several servicing activities, and the resulting Net Liquidation Proceeds shall be deposited into the Collection Account pursuant to SECTION 5.01(B)(1) hereof.

          SECTION 4.12 COMPLIANCE WITH REQUEST FOR INFORMATION.

          The Servicer shall provide to the Indenture Trustee, upon its request, information regarding the Notes and the Loans and such other information as the Indenture Trustee shall be required to deliver to any Noteholder and any prospective transferee designated by a Noteholder to satisfy a condition of eligibility set forth under Rule 144A(d)(4) under the Securities Act of 1933, as amended.

          SECTION 4.13 LOCKBOX TRIGGER EVENT; LOCKBOX ACCOUNT.

          In the event of the occurrence of a Lockbox Trigger Event:

          (a) The Servicer, Depositor and Issuer shall each promptly execute and deliver the Lockbox Agreement.

          (b) The Servicer shall promptly cause Borrowers to make all payments on the Loans (including, without limitation, Escrow Payments), irrespective of method of payment, directly to the Lockbox Bank pursuant to the Lockbox
Agreement. Amounts received by a Lockbox Bank in respect of the Loans may initially be deposited into a demand deposit account maintained by the Lockbox Bank for the benefit of the Indenture Trustee, as secured party on behalf of the Noteholders. The Lockbox Agreement shall require the Lockbox Bank to deposit all payments on the Loans in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account or Escrow Account, as the case may be, in accordance with the written instructions of the Servicer, no later than the second Business Day after receipt of such payments.

The Servicer shall pay all fees and costs incurred connection with the entering into of the Lockbox Agreement, the establishment of the Lockbox Account and the administration of the provisions of the Lockbox Agreement.

          SECTION 4.14 VALUATION OF LOANS, HEDGE VALUE AND RETAINED SECURITIES VALUE; MARKET VALUE AGENT.

          (a) The Loan Originator hereby irrevocably appoints the Market Value Agent to determine the Market Value of each Loan, the Hedge Value of each Hedging Instrument and the Retained Securities Value of all Retained Securities.

          (b) The Market Value Agent shall determine the Market Value of each Loan in its reasonable judgment. In determining the Market Value of each Loan, the Market Value Agent may consider any information that it may deem relevant and may base such determination solely on its estimate of the projected proceeds from such Loan's inclusion in a Securitization and the projected Retained Securities Value of any Retained Securities to be issued in connection with such Securitization, net of such Loan's ratable share of all costs and fees associated with such Securitization, including, without limitation the costs of issuance, underwriting and funding reserve accounts. The Market Value Agent's determination, in its reasonable judgment, of Market Value shall be conclusive and binding upon the parties hereto.

          (c) On each Business Day the Market Value Agent shall determine in its reasonable judgment the Hedge Value of each Hedging Instrument as of such Business Day. In making such determination the Market Value Agent may rely exclusively on quotations provided by the Hedging Counterparty, by leading dealers in instruments similar to such Hedging Instrument, which leading dealers may include the Market Value Agent and its Affiliates and such other sources of information as the Market Value Agent may deem appropriate.

          (d) On each Business Day, the Market Value Agent shall determine in its reasonable judgment the Retained Securities Value of the Retained Securities, if any, expected to be issued pursuant to such Securitization as of the closing date of such Securitization. In making such determination the Market Value Agent may rely exclusively on quotations provided by leading dealers in instruments similar to such Retained Securities, which leading dealers may include the Market Value Agent and its Affiliates and such other sources of information as the Market Value Agent may deem appropriate.

                                    ARTICLE V

                         ESTABLISHMENT OF TRUST ACCOUNTS

          SECTION 5.01 COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT .

     (a) (1) ESTABLISHMENT OF COLLECTION ACCOUNT. The Servicer, for the benefit of the Securityholders, shall cause to be established and maintained one or more Collection Accounts (collectively, the "COLLECTION ACCOUNT"), which shall be separate Eligible Accounts entitled "Collection Account, LaSalle National Bank, as Indenture Trustee, in trust for the FFCA Franchise Loan Backed Notes, Series 1998-1". The Collection Account may be maintained with the Indenture Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of any Collection Account other than one maintained with the Indenture Trustee shall be evidenced by a letter agreement between the Servicer and the depository institution acceptable to the Majority Noteholders. A copy of such letter agreement shall be furnished to the Majority Noteholders and the Indenture Trustee and, upon request of any Securityholder, to such Securityholder. Funds in the Collection Account shall be invested in accordance with SECTION 5.03 hereof.

          The Collection Account shall be established, as of the date hereof, as an Eligible Account pursuant to the definition thereof. The Collection Account may, upon written notice to the Issuer and the Indenture Trustee, be transferred by the Servicer to a different depository institution so long as such transfer is to an Eligible Account acceptable to the Majority Noteholders.

          (2) ESTABLISHMENT OF DISTRIBUTION ACCOUNT. No later than the date hereof, the Servicer, for the benefit of the Noteholders, shall cause to be established and maintained with LaSalle National Bank one or more Distribution Accounts (collectively, the "Distribution Account"), which shall be separate Eligible Accounts and may be interest bearing, entitled "Distribution Account, LaSalle National Bank, as Indenture Trustee, in trust for the FFCA Franchise Loan Backed Notes, Series 1998-1." Funds in the Distribution Account shall not be invested.

     (b) (1) DEPOSITS TO COLLECTION ACCOUNT. The Servicer shall deposit or cause to be deposited (without duplication), within two (2) Business Days after receipt thereof, into the Collection Account and retain therein in trust for the benefit of the Securityholders:

          (i)    all payments on or in respect of each Loan conveyed pursuant to
                 SECTION 2.01(A)(III) hereof;

          (ii)   all Net Liquidation Proceeds pursuant to SECTION 4.11 hereof;

          (iii)  all   Insurance   Proceeds   not  required  to  be  applied  to
                 restoration or repair of Loan Collateral pursuant to SECTION 4.05;

          (iv)   all Released Loan Collateral Proceeds;

          (v) any amounts payable in connection with the repurchase of any Loan and the amount of any Substitution Adjustment pursuant to SECTIONS 2.05 and 3.05 hereof;

          (vi) any Purchase Price payable in connection with a Servicer Call pursuant to SECTION 3.07 hereof;

          (vii)  the  deposit  of the  Termination  Price  under  SECTION  11.01 hereof;

          (viii) any Periodic Advances pursuant to SECTION 4.09;

          (ix)   any cash Securitization Proceeds pursuant to SECTION 3.06; and

          (x) any payments received under Hedging Instruments or the return of amounts by the Hedging Counterparty pledged pursuant to prior Hedge Funding Requirements;

          (xi) all proceeds paid under the Environmental Policy and not retained by the Servicer in connection with remediation of Mortgaged Properties pursuant to SECTION 3.09 hereof; and

          (xii) any Purchase Price payable in connection with a Loan Originator Put remitted by the Loan Originator pursuant to SECTION 3.07 hereof.

     (c) WITHDRAWALS FROM COLLECTION ACCOUNT; DEPOSITS TO DISTRIBUTION ACCOUNT.

          (1) WITHDRAWALS FROM COLLECTION ACCOUNT -- REIMBURSEMENT ITEMS. Periodically, the Indenture Trustee (except as may be otherwise provided in writing by the Collection Account Letter Agreement), at the direction of the Servicer, shall make the following withdrawals from the Collection Account prior to any other withdrawals, in no particular order of priority:

          (i) to withdraw any amount not required to be deposited in the Collection Account or deposited therein in error;

          (ii)   to withdraw the Servicing Advance Reimbursement Amount;

          (iii) to clear and terminate the Collection Account in connection with the termination of this Agreement;

          (iv)   to  reimburse  the  Servicer  for any  Nonrecoverable  Periodic
                 Advances;

          (v)    to make the payments set forth in SECTION 9.01(E) hereof;

          (vi) to make any payments in respect of Servicer indemnities pursuant to SECTION 9.01(F) hereof;

          (vii) to pay to the Loan Originator any Retained Interest actually received with respect to the related Loan; and

          (viii) to reimburse the Servicer for unreimbursed Periodic Advances, the Servicer's right to reimburse itself, pursuant to this clause (viii) with respect to any Periodic Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (iv) above) being limited to amounts that represent collections of interest (net of any related Retained Interest) and principal received in respect of the particular Loan as to which such Periodic Advance was made;

          (2) INDENTURE TRUSTEE DEPOSITS TO DISTRIBUTION ACCOUNT - PAYMENT DATES. (a) On the Business Day prior to each Payment Date, the Indenture Trustee shall deposit into the Distribution Account such amounts as are required from the Transfer Obligation Account pursuant to SECTION 5.05(E), 5.05(F) and 5.05(G).

               (b) After making all withdrawals specified in SECTION 5.01(C)(1) above, on the Business Day prior to each Payment Date, the Indenture Trustee, except as may be otherwise provided in the Collection Account Letter Agreement, (based on information provided by the Servicer for such Payment Date) shall withdraw from the Collection Account not later than 2:00 p.m. Phoenix, Arizona time and deposit into the Distribution Account all remaining funds on deposit therein, provided that on or after any date on which the long term senior unsecured debt of the Servicer is unrated or rated at or below "BB" by Standard & Poor's Ratings Group, the Indenture Trustee, except as may be otherwise provided in the Collection Account Letter Agreement, shall make such withdrawal of remaining amounts from the Collection Account on every other Business Day and deposit such funds in the Distribution Account.

          (3) WITHDRAWALS FROM DISTRIBUTION ACCOUNT -- PAYMENT DATES. On each Payment Date, to the extent funds are available in the Distribution Account, the Indenture Trustee (based on the information provided by the Servicer contained in the Servicer's Remittance Report for such Payment
     Date) shall make withdrawals therefrom by 3:00 p.m. (New York City time), for application in the following order of priority:

          (i) to distribute on such Payment Date the following amounts pursuant to the Indenture in the following order: (a) to the Indenture Trustee, an amount equal to the Indenture Trustee Fee and all unpaid Indenture Trustee Fees from prior Payment Dates,
                 (b) to the Custodian, an amount equal to the Custodian Fee, if any, and all unpaid Custodian Fees from prior Payment Dates,
                 (c) to the  Servicer,  (x) only if  Servicer is not FFCA or any
                 Affiliate thereof, an amount equal to the Servicing Compensation and all unpaid Servicing Compensation from prior Payment Dates and (y) all Nonrecoverable Servicing Advances not previously reimbursed, (d) to the Servicer, in trust for the Owner Trustee, an amount equal to the Owner Trustee Fee and all unpaid Owner Trustee Fees from prior Payment Dates, and;

          (ii) to distribute on such Payment Date, the Hedge Funding Requirement to the appropriate Hedging Counterparties; provided, that only cash on or in respect of fixed rate Loans (including cash Securitization Proceeds received therefrom) shall be distributed for such purpose and; provided, further, that amounts distributed pursuant to clause (i) above to the extent not attributable to a specific Loan shall be deemed paid from Loans bearing a fixed Loan Interest Rate, pro rata based on their aggregate Principal Balances relative to the Pool Principal Balance on such Payment Date;

          (iii)  to the holders of the Notes pro rata,  the sum of the  Interest
                 Payment   Amount  for  such   Payment  Date  and  the  Interest
                 Carry-Forward Amount for the preceding Payment Date;

          (iv) to the holders of the Notes pro rata, the sum of the Optimal Principal Payment Amount for such Payment Date and the Principal Carry-Forward Amount for the preceding Payment Date; provided, however, that if (a) a Rapid Amortization Trigger shall have occurred and not been Deemed Cured or (b) an Event of Default or Default under this Agreement or the Indenture shall have occurred, the holders of the Notes shall receive, in respect of principal, all remaining amounts on deposit in the Collection Account.

          (v) to the Servicer if the Servicer is the Loan Originator or an Affiliate thereof, an amount equal to the Servicing Compensation for the related Payment Date and all unpaid Servicing Compensation from prior Payment Dates;

          (vi) to the Transfer Obligation Account, all remaining amounts until the balance therein equals the Transfer Obligation Target Amount;

          (vii) to each Indemnified Party (as defined in the Trust Agreement) until all amounts due and owing under Issuer/Depositor Indemnities (as defined in the Trust Agreement) are paid in full; and

          (viii) to the holders of the Trust Certificates of record on the next preceding Record Date, pro rata, all amounts remaining therein.

          The Majority Noteholders and the Issuer may agree, upon written notice to the Indenture Trustee, to additional Payment Dates. In addition, there shall be an additional Payment Date on (i) any day which Securitization Proceeds, Purchase Prices or proceeds in respect of Put/Call Loans are deposited into the Collection Account on or before 2 p.m. Phoenix, Arizona time, and (ii) the Business Day after any day on which Securitization Proceeds, Purchase Prices or proceeds in respect of Put/Call Loans are deposited into the Collection Account after 2 p.m. Phoenix, Arizona time. The Issuer and the Majority Noteholders shall give the Indenture Trustee at least one (1) Business Day's written notice prior to such additional Payment Date and such notice shall specify each amount in SECTION 5.01(C) to be withdrawn from the Collection Account and Distribution Account on such day or shall otherwise specify the Persons and respective amounts to whom such payments shall be made, with instructions for wiring funds or mailing checks to such Persons.

          Notwithstanding that the Notes have been paid in full, the Indenture Trustee and the Servicer shall continue to maintain the Distribution Account hereunder until this Agreement has been terminated.

          SECTION 5.02 PAYMENTS TO SECURITYHOLDERS.

          (a) All distributions made on the Notes on each Payment Date will be made on a pro rata basis among the Noteholders of record of the Notes on the next preceding Record Date based on the Percentage Interest represented by their respective Notes, without preference or priority of any kind, and, except as otherwise provided in the next succeeding sentence, shall be made by wire transfer of immediately available funds to the account of such Noteholder, if such Noteholder shall own of record Notes in original Denominations aggregating at least $250,000 and shall have so notified the Indenture Trustee, and otherwise by check mailed to the address of such Noteholder appearing in the Notes Register. The final distribution on each Note will be made in like manner, but only upon presentment and surrender of such Note at the location specified in the notice to Noteholders of such final distribution.

          (b) All distributions made on the Trust Certificates on each Payment Date will be made pro rata among the holders of the Trust Certificates of record on the next preceding Record Date based on their Percentage Interests (as defined in the Trust Agreement), without preference or priority of any kind, and, except as otherwise provided in the next succeeding sentence, shall be made by wire transfer of immediately available funds to the account of each such holder, if such holder shall own of record a Trust Certificate in an original denomination aggregating at least 50% of the Percentage Interests (as defined in the Trust Agreement) and shall have so notified the Indenture Trustee, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Trust Certificate will be made in like manner, but only upon presentment and surrender of such Trust Certificate at the location specified in the notice to holders of the Trust Certificates of such final distribution. Any amount distributed to the holders of the Trust Certificates on any Payment Date shall not be subject to any claim or interest of the Noteholders. In the event that at any time there shall be more than one Certificateholder, the Indenture Trustee shall be entitled to reasonable additional compensation from the Servicer for its obligations hereunder, including, without limitation, its obligations to distribute funds and produce and deliver statements.

          (c) For purposes of this SECTION 5.02, the sole holder of the Trust Certificates shall be deemed to be the Depositor until such time as the Depositor provides written notice to the contrary to the Indenture Trustee and the Initial Noteholder.

          SECTION 5.03 TRUST ACCOUNTS; TRUST ACCOUNT PROPERTY.

          (a) CONTROL OF TRUST ACCOUNTS. Each of the Trust Accounts established hereunder has been pledged by the Issuer to the Indenture Trustee under the Indenture and shall be subject to the lien of the Indenture. In addition to the provisions hereunder, each of the Trust Accounts shall also be established and maintained pursuant to the Indenture. Amounts distributed from each Trust Account in accordance with the Indenture and this Agreement shall be released from the lien of the Indenture upon such distribution thereunder or hereunder. The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Account Property and the Trust Estate. If, at any time, any Trust Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall, within ten Business Days (or such longer period, not to exceed 30 calendar days, with the prior written consent of the Majority Noteholders) (i) establish a new Trust Account as an Eligible Account, (ii) terminate the ineligible Trust Account, and (iii) transfer any cash and investments from such ineligible Trust Account to such new Trust Account.

          Except as may be otherwise provided in the Collection Account Letter Agreement, with respect to the Trust Accounts, the Indenture Trustee agrees, by its acceptance hereof, that each such Trust Account shall be subject to the sole and exclusive custody and control of the Indenture Trustee for the benefit of the Noteholders, and, except as may be otherwise provided in the Collection Account Letter Agreement or as may be consented to in writing by the Majority Noteholders, the Indenture Trustee shall have sole signature and withdrawal authority with respect thereto.

          The Servicer shall have the power, revocable by the Majority Noteholder or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee or Owner Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer to carry out its duties hereunder or permitting the Indenture Trustee or Owner Trustee to carry out their respective duties herein or under the Indenture or the Trust Agreement, as applicable.

          (b) (1) INVESTMENT OF FUNDS. Funds held in the Collection Account and the Transfer Obligation Account may be invested (to the extent practicable and consistent with any requirements of the Code) in Permitted Investments, as directed by the Servicer prior to the occurrence and continuation of an Event of Default, and by the Majority Noteholders thereafter, in writing or by telephone or facsimile transmission confirmed in writing by the Loan Originator or Majority Noteholders, as applicable. In any case, funds in the Collection Account and the Transfer Obligation Account must be available for withdrawal without penalty, and any Permitted Investments must mature or otherwise be available for withdrawal, not later than the Business Day following the date of such investment and, in any event one Business Day prior to the next Payment Date and shall not be sold or disposed of prior to its maturity subject to subsection (b)(2) of this Section. All interest and any other investment earnings on amounts or investments held in the Collection Account and the Transfer Obligation Account shall be deposited into the Collection Account or the Transfer Obligation Account, as the case may be, immediately upon receipt by the Indenture Trustee. All Permitted Investments in which funds in the Collection Account or the Transfer Obligation Account are invested must be held by or registered in the name of "LaSalle National Bank, as Indenture Trustee, in trust for the FFCA Franchise Loan Backed Notes, Series 1998-1".

          (2) INSUFFICIENCY AND LOSSES IN TRUST ACCOUNTS. If any amounts are needed for disbursement from the Collection Account or the Transfer Obligation Account held by or on behalf of the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee (or the Servicer, as applicable) shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in the Collection Account or the Transfer Obligation Account, as the case may be. The Indenture Trustee shall not be liable for any investment loss or other charge resulting therefrom, unless such loss or charge is caused by the failure of the Indenture Trustee to perform in accordance with written directions provided pursuant to this SECTION 5.03.

          If any losses are realized in connection with any investment in the Collection Account or the Transfer Obligation Account pursuant to this Agreement and the Indenture, then the Loan Originator shall deposit the amount of such losses (to the extent not offset by income from other investments in the Collection Account or the Transfer Obligation Account, as the case may be) into the Collection Account or the Transfer Obligation Trust Account, as the case may be, immediately upon the realization of such loss. All interest and any other investment earnings on amounts held in the Collection Account and the Transfer Obligation Account shall be taxed to the Issuer and for federal and state income tax purposes the Issuer shall be deemed to be the owner of the Collection Account and/or the Transfer Obligation Account, as the case may be.

          (c) Subject to Section 6.01 of the Indenture, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account held by the Indenture Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Indenture Trustee is an obligor and has defaulted thereon).

          (d) With respect to the Trust Account Property, the Indenture Trustee acknowledges and agrees that:

          (1) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Accounts, subject to the last sentence of subsection (a) of this SECTION 5.03; and, except as may be otherwise provided in the Collection Account Letter Agreement, each such Eligible Account shall be subject to the sole and exclusive dominion, custody and control of the Indenture Trustee; and, without limitation on the foregoing, except as may be otherwise provided in the Collection Account Letter Agreement, the Indenture Trustee shall have sole signature authority with respect thereto;

          (2) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" in SECTION 1.01 hereof and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee;

          (3) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" in SECTION 1.01 hereof and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

          (4) any Trust Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (3) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" in SECTION 1.01 hereof and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

          (e) The Servicer shall have the power, revocable by the Majority Noteholders or by the Issuer with the consent of the Majority Noteholders, to instruct the Indenture Trustee to make withdrawals and payments from the Trust

Accounts for the purpose of permitting the Servicer or the Issuer to carry out their respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

          SECTION 5.04 ADVANCE ACCOUNT.

          (a) The Servicer shall cause to be established and maintained in its name, an Advance Account (the "ADVANCE ACCOUNT"), which need not be a segregated account. The Advance Account shall be maintained with any financial institution the Servicer elects.

          (b) DEPOSITS AND WITHDRAWALS. Amounts in respect of the purchase of Additional Note Principal Balances and Loans shall be deposited in and withdrawn from the Advance Account as provided in SECTIONS 2.01(C) and 2.06 hereof,
Section 3.01 of the Note Purchase Agreement and Section 2.1 of the Loan Purchase Agreement.

          SECTION 5.05 TRANSFER OBLIGATION; TRANSFER OBLIGATION ACCOUNT.

          (a) The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained in the name of the Indenture Trustee a Transfer
Obligation Account (the "TRANSFER OBLIGATION Account"), which shall be a separate Eligible Account and may be interest-bearing, entitled "Transfer Obligation Account, LaSalle National Bank, as Indenture Trustee, in trust for the FFCA Franchise Loan Backed Notes, Series 1998-1." The Transfer Obligation Account may be maintained with the Indenture Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The establishment of a Transfer Obligation Account with a depositary institution other than the Indenture Trustee shall be evidenced by a letter agreement between the Servicer and such depository institution acceptable to the Indenture Trustee. A copy of such letter agreement shall be furnished to the Indenture Trustee and, upon request of any Securityholder, to such Securityholder. Amounts in the Transfer Obligation Account shall be invested in accordance with SECTION 5.03.

          (b) In accordance with Section 2.3(b) of the Loan Purchase Agreement, the Loan Originator shall deposit into the Transfer Obligation Account such amounts as may be required thereby.

          (c) On each Payment Date, the Indenture Trustee will deposit in the Transfer Obligation Account any amounts required to be deposited therein pursuant to SECTION 5.01(C)(3)(VI).

          (d) On the date of each Securitization, the Indenture Trustee shall withdraw from the Transfer Obligation Account such amount on deposit therein as may be requested by the Majority Noteholders in writing to effect such Securitization.

          (e) On each Payment Date, the Indenture Trustee, upon the written direction of the Servicer shall withdraw from the Transfer Obligation Account and deposit into the Distribution Account on such Payment Date the lesser of (x) the amount then on deposit in the Transfer Obligation Account and (y) the Interest Carry-Forward Amount as of such date.

          (f) If with respect to any Payment Date the Overcollateralization Shortfall exceeds the greater of (x) 1% of the aggregate Principal Balance of all Loans as of the prior Business Day and (y) $250,000, the Indenture Trustee, upon the written direction of the Servicer shall withdraw from the Transfer Obligation Account and deposit into the Distribution Account on the Business Day prior to such Payment Date the lesser of the amount then on deposit in the Transfer Obligation Account and the amount of such Overcollateralization Shortfall as of such date.

          (g) If with respect to any Payment Date there shall exist a Hedge Funding Requirement, the Indenture Trustee, upon the written direction of the Servicer shall withdraw from the Transfer Obligation Account and deposit into the Distribution Account on the Business Day prior to such Payment Date the lesser of (x) the amount then on deposit in the Transfer Obligation Account (after making all other required withdrawals therefrom with respect to such Payment Date) and (y) the amount of such Hedge Funding Requirement as of such date.

          (h) In the event of the occurrence of an Event of Default under the Indenture, the Indenture Trustee shall withdraw all remaining funds from the Transfer Obligation Account and apply such funds in satisfaction of the Notes as provided in Section 5.04(b) of the Indenture.

          (i) Upon the date of the  termination  of this  Agreement  pursuant to
Article XI, the Indenture Trustee, at the written direction of the Loan Originator, shall withdraw any remaining amounts from the Transfer Obligation Account and remit all such amounts to the Loan Originator.

          (j) The Indenture Trustee shall (i) at the direction of the Majority Noteholders, return to the Loan Originator in the manner specified to the Indenture Trustee by the Majority Noteholders in such direction all amounts deposited in the Transfer Obligation Account by the Loan Originator in connection therewith pursuant to Section 2.3(b)(v) of the Loan Purchase Agreement, in the event that an Event of Default is waived by the Noteholders and (ii) return to the Loan Originator at the written direction of the Servicer, all amounts on deposit in the Transfer Obligation Account until the Majority Noteholders provide written notice to the Indenture Trustee (with a copy to the Loan Originator) of the occurrence of a default or event of default (however defined) under any Basic Document with respect to the Issuer, FFCA or the Depositor.

                                   ARTICLE VI

              STATEMENTS AND REPORTS; SPECIFICATION OF TAX MATTERS

          SECTION 6.01 STATEMENTS.

          (a) On each Determination Date, the Servicer shall deliver to the Indenture Trustee and the Initial Noteholder by facsimile, the receipt and legibility of which shall be confirmed by telephone, and with hard copy thereof to be delivered no later than one (1) Business Day after such Determination Date, the Servicer's Remittance Report, setting forth the date of such Report (day, month and year), the name of the Issuer (i.e., "FFCA Franchise Loan Owner Trust 1998-1"), the Series designation of the Notes (i.e., "Series 1998-1") and the date of this Agreement, all in substantially the form set out in Exhibit B hereto. Furthermore, on each Determination Date, the Servicer shall deliver to the Indenture Trustee and the Initial Noteholder a magnetic tape or computer disk providing, with respect to each Loan in the Loan Pool as of such Determination Date: (i) the Loan Originator's internal loan identifying number;
(ii) if such Loan is an Adjustable  Rate Loan,  the current Loan Interest  Rate;
(iii) the current Principal Balance with respect to such Loan; (iv) the date of the last Monthly Payment paid in full; (v) the Corporate Fixed Charge Coverage Ratio; (vi) with respect to the Unit-Level Fixed Charge Coverage Ratio, a flag indicating whether such figure is a calculation of the Unit-Level Fixed Charge Coverage Ratio with respect to the single unit or in the aggregate (if updated from information provided in the Loan Schedule); (vii) the Corporate FCCR Percentage; and (viii) such other information as may be reasonably requested by the Majority Noteholders.

          (b) (i) On any Business Day, upon the request of the Initial Noteholder, the Servicer shall prepare and provide a statement setting forth the following information as of the close of business on the prior Business Day:

          (a) for each Loan with respect to which a Servicing Advance or Periodic Advance is outstanding, (i) the aggregate amount of Servicing Advances outstanding, (ii) the aggregate amount of Periodic Advances outstanding and (iii) the outstanding Principal Balance of such Loan; and

          (b)  the Pool Principal Balance.

          (ii) On each Determination Date, the Servicer shall prepare and provide to the Indenture Trustee for distribution to the Issuer, the Initial Noteholder and each Certificateholder, a statement (the "PAYMENT STATEMENT"), stating each date of a purchase of Additional Note Principal Balance (day, month and year), the name of the Issuer (i.e., "FFCA Franchise Loan Owner Trust 1998-1"), the Series designation of the Notes (i.e., "Series 1998-1"), the date of this Agreement and the following information:

          (a) the aggregate amount of collections in respect of principal of the Loans received by the Servicer during the preceding Due Period;

          (b) the aggregate amount of collections in respect of interest on the Loans received by the Servicer during the preceding Due Period;

          (c) all Insurance Proceeds received by the Servicer and not required to be applied to restoration or repair of the related Loan Collateral during the preceding Due Period;

          (d) all Net Liquidation Proceeds deposited by the Servicer into the Collection Account during the preceding Due Period;

          (e) all Released Loan Collateral Proceeds deposited by the Servicer into the Collection Account during the preceding Due Period;

          (f) the aggregate amount of all Periodic Advances and all Servicing Advances, set forth separately, made by the Servicer during the preceding Due Period;

          (g) the aggregate of all amounts deposited into the Collection Account in respect of the repurchase of Defective Loans and the repurchase of Loans pursuant to SECTION 2.05 hereof during the preceding Due Period;

          (h) the aggregate Principal Balance of all Loans for which a Servicer Call was exercised during the preceding Due Period;

          (i) the aggregate Principal Balance of all Loans for which a Loan Originator Put was exercised during the preceding Due Period;

          (j) the aggregate amount of all payments received under Hedging Instruments during the preceding Due Period;

          (k) the aggregate amount of proceeds received in respect of the Environmental Policy during the preceding Due Period;

          (l) when applicable, the aggregate amount of cash Securitization Proceeds received during the preceding Due Period;

          (m) withdrawals from the Collection Account in respect of the Servicing Advance Reimbursement Amount during the preceding Due Period;

          (n)  withdrawals   from  the   Collection   Account   in   respect  of
               Nonrecoverable Periodic Advances during the preceding Due Period;

          (o)  the number and aggregate  Principal Balance of all Loans that are
               (i) 30-59 days Delinquent, (ii) 60-89 days Delinquent, (iii) 90 or more days Delinquent as of the related Payment Date;

          (p) the aggregate amount of Liquidated Loan Losses incurred (i) during the preceding Due Period, (ii) during the preceding three Due Periods and (iii) since the Reset Date;

          (q) the aggregate of the Principal Balances of all Loans in the Loan Pool as of the related Payment Date; and

          (r)  the  aggregate  amount  of all  withdrawals  from the  Collection
               Account pursuant to SECTION 5.01(C)(1)(I) hereof during the preceding Due Period.

          (iii) On the Business Day following each Business Day on which money is deposited into the Collection Account, the Servicer shall cause to be delivered to the Initial Noteholder by facsimile, the receipt and legibility of which shall be confirmed by telephone, a statement setting forth the total deposits into the Collection Account on the prior Business Day and the balance in the Collection Account as of the close of business on the prior Business Day.

          (c) On each Determination Date, the Indenture Trustee shall deliver to the Initial Noteholder a magnetic tape or computer disk in a form mutually agreed the Initial Noteholder and the Indenture Trustee, setting forth the following information:

          (a) the aggregate amount of all deposits into the Distribution Account from the Transfer Obligation Account pursuant to SECTION 5.05(e), 5.05(f) and 5.05(g) on the preceding payment Date;

          (c) if the Servicer is not FFCA or an Affiliate thereof, the aggregate amount of distributions in respect of Servicing Compensation to the Servicer, and unpaid Servicing Compensation from prior Payment Dates for the related Payment Date;

          (d) the aggregate amount of distributions in respect of Indenture Trustee Fees and unpaid Indenture Trustee Fees from prior Payment Dates for the related payment Date;

          (e) the aggregate amount of distributions in respect of Owner Trustee Fees and unpaid Owner Trustee Fees from prior Payments Dates for the related Payment Date;

          (f) the aggregate amount of distributions in respect of the Custodian Fee and unpaid Custodian Fees from prior Payment Dates for the related Payment Date;

          (g) if a Rapid Amortization Trigger shall have occurred and not been Deemed Cured or a Default or Event of Default shall have occurred hereunder or under the Indenture, the aggregate amount of distributions on the Notes in respect of principal in excess of the Optimal Principal Payment Amount and the Principal Carry-Forward Amount for the related Payment Date;

          (h) the aggregate amount of distributions in respect of Servicing Compensation and unpaid Servicing Compensation from prior Payment Dates, to the Servicer, if FFCA or an Affiliate thereof is the Servicer, for the related Payment Date;

          (i) the aggregate amount of distributions to the Transfer Obligation Account for the related Payment Date;

          (j)  the   aggregate   amount   of   distributions   in   respect   of
               Issuer/Depositor Indemnities (as defined in the Trust Agreement) for the related Payment Date;

          (k) the aggregate amount of distributions to the holders of the Trust Certificates for the related Payment Date; and

          (l) the Note Principal Balance of the Notes before and after giving effect to distributions made to the holders of the Notes for the related Payment Date.

          All reports prepared by the Indenture Trustee of the withdrawals from and deposits into the Collection Account will be based in whole or in part upon the information provided to the Indenture Trustee by the Servicer, and the Indenture Trustee may fully rely upon and shall have no liability with respect to such information provided by the Servicer.

          (d) On each Payment Date, the Indenture Trustee shall forward to the holders of the Trust Certificates a copy of the Payment Statement in respect of such Payment Date and a statement setting forth the amounts actually distributed to such holders of the Trust Certificates on such Payment Date, together with such other information as the Indenture Trustee deems necessary or appropriate.

          SECTION 6.02 SPECIFICATION OF CERTAIN TAX MATTERS.

          The Indenture Trustee shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made to any Noteholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith, giving due effect to any applicable exemptions from such withholding and effective certifications or forms provided by the recipient. Any amounts withheld pursuant to this SECTION 6.02 shall be deemed to have been distributed to the Noteholders, as the case may be, for all purposes of this Agreement or the Indenture.

                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

          SECTION 7.01 DUE-ON-SALE; DUE-ON-ENCUMBRANCE.

          (a) When any Borrower proposes to convey all or any portion of its interests in Loan Collateral, or if such a conveyance has actually occurred, the Servicer shall immediately give notice to the Initial Noteholder of such conveyance and shall enforce any due-on-sale clause or due-on-encumbrance clause contained in any Promissory Note or Mortgage or Security Agreement, to the extent permitted under the terms of the Loan and applicable law and governmental regulations. In the event that the Servicer determines, in accordance with the Servicing Standard, that waiver of such clauses would be in accordance with the Servicing Standard, the Servicer shall promptly give written notice to the Majority Noteholders of its approval of any such subordinate lien. If a Borrower applies for approval to place a subordinate monetary lien on Loan Collateral in accordance with the terms of the Loan Documents, the Servicer shall promptly give written notice to the Majority Noteholders of the requested encumbrance and obtain and deliver to the Majority Noteholders such appraisals and other supporting documentation as are required by the terms of the Loan Documents together with such additional information as the Majority Noteholders shall request to facilitate review and approval of the requested encumbrance. In the event that the Servicer determines, in accordance with the Servicing Standard, that permitting such subordinate lien would be in accordance with the Servicing Standard, the Servicer may consent to such lien and shall promptly give written notice to the Majority Noteholders thereof. Any processing fees paid by a Borrower in connection with an application for a subordinate monetary lien (net of any fees and expenses of the Majority Noteholders including the Majority Noteholders' counsel's fees and expenses) shall be retained by the Servicer as Servicing Compensation. The Servicer shall not approve any request to subordinate the lien of any Mortgage Loan to any other lien.

          (b) If any Loan Collateral is to be conveyed to a Person by a Borrower, and such Person is to enter into an assumption agreement or supplement to the Promissory Note or Mortgage or Security Agreement which requires the signature of the Indenture Trustee, or if an instrument of release signed by the Indenture Trustee is required releasing the Borrower from liability on the Loan, the Servicer shall deliver or cause to be delivered to the Majority Noteholders for review, and upon the written approval thereof, to the Indenture Trustee for signature the assumption agreement with the Person to whom the Loan Collateral is to be conveyed and such modification agreement or supplement to the Promissory Note or Mortgage or Security Agreement or other instruments as are reasonable or necessary to carry out the terms of the Promissory Note or Mortgage or Security Agreement or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Loan Collateral to such Person. The Servicer shall also deliver or cause to be delivered to the Majority Noteholders with the foregoing documents a letter explaining the nature of such documents and the reason or reasons why the Indenture Trustee's signature is required. With such letter the Servicer shall deliver to the Majority Noteholders and the Indenture Trustee a certificate of a servicing officer certifying that: (i) a Servicing Officer has examined and approved such documents as to form and substance, (ii) the Indenture Trustee's execution and delivery thereof will not conflict with or violate any terms of this Agreement (iii) any required consents of insurers under any insurance policies required by this Agreement have been obtained, (iv) there are no changes or modifications other than the identity of the Borrower other than those previously approved in writing by the Majority Noteholders and (v) if the seller/transferor of the Loan Collateral is to be released from liability on the Loan, such release will not (based on the Servicer's good faith determination) adversely affect the collectability of the Loan. Upon the closing of the transactions contemplated by such documents, the Servicer shall cause the originals of the assumption agreement, the release (if any) or the modification or supplement to the Promissory Note or Mortgage or Security Agreement to be delivered to the Indenture Trustee and deposited with the Indenture Trustee's Loan File for such Loan.

          SECTION 7.02 RELEASE OF LOAN FILES.

          If with respect to any Loan:

          (i) the outstanding Principal Balance of such Loan plus all interest accrued thereon shall have been paid;

          (ii) the Servicer shall have received, in escrow, payment in full of such Loan in a manner customary for such purposes;

          (iii) such Loan has become a Defective Loan and has been repurchased or a Qualified Substitute Loan has been conveyed to the Trust pursuant to SECTION 3.05 hereof;

          (iv) such Loan or the related Foreclosure Property has been sold in connection with the termination of the Trust pursuant to
                 SECTION 11.01 hereof;

          (v) such Loan has been purchased by the Loan Originator in accordance with the terms of SECTION 3.07;

          (vi)   the  related  Foreclosure  Property  has been sold  pursuant to
                 SECTION 4.11 hereof; or

          (vii) such Loan has been included in a Securitization and concurrently with such release the Securitization Proceeds associated therewith will be deposited into the Collection Account.

          In each such case, the Servicer shall deliver a certificate to the effect that the Servicer has complied with all of its obligations under this Agreement with respect to such Loan and requesting that the Indenture Trustee release to the Servicer the related Indenture Trustee's Loan File, and the Indenture Trustee shall, within five Business Days or such shorter period as may be required by applicable law, release, or cause the Custodian to release (unless such Indenture Trustee's Loan File has previously been released), the related Indenture Trustee's Loan File to the Servicer and execute and deliver such instruments of transfer or assignment prepared and delivered to it by the Servicer, in each case without recourse, representation or warranty as shall be necessary to vest ownership of such Loan in the Servicer or such other Person as may be specified in such certificate, the forms of any such instrument to be appended to such certificate.

          SECTION 7.03 SERVICING COMPENSATION.

          As compensation for its services hereunder, the Servicer shall be entitled to receive from the Collection Account the Servicing Fee, out of which the Servicer shall pay any servicing fees owed or payable to any Subservicer. Additional servicing compensation in the form of assumption fees, modification fees, and other administrative fees (exclusive of any prepayment premiums), insufficient funds charges, amounts remitted pursuant to SECTION 7.01 hereof and late payment charges shall be part of the Servicing Compensation payable to the Servicer hereunder and shall be paid either by the Servicer's retaining such additional servicing compensation prior to deposit into the Collection Account pursuant to SECTION 5.01(B)(1) hereof or, if deposited into the Collection Account, as part of the Servicing Compensation withdrawn therefrom pursuant to
SECTION 5.01(C)(1) hereof.

          The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Loan Originator also agrees to pay all reasonable costs and expenses incurred by any successor Servicer or the Indenture Trustee in replacing the Servicer in the event of a default by the Servicer in the performance of its duties under the terms and conditions of this Agreement.

          SECTION 7.04 STATEMENT AS TO COMPLIANCE AND FINANCIAL STATEMENTS.

          The Servicer will deliver to the Initial Noteholder:

          (a) not later than 90 days following the end of each fiscal year of the Servicer (beginning on March 31, 1999), an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and what action the Servicer proposes to take with respect thereto.

          (b) As soon as available and in no event later than 45 days after the end of each of the first three quarterly fiscal periods of FFCA, a Quarterly Report on "Form 10-Q" filed by FFCA with the Securities and Exchange Commission.

          (c) As soon as available and in no event later than 90 days after the end of each fiscal year of FFCA, an Annual Report on "Form 10-K" filed by FFCA with the Securities and Exchange Commission.

          (d) As soon as available and in any event within 90 days after the end of each fiscal year of FFCA, the annual report that is delivered to its shareholders.

          (e) Within 10 days after service of process on any of the following, notice of all legal or arbitrable proceedings affecting the Servicer or any of its subsidiaries that questions or challenges the validity or enforceability of any of the Basic Documents or as to which there is a reasonable likelihood of adverse determination which would result in a material adverse effect with respect to the value of the Loans or the interests of any of the Securityholders therein. The Servicer shall also furnish and certify to the requesting party such other information as to (i) its organization, activities and personnel relating to the performance of the obligations of the Servicer hereunder, (ii) its financial condition, (iii) the Loans and (iv) the performance of the obligations of any Subservicer under the related Subservicing Agreement, in each case as the Indenture Trustee or the Depositor may reasonably request from time to time.

          SECTION 7.05 INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

          Not later than 90 days following the end of each fiscal year of the Servicer (beginning on March 31, 1999), the Servicer at its expense shall cause a nationally recognized firm of Independent Certified Public Accountants (which may also render other services to the Servicer) to furnish a statement to the Indenture Trustee, the Depositor and the Initial Noteholder to the effect that such firm has examined certain documents and records relating to the servicing of the Loans under this Agreement or of loans under pooling and servicing agreements (including the Loans and this Agreement) substantially similar to one another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for FHLMC requires it to report, each of which errors and omissions shall be specified in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of Independent certified public accountants with respect to the related Subservicer.

          SECTION 7.06 RIGHT TO EXAMINE SERVICER RECORDS.

          Each Securityholder, the Indenture Trustee, the Issuer and each of their respective agents shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine, audit and copy, at the expense of the Person making such examination (but, in the case of the Indenture Trustee, at the expense of the Servicer), any and all of the books, records or other information of the Servicer (including without limitation any Subservicer to the extent provided in the related Subservicing Agreement), whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. In the case of the supervisory agents and examiners of the Issuer, Indenture Trustee and the Securityholders, access to the documentation regarding the Loans required by applicable state and federal regulations shall be afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

          The Servicer also agrees to make available on a reasonable basis to the Securityholders or any prospective Securityholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Securityholders and any prospective Securityholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Securityholders and such prospective Securityholder that the Servicer has the ability to service the Loans in accordance with this Agreement.

          SECTION 7.07 REPORTS TO THE INDENTURE TRUSTEE; COLLECTION ACCOUNT STATEMENTS.

          If the Collection Account is not maintained with the Indenture Trustee, then not later than 25 days after each Record Date, the Servicer shall forward to the Indenture Trustee a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into the Collection Account for each category of deposit specified in SECTION 5.01(B)(1) hereof, the aggregate of withdrawals from the Collection Account for each category of withdrawal specified in SECTION 5.01(C)(1) hereof, in each case, for the related Due Period.

          SECTION 7.08 ACCESS TO INFORMATION.

          (a) The Servicer understands that, in connection with the transfer of the Notes, Noteholders may request that the Servicer make available to the Noteholders and to prospective Noteholders annual audited financial statements of the Servicer for any or all of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.

          (b) So long as any Notes remain outstanding, each of the Issuer and any Noteholder shall, at any time and from time to time during regular business hours, or at such other times upon reasonable notice to the Servicer and the Servicer shall permit the Issuer and any Noteholder, or its agents or representatives to:

          (i) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Servicer relating to the Loans, the servicing of the Loans and the compliance of the terms of the Basic Documents, as may be reasonably requested;

          (ii) visit the offices and property of the Servicer for the purpose of examining such materials described in clause (b)(i) above;

          (iii) consult with such professionals as may reasonably be aware of the operations or condition of the Servicer, including, without limitation, accountants and auditors, and the Servicer shall cause such professionals to cooperate with any examination conducted in accordance with the terms of this
SECTION 7.08 and to provide access to those materials listed in subclause (b)(i) above in the possession or under the control of such professionals.

                                  ARTICLE VIII

                                     HEDGING

          SECTION 8.01 HEDGING INSTRUMENTS.

          (a) The Issuer, promptly upon the request of the Market Value Agent, on behalf of the Majority Noteholders, shall enter into such Hedging Instruments as the Market Value Agent, on behalf of the Majority Noteholders, may deem appropriate to hedge the interest rate risk associated with the Notes attributable to Loans bearing a fixed Loan Interest Rate and relative to the expected Securitization Proceeds therefrom; provided that payments thereunder to the Collection Account pursuant to SECTION 5.01(B)(1)(X) constitute qualifying income under Section 856(c)(5)(G) of the Code. The Market Value Agent shall determine, in its sole discretion, whether any Hedging Instrument conforms to the requirements of SECTION 8.01(B) AND (C).

          (b) Each Hedging Instrument shall expressly provide that in the event of a Securitization, such portion of the Hedging Instrument shall terminate as the Majority Noteholders deem appropriate to facilitate the hedging of the risks specified in SECTION 8.01(A).

          (c) Any Hedging Instrument that provides for any payment obligation on the part of the Issuer must (i) be without recourse to the assets of the Issuer,
(ii) contain a  non-petition  covenant  provision in the form of SECTION  12.13,

(iii) limit payment dates thereunder to Payment Dates and (iv) contain a provision limiting any cash payments due on any day under such Hedging Instrument solely to funds available therefor in the Collection Account on such day pursuant to SECTION 5.01(C)(3)(II) hereof and funds available therefor in the Transfer Obligation Account.

          (d) Each Hedging Instrument must (i) provide for the direct payment of any amounts thereunder to the Collection Account pursuant to SECTION 5.01(B)(1)(X), (ii) contain an assignment of all of the Issuer's rights (but none of its obligations) under such Hedging Instrument to the Indenture Trustee and shall include an express consent of the Hedging Counterparty to such assignment, (iii) provide that in the event of the occurrence of an Event of Default, such Hedging Instrument shall terminate upon the direction of the Majority Noteholders, (iv) prohibit the Hedging Counterparty from "setting-off" or "netting" other obligations of the Issuer or its Affiliates against such Hedging Counterparty's payment obligations thereunder and (v) provide that the appropriate portion of the Hedging Instrument will terminate upon the removal of the related Loans from the Trust Estate.

          (e) The Issuer shall not pledge or otherwise transfer or encumber any of its assets in order to secure its obligations in respect of any Hedge Funding Requirements.

                                   ARTICLE IX

                                  THE SERVICER

          SECTION 9.01 INDEMNIFICATION; THIRD PARTY CLAIMS.

          (a) The Servicer shall indemnify the Loan Originator, the Owner Trustee, the Trust, the Depositor, the Indenture Trustee and the Noteholders, their respective officers, directors, employees, agents and "control persons," as such term is used under the Act and under the Securities Exchange Act of 1934 as amended (each an "INDEMNIFIED PARTY") and hold harmless each of them against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties and service the Loans in compliance with the terms of this Agreement; provided, however, that if the Servicer is not liable pursuant to the provisions of SECTION 9.01(D) hereof for its failure to perform its duties and service the Loans in compliance with the terms of this Agreement, then the provisions of this SECTION 9.01 shall have no force and effect with respect to such failure.

          (b) The Loan Originator, the Depositor, the Indenture Trustee or the Noteholders, as the case may be, shall promptly notify the Servicer if a claim is made by a third party with respect to a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties and service the Loans in compliance with the terms of this Agreement. The Servicer shall promptly notify the Indenture Trustee and the Depositor of any claim of which it has been notified pursuant to this SECTION 9.01 by a Person other than the Depositor, and, in any event, shall promptly notify the Depositor of its intended course of action with respect to any claim.

          (c) The Servicer shall be entitled to participate in and, upon notice to the Indemnified Party, assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnified Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Servicer, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (i) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Servicer, (ii) the Servicer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or
(iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Servicer and one or more Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Servicer. The Servicer shall not be liable for any settlement of any such claim or action unless the Servicer shall have consented thereto or be in default on its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this SECTION
9.01 shall relieve the Servicer of liability only if such failure is materially prejudicial to the defense of the Servicer of such claim or action and then only to the extent of such prejudice.

          (d) None of the Loan Originator, the Depositor or the Servicer or any of their respective Affiliates, directors, officers, employees or agents shall be under any liability to the Owner Trustee, the Issuer, the Indenture Trustee or the Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Loan Originator, the Depositor, the Servicer or any of their respective Affiliates, directors, officers, employees, agents against the remedies provided herein for the breach of any warranties, representations or covenants made herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any expense or liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of the respective duties of the Servicer, the Depositor or the Loan Originator, as the case may be. The Loan Originator, the Depositor, the Servicer and any of their respective Affiliates, directors, officers, employees, agents may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

          (e) The Servicer, the Loan Originator, the Depositor, the Indenture Trustee and any of their respective directors, officers, employees, agents, Affiliates and "control persons," as such term is used under the Act and the Securities Exchange Act of 1934, as amended, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the
Securities, other than any loss, liability or expense related to any specific Loan or Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Except as otherwise provided herein, none of the Loan Originator, the Depositor, the Servicer or the Indenture Trustee shall be under any obligation to appear in, prosecute or defend any legal action that is not related to its respective duties under this Agreement and which may involved it in any expenses or liability; provided, however, that, except as otherwise provided herein, any of the Loan Originator, the Depositor, the Servicer or the Indenture Trustee may, with the prior consent of the Majority Noteholders, in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Issuer hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be reimbursed therefor out of the Collection Account, to the extent that funds are available therein, as provided in SECTION 5.01(C)(1).

          (f) The Servicer and any Affiliate thereof shall be indemnified and held harmless by the Owner Trust against any liability or expense incurred in connection with any third party claims brought against the Servicer and any Affiliate thereto, which are related to the servicing of the Loans in accordance with this Agreement, including actions taken by the Servicer in accordance with written instructions given to the Servicer by the Noteholders, other than any liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder, including the prosecution of enforcement actions in respect of any specific Loan or Loans (except as any such liability or expense shall be otherwise reimbursable pursuant to this Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made therein; (iii) incurred by reason of misfeasance, bad faith or negligence by the Servicer or its Affiliates in the performance of its or their obligations or duties hereunder; (iv) incurred in connection with any violation by the Servicer or its Affiliates of any state or federal securities law; (v) claims for which the Servicer is required to indemnify any Person pursuant to this SECTION 9.01; or
(vi) which result from the failure of the Servicer to service and administer the Loans in strict compliance with the terms of this Agreement.

          (g) SERVICER TO INDEMNIFY INDENTURE TRUSTEE. The Servicer agrees to perform all of its obligations set forth in Section 6.07 of the Indenture.

          SECTION 9.02 MERGER OR CONSOLIDATION OF THE SERVICER.

          The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation and maintain such other licenses and permits in each jurisdiction necessary to protect the validity and enforceability of each Basic Document to which it is a party and each of the Loans and to perform its duties under each Basic Document to which it is a party; provided, however, that the Servicer may merge or consolidate with any other corporation upon the satisfaction of the conditions set forth in the following paragraph.

          Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an Eligible Servicer and shall be the successor of the Servicer, as applicable hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger, conversion, consolidation or succession to the Indenture Trustee and the Issuer.

          SECTION 9.03 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

          The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of
SECTION 9.01 hereof, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Loans in accordance with this Agreement.

          SECTION 9.04 SERVICER NOT TO RESIGN; ASSIGNMENT.

          The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) with the consent of the Indenture Trustee or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to clause (b) of the preceding sentence permitting the resignation of the Servicer shall be evidenced by an independent opinion of counsel to such effect delivered (at the expense of the Servicer) to the Indenture Trustee. No resignation of the Servicer shall become effective until a successor servicer, appointed pursuant to the provisions of
SECTION 10.02 hereof and satisfying the requirements of SECTION 4.07 hereof with respect to the qualifications of a successor Servicer, shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

          Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void.

          The Servicer agrees to cooperate with any successor Servicer in effecting the transfer of the Servicer's servicing responsibilities and rights hereunder pursuant to the first paragraph of this SECTION 9.04, including, without limitation, the transfer to such successor of all relevant records and documents (including any Loan Files in the possession of the Servicer) and all amounts received with respect to the Loans and not otherwise permitted to be retained by the Servicer pursuant to this Agreement. In addition, the Servicer, at its sole cost and expense, shall prepare, execute and deliver any and all documents and instruments to the successor Servicer including all Loan Files in its possession and do or accomplish all other acts necessary or appropriate to effect such termination and transfer of servicing responsibilities.

          SECTION 9.05 RELATIONSHIP OF SERVICER TO ISSUER AND THE INDENTURE TRUSTEE.

          The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Issuer and the Indenture Trustee under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, agent or partner of the Issuer or the Indenture Trustee.

          SECTION 9.06 SERVICER MAY OWN SECURITIES.

          Each of the Servicer and any Affiliate of the Servicer may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Servicer or an Affiliate thereof except as otherwise specifically provided herein. Securities so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Securities; provided, however, that any Securities owned by the Servicer or any Affiliate thereof, during the time such Securities are owned by them, shall be without voting rights for any purpose set forth in this Agreement. The Servicer shall notify the Indenture Trustee promptly after it or any of its Affiliates becomes the owner or pledgee of a Security.

                                    ARTICLE X

                                     DEFAULT

          SECTION 10.01 EVENTS OF DEFAULT.

          (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

          (i) any failure by Servicer to deposit (A) into the Collection Account in accordance with SECTION 5.01(B) any amount required to be deposited by it under any Basic Document to which it is a party, which failure continues unremedied for two days following the date on which such deposit was first requested to be made or (B) the full amount of any Periodic Advance required to be made on the day such Periodic Advances are required to be made, which failure continues unremedied until 12:00 p.m. New York City time on the Business Day following such day; or

          (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the material covenants or agreements on the part of the Servicer, contained in any Basic Document to which it is a party, which continues unremedied for a period of 30 days (or, in the case of payment of insurance premiums, for a period of 15 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any other party hereto or to the Servicer (with copy to each other party hereto), by Holders of 25% of the Percentage Interests (as defined in the Indenture) of the Notes or the Certificates; or

          (iii) any breach on the part of the Servicer of any representation or warranty contained in any Basic Document to which it is a party that materially and adversely affects the interests of any of the parties hereto or any Securityholder and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer by any other party hereto or to the Servicer (with copy to each other party hereto), by the Initial Noteholder or Holders of 25% of the Percentage Interests of the Notes or the Certificates; or

          (iv) there shall have been commenced before a court or agency or supervisory authority having jurisdiction in the premises an involuntary proceeding against the Servicer under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, which action shall not have been dismissed for a period of 60 days; or

          (v) the Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

          (vii) FFCA or any Subsidiary of FFCA shall incur any Debt such that the ratio of Consolidated Income Available for Debt Service to Quarterly Service Charge for the most recent fiscal quarter for which consolidated financial statements of FFCA are available is less than 1.75 to 1.0 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom; or

          (viii) the rating of the long-term, senior, unsecured debt obligations of the Servicer is withdrawn by Moody's or S&P or is downgraded below Ba2, by Moody's, or BB, by S&P.

          (b) Then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Indenture Trustee or the Majority Noteholders, by notice in writing to the Servicer may, in addition to whatever rights such Person may have at law or in equity to damages, including injunctive relief and specific performance, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Loans and the proceeds thereof, as servicer under this Agreement. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Loans or otherwise, shall, subject to SECTION 10.02 hereof, pass to and be vested in a successor servicer, and the successor servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Loans and related documents. The Servicer agrees to cooperate with the successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the successor servicer for administration by it of all amounts which shall at the time be credited by the Servicer to each Collection Account or thereafter received with respect to the Loans.

          (c) Immediately upon the occurrence hereunder or under the Indenture of an Event of Default or a Default, the Loan Originator, shall, upon the request of the Majority Noteholders provide to the Indenture Trustee and the Initial Noteholder for each (i) Mortgage, (ii) power of attorney pursuant to which a Mortgage was executed, (iii) assumption, modification, consolidation or extension agreement relating to a Mortgage, (iv) Assignment of Mortgage, (v) assignment of leases or rents, (vi) UCC-1 Financing Statement and UCC
continuation   statement,   (vii)  Security  Agreement  and  (viii)  assumption,
modification, consolidation or extension agreement relating to a Security Agreement with respect to which the Indenture Trustee's Loan File does not contain the original, a certificate or certificates of (x) in the case of items
(i) and (ii) a Responsible Officer of the Loan Originator, the closing attorney or an officer of the title insurer or agent of the title insurer that issued the related Title Policy and (y) in the case of the remaining items, a Responsible Officer of the Loan Originator, certifying that such copy is a true, correct and complete copy of the related original, which original has not been returned from the applicable public recording office.

          SECTION 10.02 APPOINTMENT OF SUCCESSOR.

          On and after the date the Servicer receives a notice of termination pursuant to SECTION 10.01 hereof, or the Indenture Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel or accompanied by the consents required by SECTION 9.04 hereof, or the Servicer is removed as servicer pursuant to this Article X or SECTION 4.01(F)(II), then, subject to
SECTION 4.07 hereof, the Majority Noteholders shall appoint a successor servicer to be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the successor servicer shall not be liable for any actions of any servicer prior to it.

          The successor servicer shall be obligated to make Servicing Advances hereunder. As compensation therefor, the successor servicer appointed pursuant to the following paragraph, shall be entitled to all funds relating to the Loans which the Servicer would have been entitled to receive from the Collection Account pursuant to SECTION 5.01(C) hereof as if the Servicer had continued to act as servicer hereunder, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise as provided in
SECTION 7.03 hereof. The Servicer shall not be entitled to any termination fee if it is terminated pursuant to SECTION 10.01 hereof but shall be entitled to any accrued and unpaid Servicing Fee to the date of termination.

          Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly to the successor servicer. The compensation of any successor servicer appointed shall be the Servicing Fee, together with other Servicing Compensation provided for herein. The Indenture Trustee, the Issuer, any Custodian, the Servicer and any such successor servicer shall take such action, consistent with this Agreement, as shall be reasonably necessary to effect any such succession. Any costs or expenses incurred by the Indenture Trustee in connection with the termination of the Servicer and the succession of a successor servicer shall be an expense of the outgoing Servicer and, to the extent not paid thereby, an expense of such successor servicer. The Servicer agrees to cooperate with the Indenture Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the successor servicer all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the successor servicer all amounts which then have been or should have been deposited in any Trust Account maintained by the Servicer or which are thereafter received with respect to the Loans. No successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Indenture Trustee to the Initial Noteholder, the Issuer and the Depositor and the Depositor, the Majority Noteholders and the Issuer shall have consented in writing thereto.

          In connection with such appointment and assumption, the Majority Noteholder may make such arrangements for the compensation of such successor servicer out of payments on the Loans as they and such successor servicer shall agree.

          SECTION 10.03 WAIVER OF DEFAULTS.

          The Majority Noteholders may waive any events permitting removal of the Servicer as servicer pursuant to this Article X; provided, however, that the Majority Noteholders may not waive a default in making a required distribution on a Note or Trust Certificate without the consent of the related Noteholder or Certificateholder. Upon any waiver of a past default, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

          SECTION 10.04 ACCOUNTING UPON TERMINATION OF SERVICER.

          Upon termination of the Servicer under this Article X, the Servicer shall, at its own expense:

          (a) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee the funds in any Trust Account maintained by the Servicer;

          (b) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee all Loan Files and related documents and statements held by it hereunder and a Loan portfolio computer tape;

          (c) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee and to the Issuer and the Securityholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for payments or charges with respect to the Loans; and

          (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

                                   ARTICLE XI

                                   TERMINATION

          SECTION 11.01 TERMINATION.

          This Agreement shall terminate upon either: (a) the later of (i) the satisfaction and discharge of the Indenture and the provisions thereof or (ii) the disposition of all funds with respect to the last Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable (including, without limitation, indemnification payments payable pursuant to any Basic Document) to the Indenture Trustee, the Owner Trustee, the Issuer and the Custodian, written notice of the occurrence of either of which shall be provided to the Indenture Trustee by the Servicer; or (b) the mutual consent of the Servicer, the Depositor, the Loan Originator and all Securityholders in writing and delivered to the Indenture Trustee by the Servicer.

          SECTION 11.02 OPTIONAL TERMINATION.

          The Majority Certificateholders may, at their option, effect an early termination of the Trust on any Payment Date on or after the Clean-up Call Date. The Majority Certificateholders shall effect such early termination by providing notice thereof to the Indenture Trustee and Owner Trustee and by purchasing all of the Loans at a purchase price, payable in cash, equal to or greater than the Termination Price. The expense of any Independent appraiser required under this
SECTION 11.02 shall be a nonreimbursable expense of the Majority Certificateholders.

          Any such early termination by the Majority Certificateholders shall be accomplished by depositing into the Collection Account on the third Business Day prior to the Payment Date on which the purchase is to occur the amount of the Termination Price to be paid. The Termination Price and any amounts then on deposit in the Collection Account (other than any amounts withdrawable pursuant to SECTION 5.01(C)(1) hereof) shall be distributed by the Indenture Trustee (except as may be otherwise provided in the Collection Account Letter Agreement) pursuant to SECTION 5.01(C)(3) and Section 9.1 of the Trust Agreement on the next succeeding Payment Date; and any amounts received with respect to the Loans and Foreclosure Properties subsequent to the final Payment Date shall belong to the purchaser thereof.

          SECTION 11.03 NOTICE OF TERMINATION.

          Notice of termination of this Agreement or of early redemption and termination of the Trust shall be sent (i) by the Indenture Trustee to the Noteholders in accordance with Section 10.02 of the Indenture and (ii) by the Owner Trustee to the Certificateholders in accordance with Section 9.1(d) of the Trust Agreement.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

          SECTION 12.01 ACTS OF NOTEHOLDERS.

          Except as otherwise specifically provided herein, whenever action, consent or approval of the Securityholders is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Securityholders if the Majority Securityholders agree to take such action or give such consent or approval.

          SECTION 12.02 AMENDMENT.

          (a) This Agreement may be amended from time to time by the Depositor, the Servicer, the Loan Originator, the Indenture Trustee and the Issuer by written agreement with notice thereof to the Securityholders, without the consent of any of the Securityholders, to cure any error or ambiguity, to correct or supplement any provisions hereof which may be defective or inconsistent with any other provisions hereof or to add any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action will not adversely affect in any material respect the interests of the Securityholders. An amendment described above shall be deemed not to adversely affect in any material respect the interests of the Securityholders if an Opinion of Counsel is obtained to such effect.

          (b) This Agreement may also be amended from time to time by the Depositor, the Servicer, the Loan Originator, the Indenture Trustee and the Issuer by written agreement, with the prior written consent of the Majority Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Loans or distributions which are required to be made on any Security, without the consent of the holders of 100% of the Notes, (ii) adversely affect in any material respect the interests of any of the holders of the Notes in any manner other than as described in clause (i), without the consent of the holders of 100% of the Notes, or (iii) reduce the percentage of the Notes, the consent of which is required for any such amendment, without the consent of the holders of 100% of the Notes.

          (c) It shall not be necessary for the consent of Securityholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

          Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's own rights, duties or immunities of the Issuer or the Indenture Trustee, as the case may be, under this Agreement.

          SECTION 12.03 RECORDATION OF AGREEMENT.

          To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Loan Collateral is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders' expense on direction of the Majority Noteholders but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders or is necessary for the administration or servicing of the Loans.

          SECTION 12.04 DURATION OF AGREEMENT.

          This Agreement shall continue in existence and effect until terminated as herein provided.

          SECTION 12.05 GOVERNING LAW.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 12.06 NOTICES.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered personally, mailed by overnight mail, certified mail or registered mail, postage prepaid, or (ii) transmitted by telecopy, upon telephone confirmation of receipt thereof (with a copy delivered by overnight courier), as follows: (I) in the case of the Depositor, to FFCA Loan Warehouse Corporation, The Perimeter Center, 17207 North Perimeter Drive, Scottsdale, Arizona 85255, Attention: Dennis L. Ruben, telecopy number: (480) 585-2230, telephone number: (480) 585-4500 or such other addresses or telecopy or telephone numbers as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Depositor; (II) in the case of the Issuer, to FFCA Franchise Loan Owner Trust 1998-1, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, telecopy number: (302) 651-8882, telephone number: (302) 651-1000 or such other address or telecopy or telephone numbers as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Depositor; (III) in the case of the Loan Originator, to FFCA Acquisition Corporation, The Perimeter Center, 17207 North Perimeter Drive, Scottsdale, Arizona 85255, Dennis
L. Ruben, telecopy number: (480) 585-2230, telephone number: (480) 585-4500 or such other addresses or telecopy or telephone numbers as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Loan Originator, (IV) in the case of the Servicer, to Franchise Finance Corporation of America, The Perimeter Center, 17207 North Perimeter Drive,
Scottsdale, Arizona 85255, Attention: Dennis L. Ruben, telecopy number: (480) 585-2230, telephone number: (480) 585-4500 or such other addresses or telecopy or telephone numbers as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Servicer; (V) in the case of the Indenture Trustee, to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group, FFCA Franchise Loan Owner Trust 1998-1 telecopy number:
(312) 904-2084, telephone number: (312) 904-7830 or such other addresses or telecopy or telephone numbers as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Indenture Trustee; (VI) in the case of the Initial Noteholder, to Morgan Stanley Securitization Funding Inc., 1585 Broadway, New York, New York 10036, Attention:
Peter Woroniecki, telecopy number: (212) 761-0710, telephone number: (212) 761-2063; and (VII) in the case of the Securityholders, as set forth in the Note Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice or telephone confirmation thereof by such party, except; provided, that notices to the Securityholders shall be effective upon mailing or personal delivery.

          SECTION 12.07 SEVERABILITY OF PROVISIONS.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

          SECTION 12.08 NO PARTNERSHIP.

          Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.

          SECTION 12.09 COUNTERPARTS.

          This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

          SECTION 12.10 SUCCESSORS AND ASSIGNS.

          This Agreement shall inure to the benefit of and be binding upon the Servicer, the Loan Originator, the Depositor, the Indenture Trustee, the Issuer and the Noteholders and their respective successors and permitted assigns.

          SECTION 12.11 HEADINGS.

          The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          SECTION 12.12 ACTIONS OF SECURITYHOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Depositor, the Servicer or the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Depositor, the Servicer and the Issuer if made in the manner provided in this
SECTION 12.12.

          (b) The fact and date of the execution by any Securityholder of any such instrument or writing may be proved in any reasonable manner which the Depositor, the Servicer or the Issuer deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Securityholder shall bind every holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Depositor, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

          (d) The Depositor, the Servicer or the Issuer may require additional proof of any matter referred to in this SECTION 12.12 as it shall deem necessary.

          SECTION 12.13 NON-PETITION AGREEMENT.

          Notwithstanding any prior termination of any Basic Document, the Loan Originator, the Servicer, the Depositor and the Indenture Trustee each severally and not jointly covenants that it shall not, prior to the date which is one year and one day after the payment in full of the all of the Notes, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Trust or the Depositor to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Trust or Depositor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or Depositor or any substantial part of their respective property or ordering the winding up or liquidation of the affairs of the Trust or the Depositor.

          SECTION 12.14 HOLDERS OF THE TRUST CERTIFICATES.

          (a) Any sums to be distributed or otherwise paid hereunder or under the Trust Agreement to the holders of the Trust Certificates shall be paid to such holders pro rata based on their Percentage Interests (as defined in the Trust Agreement);

          (b) Where any act or event hereunder is expressed to be subject to the consent or approval of the holders of the Trust Certificates, such consent or approval shall be capable of being given by the holder or holders evidencing in the aggregate not less than 51% of the Percentage Interests (as defined in the Trust Agreement).

          SECTION 12.15 FFCA TO GUARANTEE CERTAIN LOAN ORIGINATOR OBLIGATIONS.

          (a) FFCA hereby unconditionally guarantees to the Indenture Trustee and the Noteholders the due and punctual payment of all amounts payable by the Loan Originator under Sections 2.3 and 3.1 of the Loan Purchase Agreement and SECTIONS 2.05, 3.05 AND 3.07(A) hereof (collectively, the "GUARANTEED OBLIGATIONS") when and as such obligations thereunder shall become due and payable. In case of the inability of the Loan Originator to pay punctually any such amounts, FFCA hereby agrees, upon written demand by the Indenture Trustee or the Majority Noteholders, to pay or cause to be paid any such amounts punctually when and as the same shall become due and payable (exclusive of any grace period).

          (b) FFCA hereby agrees that its obligations under this SECTION 12.15 constitute a guaranty of payment when due and not of collection.

          (c) FFCA hereby agrees that its obligations under this SECTION 12.15 shall be unconditional, irrespective of the validity, regularity or enforceability of any Basic Document to which the Loan Originator is a party against the Loan Originator, the absence of any action to enforce the Loan Originator's obligations under any Basic Document to which it is a party, any waiver or consent by the Indenture Trustee or the Majority Noteholders with respect to any of the Guaranteed Obligations or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a FFCA (other than the defenses of statute of limitations or payment (as such defenses may apply to FFCA), which are not waived); PROVIDED, HOWEVER, that FFCA shall be entitled to exercise any right that the Loan Originator could have exercised under each Basic Document to which the Loan Originator is a party to cure any default in respect of the Guaranteed Obligations.

          (d) FFCA hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in paragraph (a) hereof, notice of any kind in connection with each Basic Document to which the Loan Originator is a party, or (ii) any requirement that the Indenture Trustee or the Noteholders exhaust any right to take any action against the Loan Originator or any other person prior to or contemporaneously with proceeding to exercise any right against FFCA under this SECTION 12.15.

          SECTION 12.16 REPORTS IN ELECTRONIC FORM.

          Notwithstanding anything to the contrary in this Agreement, any report required to be furnished by a party to this Agreement to the Initial Noteholder may be furnished by magnetic tape or computer disk in a form mutually agreed to by the Initial Noteholder and the party providing such information, provided that such report is delivered timely in accordance with the terms herein.

          SECTION 12.17 LIMITATION OF OWNER TRUSTEE LIABILITY.

          It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Trustee of FFCA Franchise Loan Owner Trust 1998-1, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Issuer, the Depositor, the Servicer, the Loan Originator and the Indenture Trustee have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Sale and Servicing Agreement.

                                         FFCA FRANCHISE LOAN OWNER TRUST 1998-1,
                                           as Issuer

                                         By: Wilmington Trust Company, not in
                                             its individual capacity but solely
                                             as Owner Trustee

                                         By: /s/ Rosemary Pantano
                                             -----------------------------------
                                             Name: Rosemary Pantano
                                             Title: Financial Services Officer

                                         FFCA LOAN WAREHOUSE CORPORATION,
                                           as Depositor

                                         By: /s/ Dennis L. Ruben
                                             -----------------------------------
                                             Name: Dennis L. Ruben
                                             Title: Executive Vice President

                                         FFCA ACQUISITION CORPORATION
                                           as Loan Originator

                                         By: /s/ Dennis L. Ruben
                                             -----------------------------------
                                             Name: Dennis L. Ruben
                                             Title: Executive Vice President

                                         FRANCHISE FINANCE CORPORATION OF
                                         AMERICA,
                                           as Servicer

                                         By: /s/ Dennis L. Ruben
                                             -----------------------------------
                                             Name:  Dennis L. Ruben
                                             Title: Executive Vice President

                                         LASALLE BANK NATIONAL ASSOCIATION f/k/a
                                         LASALLE NATIONAL BANK
                                           as Indenture Trustee

                                         By: /s/ Michael Evans
                                             -----------------------------------
                                             Name: Michael Evans
                                             Title: First Vice President

THE STATE OF ____________   )
                            )
COUNTY OF _______________   )

          BEFORE ME, the undersigned authority, a Notary Public, on this _____ day of ____________, _____ personally appeared _______________, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but in its capacity as Owner Trustee of FFCA FRANCHISE LOAN OWNER TRUST 1998-1, a Delaware business trust, as Issuer, and that such person executed the same as the act of said business trust for the purpose and consideration therein expressed, and in the capacity therein stated.

          GIVEN  UNDER MY HAND AND SEAL OF      , this the ____ day of  _______,
_____.


                                         _______________________________________
                                         Notary Public, State of _______________


My commission expires:

_________________________

THE STATE OF ____________   )
                            )
COUNTY OF _______________   )

          BEFORE ME, the undersigned authority, a Notary Public, on this _____ day of ____________, _____ personally appeared Dennis L. Ruben, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FFCA LOAN WAREHOUSE CORPORATION, as the Depositor, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

          GIVEN  UNDER MY HAND AND SEAL OF      , this the ____ day of  _______,
_____.


                                         _______________________________________
                                         Notary Public, State of _______________


My commission expires:

_________________________

THE STATE OF ____________   )
                            )
COUNTY OF _______________   )

          BEFORE ME, the undersigned authority, a Notary Public, on this day of ____________, _____ personally appeared Dennis L. Ruben, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FFCA ACQUISITION CORPORATION, as the Loan Originator, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF FFCA ACQUISITION CORPORTATION, this the ____ day of _______, _____.


                                         _______________________________________
                                         Notary Public, State of _______________


My commission expires:

_________________________

THE STATE OF ____________   )
                            )
COUNTY OF _______________   )

          BEFORE ME, the undersigned authority, a Notary Public, on this day of ____________, _____ personally appeared Dennis L. Ruben, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FRANCHISE FINANCE CORPORATION OF AMERICA, as the Servicer, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF FRANCHISE FINANCE CORPORATION OF AMERICA, this the ____ day of _______, _____.


                                         _______________________________________
                                         Notary Public, State of _______________


My commission expires:

_________________________

THE STATE OF ____________   )
                            )
COUNTY OF _______________   )

          BEFORE ME, the undersigned authority, a Notary Public, on this day of ____________, _____ personally appeared Michael Evans, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said LASALLE BANK NATIONAL ASSOCIATION f/k/a LASALLE NATIONAL BANK, as the Indenture Trustee, and that she executed the same as the act of such entity for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF LASALLE BANK NATIONAL ASSOCIATION, this the ____ day of _______, _____.


                                         _______________________________________
                                         Notary Public, State of _______________


My commission expires:

_________________________

                                    EXHIBIT A

               FORM OF NOTICE OF ADDITIONAL NOTE PRINCIPAL BALANCE

                 [Letterhead of FFCA Loan Warehouse Corporation]

                                     [Date]

FFCA Franchise Loan Owner Trust 1998-1
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust
Services Group, FFCA Franchise Loan
Owner Trust 1998-1

          Re: FFCA FRANCHISE LOAN BACKED NOTES SERIES 1998-1

Ladies and Gentlemen:

          Reference is made to the Second Amended and Restated Sale and Servicing Agreement, dated as of January 1, 2000 (the "SALE AND SERVICING AGREEMENT"), among FFCA Franchise Loan Owner Trust 1998-1, FFCA Loan Warehouse
Corporation, as Depositor, FFCA Acquisition Corporation, as Loan Originator, Franchise Finance Corporation of America, as Servicer and LaSalle Bank National Association, as Indenture Trustee, hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified.
Capitalized terms not defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement.

          The undersigned ________________, a duly appointed [Senior] [Executive] [Vice President] [President] of FFCA Loan Warehouse Corporation, acting in such capacity, hereby requests and advance of Additional Note Principal Balance in an amount of $_____________, such amount to be advanced on __________________, a Business Day at least two Business Days from the date hereof for a [Loan] [Table-Funded Loan].

                                        Very truly yours,

                                        FFCA LOAN WAREHOUSE CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT B

                          SERVICER'S REMITTANCE REPORT

1.    FFCA Loan Number
2.    Beginning Scheduled Principal Balance
3.    Scheduled Principal Amount
4.    Prepayment Penalty
5.    Partial Prepayment Amount
6.    Full Prepayment Amount
7.    Prepayment Date
8.    Prepayment Interest Shortfall Amount
9.    Ending Scheduled Principal Balance
10.   Current Index Rate
11.   Current Gross Rate
12.   Scheduled Interest Amount
13.   Scheduled P&I Amount
14.   Next Index Rate
15.   Next Note Rate
16.   Paid Thru Date
17.   Recovered Delinquency Amount
18.   Current P&I Advance Amount
19.   Outstanding P&I Advance Amount
20.   Property Protection Advance Amount
21.   Amount
22.   Foreclosure Date
23.   Real Estate Owned Date
24.   Real Estate Owned Book Value
25.   Bankruptcy Date
26.   Modification Date
27.   Liquidation Proceeds
28.   liquidation Expenses
29.   Liquidation Date
30.   Special Servicing Transfer Date
31.   Net Operating Income
32.   Net Operating Income Date
33.   Unit-Level Fixed Charge Coverage
34.   Unit-Level Fixed Charge Coverage Date

                                    EXHIBIT C

                             FORM OF S&SA ASSIGNMENT

          ASSIGNMENT NO.____ OF LOANS ("S&SA ASSIGNMENT"), dated ____________________ (the "TRANSFER Date"), by FFCA LOAN WAREHOUSE CORPORATION (the "DEPOSITOR") to FFCA FRANCHISE LOAN OWNER TRUST 1998-1 (the "Issuer") pursuant to the Sale and Servicing Agreement referred to below.

                                   WITNESSETH:

          WHEREAS, the Depositor and the Issuer are parties to the Second Amended and Restated Sale and Servicing Agreement, dated as of January 1, 2000 (the "SALE AND SERVICING AGREEMENT"), among the Issuer, the Depositor, FFCA Acquisition Corporation, as Loan Originator, Franchise Finance Corporation of America, as Servicer and LaSalle Bank National Association, as Indenture
Trustee, hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified;

          WHEREAS, pursuant to the Sale and Servicing Agreement, the Depositor wishes to sell, convey, transfer and assign Loans to the Issuer in exchange for consideration consisting of cash, the Trust Certificates and other good and valid consideration the receipt and sufficiency of which is hereby acknowledged; and

          WHEREAS, the Issuer is willing to acquire such Loans subject to the terms and conditions hereof and of the Sale and Servicing Agreement;

          NOW THEREFORE, the Depositor and the Issuer hereby agree as follows:

          1. DEFINED TERMS. All capitalized terms defined in the Sale and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          2. DESIGNATION OF LOANS. The Depositor does hereby deliver herewith a Loan Schedule containing a true and complete list of each Loan to be conveyed on the Transfer Date. Such list is marked as Schedule A to this S&SA Assignment and is hereby incorporated into and made a part of this S&SA Assignment.

          3. CONVEYANCE OF LOANS. (a) The Depositor hereby transfers, assigns and conveys to the Issuer, without recourse, all of the right, title and interest of the Depositor in and to the Loans and all proceeds thereof listed on the Loan Schedule attached hereto, including all interest and principal (i) for each Loan having a Transfer Date from and including the first day of a calendar month to and including the Business Day preceding a Payment Date, received on or after the opening of business of the Transfer Cutoff Date and (ii) for each Loan having a Transfer Date from and including a Payment Date to and including the last day of a calendar month, due on the Loan after the close of business on the Transfer Cutoff Date), in each case whether received by the Loan Originator, the Depositor or the Servicer, together with all right, title and interest in and to the proceeds of any related Insurance Policies and all of the Depositor's right, title and interest in and to (but none of its obligations under) the Loan Purchase Agreement and all proceeds of the foregoing.

          4. ISSUER ACKNOWLEDGES ASSIGNMENT. As of the Transfer Date, pursuant to this S&SA Assignment and Section 2.01(a) of the Sale and Servicing Agreement, the Issuer acknowledges its receipt of the Loans listed on the attached Loan Schedule and all other related property.

          5. ACCEPTANCE OF RIGHTS BUT NOT OBLIGATIONS. The foregoing sale, transfer, assignment, set over and conveyance does not, and is not intended to, result in a creation or an assumption by the Issuer of any obligation of the Depositor, the Loan Originator or any other Person in connection with this S&SA Assignment or under any agreement or instrument relating thereto except as specifically set forth herein.

          6. DEPOSITOR ACKNOWLEDGES RECEIPT OF CONSIDERATION. The Depositor hereby acknowledges receipt of payment for the Loans and related property hereby conveyed from funds deposited into the Advance Account.

          [TO BE INSERTED WHEN APPLICABLE] [7. ASSIGNMENT OF CERTAIN SWAP AGREEMENTS. The Depositor hereby sells, transfers and assigns all of its right title and interest in to and under, its rights and obligations and the Issuer does hereby accept and assume all of the Depositor's rights and obligations under the following confirmation(s) issued under that certain master agreement between the Depositor and Morgan Stanley Capital Services, Inc. [___] (the "SWAP AGREEMENT").]

          [7./8.] CONDITIONS PRECEDENT. The conditions precedent in Section 2.06(a) of the Sale and Servicing Agreement have been satisfied.

          [8./9.] AMENDMENT OF THE SALE AND SERVICING AGREEMENT. The Sale and Servicing Agreement is hereby amended by providing that all references to the "Sale and Servicing Agreement", "this Agreement" and "herein" shall be deemed from and after the Transfer Date to be a dual reference to the Sale and Servicing Agreement as supplemented by this S&SA Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Sale and Servicing Agreement shall remain unamended and the Sale and Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein, this S&SA Assignment shall not constitute or be deemed to constitute a waiver of compliance with or consent to noncompliance with any term or provision of the Sale and Servicing Agreement.

          [9./10.] COUNTERPARTS. This S&SA Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have caused this S&SA Assignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                        FFCA LOAN WAREHOUSE CORPORATION,
                                          as Depositor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        FFCA FRANCHISE LOAN OWNER TRUST 1998-1,
                                          as Issuer

                                        By: Wilmington Trust Company, not in its
                                            individual capacity but solely as
                                            Owner Trustee

                                        By:
                                            ------------------------------------
                                            Name
                                            Title:

                                   SCHEDULE A

                                 [LOAN SCHEDULE]

                                    EXHIBIT D

                          LIST OF REFERENCED DOCUMENTS

1.   Financial Statements of FFCA.

2.   Loan delinquency history reports.

3.   Default/Loss history reports.

4.   Underwriting Guidelines.

5.   Index of Form Documents:

     (a)  Loan Agreement;

     (b)  Promissory Note;

     (c)  Deed of Trust;

     (d)  Mortgage;

     (e)  Guaranty - Multi Guarantors;

     (f)  Guaranty - Single Guarantors;

     (g)  Environmental Indemnity Agreement;

     (h)  Underlying Borrower's Legal Opinion; and

     (i)  Form of Estoppel.

6. Environmental Policy entitled "Secured Creditor - Secured Creditor Impaired Property Policy."

7.   Servicing Procedures & Policy Manual.

8.   Hedging Procedures & Policy Manual.

9.   Geographic Information Systems Procedures & Policy Booklet.

10.  Asset Management Presentation dated January 27, 1998.

11.  List of FFCA Approved Concepts/Brands.

12.  FFCA written research reports on Approved Concepts/Brands.

13.  Example of FFCA regression model entitled; "Burger King Regression Model."

All of such Referenced Documents are attached hereto.

                                    EXHIBIT E

                                BAILEE AGREEMENT

                                    [ DATE ]

[NAME OF BAILEE]
[ADDRESS OF BAILEE]
Attention: ______________________

     Re: Bailee Agreement (the "BAILEE AGREEMENT") in connection with the sale of certain Loans by FFCA Acquisition Corporation (the "LOAN ORIGINATOR") to FFCA Loan Warehouse Corporation (the "DEPOSITOR") and by the Depositor to FFCA Franchise Loan Owner Trust 1998-1 (the
          "ISSUER") and the pledge by Issuer of such Loans to LaSalle Bank National Association, as indenture trustee (the "INDENTURE TRUSTEE").

Gentlemen and Mesdames:

          In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Loan Originator, Morgan Stanley Securitization Funding Inc. (the "INITIAL NOTEHOLDER") and ________________________ (the "BAILEE") hereby agree as follows:

          1. The Loan Originator shall deliver to the Bailee and Settlement Agent in connection with any loans delivered to the Bailee hereunder (each, a "LOAN") an Identification Certificate in the form of ATTACHMENT A attached hereto to which shall be attached a Loan Schedule and Exception Report identifying which Loans are being delivered to the Bailee hereunder. Such Loan Schedule shall contain the following fields of information: (i) the Loan Originator's internal loan identifying number; (ii) the Borrower's name as it appears on the related Promissory Note; (iii) the name of the Borrower group (to be input consistently for purposes of computing the Individual Borrower Concentration); (iv) in the case of a Mortgage Loan, the street address, city, state and zip code of the Mortgaged Property; (v) the original Principal Balance; (vi) the Transfer Cutoff Date Principal Balance; (vii) the Loan Interest Rate at origination; (viii) the date of origination; (ix) the industry segment (e.g., CD Facility, C&G Store, QSR Store); (x) the type of Loan (e.g., Mortgage, Equipment); (xi) the Monthly Payment as of such Transfer Cutoff Date;
(xii) the scheduled maturity date under the Promissory Note; (xiii) the Corporate Fixed Charge Coverage Ratio; (xiv) with respect to the Unit-Level Fixed Charge Coverage Ratio, a flag indicating whether such figure is a calculation of the Unit-Level Fixed Charge Coverage Ratio with respect to the single unit or in the aggregate; (xv) the Brand; (xvi) a Prepayment Code; (xvii) a Product Code with respect to such Loan; (xviii) if such Loan is an Adjustable Rate Loan, the interest rate spread over LIBOR; (xix) in the case of a Mortgage Loan, the loan to replacement cost ratio for the related Mortgaged Property (if obtained); (xx) the Maximum Advance Factor, to the extent changed by written agreement between the Servicer and the Majority Noteholders in their sole discretion; (xxi) a code indicating whether the Loan is a Table-Funded Loan; and
(xxii) such other information as may be reasonably requested by the Majority Noteholders.

          2. On or prior to the "TRANSFER DATE" indicated on the Identification Certificate delivered by the Loan Originator, the Loan Originator shall have caused to be delivered to the Bailee, as bailee for hire, the following original documents (collectively, the "INDENTURE TRUSTEE'S LOAN FILE") for each Loan listed in EXHIBIT 1 to such Identification Certificate:

     (i) With respect to each Mortgage Loan:

          (a) The original Promissory Note, endorsed by the Loan Originator in blank in the following form: "Pay to the order of ______________________, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from origination of the Mortgage Loan to the Loan Originator;

          (b) The original Mortgage with evidence of recording thereon (or, if the original Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of the original
     Mortgage submitted for recording) and, if the Mortgage was executed pursuant to a power of attorney, the original power of attorney with evidence of recording thereon (or, if the original power of attorney has not been returned from the applicable public recording office or is not otherwise available, a copy of the original power of attorney submitted for recording);

          (c) The original executed Assignment of Mortgage, in recordable form. The Assignment of Mortgage may be a blanket assignment, to the extent such assignment is effective under applicable law, for Mortgages covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, an Assignment of Mortgage need not be included in the individual Indenture Trustee's Loan File;

          (d) All original intervening assignments of mortgage, with evidence of recording thereon, showing a complete chain of assignment from origination of the Mortgage Loan to the Loan Originator (or, if any such assignment of mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of such assignment of mortgage submitted for recording);

          (e) The original of the guaranty (if any) executed in connection with the Promissory Note or related lease;

          (f) The originals of all assumption, modification, consolidation or extension agreements relating to the Mortgage with evidence of recording thereon, (or, if the originals have not been returned from the applicable public recording office or are not otherwise available, a copy of such originals submitted for recording);

          (g) The original attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same;

          (h) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan;

          (i) The original assignment of leases and rents, if separate from the related Mortgage, with evidence of recording thereon, or a copy of the original that has been or will, on or prior to the related Transfer Date be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

          (j) The original assignment of assignment of leases and rents, if the assignment of leases and rents is separate from the related Mortgage, from the Loan Originator in blank, in form and substance acceptable for recording;

          (k) A copy of the UCC-1 Financing Statements and all necessary UCC continuation statements with evidence of filing and/or recording thereon or copies thereof that have been sent for filing and/or recording on or promptly after closing, and UCC Assignments executed by the Loan Originator in blank, which UCC Assignments shall be in form and substance acceptable for filing and/or recording;

          (l) An environmental indemnity agreement (if any);

          (m) An Assignment of Loan Documents; and

          (n) the original Loan Agreement.

     (ii) With respect to each Equipment Loan:

          (a) The original Promissory Note, endorsed by the Loan Originator in blank in the following form: "Pay to the order of ______________________, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from origination of the Loan to the Loan Originator;

          (b) The original Security Agreement and, if the Security Agreement was executed pursuant to a power of attorney, the original power of attorney;

          (c) The original Loan Agreement, to the extent not encompassed in the Loan Agreement with respect to the related Mortgage Loan;

          (d) The original of the guaranty (if any) executed in connection with the Promissory Note or related lease;

          (e) The originals of all assumption, modification, consolidation or extension agreements relating to the Security Agreement, or true and correct copies thereof;

          (f) A true and correct copy of the UCC-1 Financing Statements and all necessary UCC continuation statements with evidence of filing and/or recording thereon or true copies thereof that have been sent for filing and/or recording on or promptly after closing, and UCC Assignments executed by the Loan Originator in blank, which UCC Assignments shall be in form and substance acceptable for filing and/or recording; and

          (g) An Assignment of Loan Documents.

          3. The Bailee shall issue and deliver to the Indenture Trustee and the Custodian, prior to 2:00 p.m. New York City time on the Transfer Date by facsimile, (i) a Bailee Trust Receipt in the form of ATTACHMENT B attached hereto (the "TRUST RECEIPT") which Trust Receipt shall state that the Bailee has received the documents comprising each Indenture Trustee's Loan File for each Loan listed on the related Loan Schedule, except for such documents listed on the Loan Schedule and Exception Report attached thereto (with a copy to the Initial Noteholder via facsimile) and (ii) a copy of the executed documents listed in Paragraph 2(i)(a) or Paragraph 2(ii)(a).

          For purposes of this Bailee Agreement:

          (a) the "LOAN SCHEDULE AND EXCEPTION REPORT" shall mean a list, reflecting the Loans held by the Bailee for the benefit of the Indenture Trustee, which includes codes indicating any Exceptions with respect to each Loan listed thereon, to be delivered by the Bailee to the Initial Noteholder and the Indenture Trustee on the Transfer Date. Each Loan Schedule and Exception Report shall set forth (a) the Loans being pledged to the Indenture Trustee on the related Transfer Date as well as the Loans previously pledged to the Indenture Trustee (if any) and held by the Bailee under this Bailee Agreement, and (b) all Exceptions with respect thereto, with any updates thereto from the time such Loan Schedule and Exception Report was last delivered; and

          (b) an "EXCEPTION" shall mean, with respect to any Loan, any of the following: (i) the variances from the requirements of Section 2 hereof with respect to the Indenture Trustee's Loan Files (giving effect to the Loan Originator's right to deliver certified copies in lieu of original documents in certain circumstances), and (ii) any Loan with respect to which the Bailee receives written notice or has actual knowledge of a lien or security interest in favor of a person other than the Indenture Trustee with respect to such Loan.

          4. On the applicable Transfer Date, in the event that the Initial Noteholder fails to purchase Notes secured by the Loans identified in the related Identification Certificate, the Loan Originator shall deliver by 5:30 p.m., New York time, by facsimile to the Bailee, at ( ) ____-______ to the attention of ______________, an authorization (the "FACSIMILE AUTHORIZATION") acknowledged by the Initial Noteholder to release the Indenture Trustee's Loan Files with respect to the Loans identified therein to the Loan Originator. Upon receipt of such Facsimile Authorization, the Bailee shall release the Indenture Trustee's Loan Files to the Loan Originator in accordance with the Loan Originator's instructions.

          5. On or after the Transfer Date, the Bailee shall forward the Indenture Trustee's Loan Files to (i) LaSalle Bank National Association, 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group, FFCA Franchise Loan Owner Trust 1998-1 (the "CUSTODIAN") by overnight courier for receipt by the Custodian or (ii) the Loan

Originator with respect to Loans for which the Bailee received a Facsimile Authorization, in each case for receipt no later than three (3) Business Days following the applicable Transfer Date (the "DELIVERY DATE").

          6. From and after the applicable Transfer Date until the time of receipt of the Facsimile Authorization by the Bailee or receipt of the Indenture Trustee's Loan File by the Custodian, the Bailee (a) shall maintain continuous custody and control of the related Indenture Trustee's Loan Files as bailee for the Indenture Trustee and (b) is holding the related Loans as sole and exclusive bailee for the Indenture Trustee unless and until otherwise instructed in writing by the Indenture Trustee.

          7. The Loan Originator agrees to indemnify and hold the Bailee and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Bailee Agreement or any action taken or not taken by it or them hereunder. The foregoing indemnification shall survive any resignation or removal of the Bailee or the termination or assignment of this Bailee Agreement.

          8. (a) In the event that the Bailee fails to deliver a Promissory Note, Assignment of Mortgage or any other document related to a Loan that was in its possession (a "CUSTODIAL DELIVERY FAILURE"), and PROVIDED that the Bailee previously delivered to the Indenture Trustee a Trust Receipt which did not list such document as an Exception on the Transfer Date, the Bailee shall indemnify the Indenture Trustee or Loan Originator in accordance with the succeeding paragraph of this Section 8.

               (b) The Bailee agrees to indemnify and hold the Loan Originator, and its respective affiliates and designees, the Indenture Trustee, its affiliates and the directors, officers, employees and agents of the Indenture Trustee and its affiliates, harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of the Bailee's negligence, lack of good faith or willful misconduct which results in a failure to perform its obligations under this Agreement or Bailee's Custodial Delivery Failure. The foregoing indemnification shall survive any termination or assignment of this Bailee Agreement.

          9. The Bailee hereby represents, warrants and covenants that the Bailee is not an affiliate of or otherwise controlled by the Loan Originator or its Affiliates.

          10. The agreement set forth in this Bailee Agreement letter may not be modified, amended or altered, except by written instrument, executed by all of the parties hereto.

          11. This Bailee Agreement may not be assigned by the Loan Originator or the Bailee without the prior written consent of the Initial Noteholder.

          12. For the  purpose of  facilitating  the  execution  of this  Bailee
Agreement letter as herein provided and for other purposes, this Bailee Agreement letter may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

          13. Capitalized words used and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement.

          14. THIS BAILEE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                        Very truly yours,


                                        FFCA ACQUISITION CORPORATION,
                                        as Loan Originator

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        MORGAN STANLEY SECURITIZATION
                                        FUNDING INC.,
                                        as Initial Noteholder

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        [NAME OF BAILEE]
                                        Bailee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                  ATTACHMENT A

                           IDENTIFICATION CERTIFICATE

          On this _____ day of ____ __, 20__ (the "TRANSFER DATE"), FFCA Acquisition Corporation (the "LOAN ORIGINATOR"), under that certain Bailee Agreement, dated as of ____ __, 20__ (the "BAILEE AGREEMENT"), among the Loan Originator, ________________ (the "BAILEE") and Morgan Stanley Securitization Funding Inc. (the "INITIAL NOTEHOLDER"), does hereby instruct the Bailee to hold, in its capacity as Bailee, the Indenture Trustee's Loan Files with respect to the Loans listed on EXHIBIT 1 hereto, which Loans shall be subject to the terms of the Bailee Agreement as of the date hereof.

          Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Bailee Agreement.

          IN WITNESS WHEREOF, the Loan Originator has caused this Identification Certificate to be executed and delivered by its duly authorized officer as of the day and year first above written.

                                        FFCA ACQUISITION CORPORATION,


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                       EXHIBIT 1 TO ATTACHMENT A

                                  LOAN SCHEDULE

                                  ATTACHMENT B

                     BAILEE TRUST RECEIPT AND CERTIFICATION

                                                                   ____ __, 20__

LaSalle Bank National Association, as Custodian
135 South LaSalle Street

Chicago, Illinois 60603
Attention: Asset-Backed Securities Trust Services Group
           FFCA Franchise Loan Owner Trust 1998-1

     Re: Bailee Letter, dated as of _____, 20__ (the "BAILEE AGREEMENT") among FFCA Acquisition Corporation, Morgan Stanley Securitization Funding Inc. and _______________ (the "BAILEE")

Gentlemen and Mesdames:

          In accordance with the provisions of Paragraph 3 of the above-referenced Bailee Agreement, the undersigned, as the Bailee, hereby certifies that as to each loan described in the "LOAN SCHEDULE" (Exhibit 1), a copy of which is attached hereto, it has reviewed the Indenture Trustee's Loan File and has determined that (subject to the exceptions listed in the Loan Schedule and Exception Report attached hereto) (i) all documents are in its possession and (ii) such documents have been reviewed by it and appear regular on their face and relate to such loan, and based on such review, the foregoing documents on their face satisfy the requirements set forth in Paragraph 2 of the Bailee Agreement.

          Subject to the Bailee Agreement, the Bailee hereby confirms that it is holding each such Indenture Trustee's Loan File as agent and bailee for the exclusive use and benefit of the Indenture Trustee pursuant to the terms of the Bailee Agreement.

          All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Bailee Agreement.


                                        ----------------------------------------
                                        BAILEE


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                       EXHIBIT 1 TO ATTACHMENT B

                                  LOAN SCHEDULE

                                    EXHIBIT F

                           FORM OF ESCROW INSTRUCTIONS

[SETTLEMENT AGENT]

--------------------------
--------------------------

     Re:  Escrow Instructions for funds held for origination of Table-Funded
          Loans

Ladies and Gentlemen:

          In connection with the administration of the funds held by you for the origination of Table-Funded Loans [NAME OF SETTLEMENT AGENT], as Settlement Agent, is hereby notified and instructed to act in accordance with the escrow instructions provided below.

          Capitalized terms not otherwise defined herein are defined in that certain Second Amended and Restated Sale and Servicing Agreement, dated as of January 1, 2000 by and among FFCA FRANCHISE LOAN OWNER TRUST 1998-1, FFCA LOAN WAREHOUSE CORPORATION, as depositor (the "DEPOSITOR"), FFCA ACQUISITION CORPORATION, as loan originator (the "LOAN ORIGINATOR"), FRANCHISE FINANCE CORPORATION OF AMERICA, as servicer (the "SERVICER"), and LASALLE BANK NATIONAL ASSOCIATION, as indenture trustee on behalf of the Noteholders (the "INDENTURE TRUSTEE"), hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified.

          ESCROW INSTRUCTIONS:

          1. The funds to be used for closing this transaction, as described in the Wire Instructions on Attachment A hereto, may be provided via wire transfer from Morgan Stanley Securitization Funding Inc. (the "INITIAL NOTEHOLDER"). You are to hold the closing funds provided by the Initial Noteholder in trust for the benefit of the Initial Noteholder until such time as the funds are disbursed in accordance with these escrow instructions, upon receiving (i) an Identification Certificate from the Loan Originator (in the form of Attachment B hereto) and (ii) a written authorization from the Initial Noteholder via facsimile, in the form of Attachment A hereto, authorizing such disbursement.

          2. If the mortgage loan is not funded by the close of business on the originally scheduled Transfer Date on which you receive the closing funds, you are to return the closing funds provided by the Initial Noteholder via federal funds wire transfer to the Initial Noteholder as follows [INSERT WIRE TRANSFER INSTRUCTIONS], no later than 5:30 p.m., New York City time, on the originally scheduled Transfer Date.

          3. The Settlement Agent shall not be liable hereunder except for its own negligence or willful misconduct and the Loan Originator agrees to indemnify the Settlement Agent for and hold it harmless as to any loss, liability, or expense, including attorney fees, incurred without negligence or willful misconduct on the part of the Settlement Agent and arising out of or in connection with the Settlement Agent's duties under this Agreement.

          These instructions shall be irrevocable and can only be modified with the approval in writing of the Initial Noteholder, as directed by the Initial Noteholder.

          NOTE: BY ACCEPTING THE FUNDS DELIVERED TO YOU, YOU CONSENT TO BE THE SETTLEMENT AGENT AND BAILEE FOR THE INITIAL NOTEHOLDER ON THE TERMS DESCRIBED IN THIS LETTER AND THAT THE INITIAL NOTEHOLDER IS AN INTENDED THIRD PARTY BENEFICIARY HEREOF. THE INITIAL NOTEHOLDER REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE FUNDS AND THIS LETTER BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS LETTER TO THE INITIAL NOTEHOLDER; HOWEVER, YOUR FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT.

                                        Very truly yours,


                                        FFCA ACQUISITION CORPORATION

                                        as Loan Originator

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        Address for notices:
                                        Address:____________________________
                                        City, state, zip____________________


                                        Attention:__________________________
                                        Facsimile No. ______________________
                                        Telephone No. ______________________

ACKNOWLEDGED AND AGREED

[NAME OF SETTLEMENT AGENT]


By:_____________________________
Print Name:_____________________
Title:__________________________
Date:___________________________


Address for notices:

Address:________________________

City, state, zip________________


Attention:______________________

Facsimile No. __________________

Telephone No. __________________

                     ATTACHMENT A TO THE ESCROW INSTRUCTIONS

                                WIRE INSTRUCTIONS

FUNDS TO BE RECEIVED BY SETTLEMENT AGENT

Funds provided by Initial Noteholder:                         ________________

Funds provided by Loan Originator:                            ________________

Funds provided by ____________:                               ________________

Total funds received by Settlement Agent                      ________________

FUNDS TO BE DISBURSED BY SETTLEMENT AGENT

Amount:                     ________________________

Receiving Bank:             ________________________

Bank ABA Number:            ________________________

Beneficiary:                ________________________

Account Number:             ________________________

Reference:                  ________________________

Escrow Officer:             ________________________

Escrow Number:              ________________________



ACKNOWLEDGED AND AGREED

INITIAL NOTEHOLDER

By:_____________________________

Print Name:_____________________

Title:__________________________

Date:___________________________

Facsimile No. __________________

Telephone No. __________________

                     ATTACHMENT B TO THE ESCROW INSTRUCTIONS

                           IDENTIFICATION CERTIFICATE

          On this _____ day of ____ __, 20__ (the "TRANSFER DATE"), FFCA Acquisition Corporation (the "LOAN ORIGINATOR"), under that certain Bailee Agreement, dated as of ____ __, 20__ (the "BAILEE AGREEMENT"), among the Loan Originator, ________________ (the "BAILEE") and Morgan Stanley Securitization Funding Inc. (the "INITIAL NOTEHOLDER"), does hereby instruct the Bailee to hold, in its capacity as Bailee, the Indenture Trustee's Loan Files with respect to the Loans listed on EXHIBIT 1 hereto, which Loans shall be subject to the terms of the Bailee Agreement as of the date hereof.

          Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Bailee Agreement.

          IN WITNESS WHEREOF, the Loan Originator has caused this Identification Certificate to be executed and delivered by its duly authorized officer as of the day and year first above written.

                                        FFCA ACQUISITION CORPORATION,


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                       EXHIBIT 1 TO ATTACHMENT B

                                  LOAN SCHEDULE

                                    EXHIBIT G

                       FORM OF LOAN ORIGINATOR PUT NOTICE

                                     [Date]

FFCA Acquisition Corporation
The Perimeter Center
17207 North Perimeter Drive
Scottsdale, Arizona 85255
Attention: Dennis L. Ruben

     Re:  FFCA FRANCHISE LOAN BACKED NOTES SERIES 1998-1

Ladies and Gentlemen:

          Reference is made to the Second Amended and Restated Sale and Servicing Agreement, dated as of January 1, 2000 (the "SALE AND SERVICING AGREEMENT"), by and among FFCA Franchise Loan Owner Trust 1998-1, FFCA Loan Warehouse Corporation, as Depositor, FFCA Acquisition Corporation, as Loan Originator, Franchise Finance Corporation of America, as Servicer and LaSalle Bank National Association, as Indenture Trustee, hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement.

          Pursuant to Section 3.07(a) of the Sale and Servicing Agreement, we demand that you repurchase the following Loan listed below on [specify date] for the following reason:

     ______ The Loan has become 30 or more days Delinquent

     ______ The Loan is a Defaulted Loan

     ______ The Loan has been in default for a period of 30 days or more

     ______ The Loan has been determined to be ineligible for a Securitization by mutual agreement of the Majority Noteholders and the Servicer.

     ______ The Loan is a Mortgage Loan with respect to which the Loan
            Originator did not enforce a due-on-sale or due-on-encumbrance clause pursuant to Section 7.01 of the Sale and Servicing Agreement.


     _________________________________        $_________________________________
                 LOAN NAME                             PURCHASE PRICE

                                        Very truly yours,


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        On behalf of the Majority Noteholders

WITH A COPY TO:

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities Trust Services Group
           FFCA Franchise Loan Owner Trust 1998-1

                                    EXHIBIT H

                          FORM OF SERVICER CALL NOTICE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities Trust Services Group
           FFCA Franchise Loan Owner Trust 1998-1

     Re:  FFCA Franchise Loan Backed Notes Series 1998-1

Ladies and Gentlemen:

          Reference is made to the Second Amended and Restated Sale and Servicing Agreement, dated as of January 1, 2000 (the "SALE AND SERVICING AGREEMENT"), by and among FFCA Franchise Loan Owner Trust 1998-1, FFCA Loan Warehouse Corporation, as Depositor, FFCA Acquisition Corporation, as Loan Originator, Franchise Finance Corporation of America, as Servicer and LaSalle Bank National Association, as Indenture Trustee, hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement.

          Pursuant to Section 3.07(b) of the Sale and Servicing Agreement, we are notifying you that we will repurchase the following Loan listed below on [specify date] for the following reason:

     ______ The Loan has become 30 or more days Delinquent

     ______ The Loan is a Defaulted Loan

     ______ The Loan has been in default for a period of 30 days or more

     ______ The Loan has been determined to be ineligible for a Securitization by mutual agreement of the Majority Noteholders and the Servicer.

     ______ The Loan is a Mortgage Loan with respect to which the Loan
            Originator did not enforce a due-on-sale or due-on-encumbrance clause pursuant to Section 7.01 of the Sale and Servicing Agreement.


     _________________________________        $_________________________________
                 LOAN NAME                             PURCHASE PRICE

                                        Very truly yours,


                                        FRANCHISE FINANCE CORPORATION OF AMERICA


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

With a copy to the Majority Noteholders
to the Attention of:

MSSFI
1585 Broadway
New York, New York 10036
Attention: Peter Woroniecki